As filed with the Securities and Exchange Commission on October 6, 2023

Registration No. 333-269676

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-1/A

(Amendment No. 6)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Healthy Extracts Inc.

(Exact name of registrant as specified in its charter)

Nevada	2833	47-2594704
(State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7375 Commercial Way, Suite 125 Henderson, NV 89011	(702) 463-1004
(Address, including zip code, of registrant’s principal executive offices)	(Telephone number, including area code)

Kevin “Duke” Pitts

President

Healthy Extracts Inc.

7375 Commercial Way, Suite 125

Henderson, NV 89011

(702) 463-1004

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:

Brian A. Lebrecht, Esq.	Richard I. Anslow, Esq.
Clyde Snow & Sessions, PC	Lawrence A. Rosenbloom, Esq.
201 S. Main Street, Suite 2200	Ellenoff Grossman & Schole LLP
Salt Lake City, UT 84111	1345 Avenue of the Americas
Telephone: (801) 322-2516	New York, NY 10105
Telephone: (212) 370-1300

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  [   ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, dated October 6, 2023

HEALTHY EXTRACTS INC.

1,543,210 shares

common stock

This is an initial public offering of the common stock, par value $0.001 per share (the “Common Stock”), of Healthy Extracts Inc., a Nevada corporation.

We are hereby registering on the registration statement of which this prospectus forms a part a total of 1,543,210 shares of our Common Stock for sale by us. This offering is being made on a firm commitment basis at an assumed offering price of $6.48 per share, assuming a 1-for-120 reverse stock split of our outstanding shares of Common Stock. The number of shares of Common Stock offered pursuant to this prospectus and all other applicable information, other than in the historical and pro-forma financial statements and related notes included elsewhere in this prospectus, has been determined based on such assumed offering price. The actual offering price of the shares offered hereby will be determined between the underwriters and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business. Therefore, the assumed offering price per share of the shares used throughout this prospectus may not be indicative of the actual offering price for the shares (see “Underwriting – Determination of Public Offering Price” for additional information).

On August 21, 2023, our majority shareholders approved by written consent, declared it advisable and in our best interest, to amend our Articles of Incorporation to (a) effect a reverse split of our outstanding Common Stock within a range of 1-for-25 to 1-for-150, the exact ratio and timing to be determined by our board of directors (“Board”) no later than December 31, 2023, and (b) reduce our authorized common stock to fifty million (50,000,000) shares. On August 22, 2023, our Board of Directors approved the same stock split range and decrease in authorized common stock. We intend for the Board to determine the exact amount of and effect such reverse stock split in connection with the Offering and our intended listing of our Common Stock on the Nasdaq Capital Market (“Nasdaq”), however we cannot guarantee that The Nasdaq Stock Market LLC will approve our initial listing application for our Common Stock upon such reverse stock split. Unless specifically provided otherwise herein, such numbers and prices above and used elsewhere in this prospectus assume the effectiveness of a 1-for-120 reverse stock split of our Common Stock, an assumed offering price of $6.48 per share, and the listing of our Common Stock on Nasdaq to occur as of the effective date of the registration statement of which this prospectus forms a part but prior to the closing of this offering.

Currently, our common stock is quoted on the OTCQB Marketplace maintained by OTC Markets, Inc. under the symbol “HYEX.”  The closing price of our common stock (not adjusted for the anticipated stock split) as reported on the OTCQB on September 26, 2023 was $0.053. We have applied to list our Common Stock on the Nasdaq Capital Market (“Nasdaq”) under the same symbol. We believe that upon the completion of the offering, we will meet the standards for listing on Nasdaq. We cannot guarantee that we will be successful in listing our common stock on Nasdaq; however, we will not complete this offering unless we are so listed.

Investing in the common stock is speculative and involves a high degree of risk. You should not invest unless you can afford to lose your entire investment. See “Risk Factors” beginning on page 15.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total (1)
Price to the public	$6.48	$10,000,000
Underwriting discounts (2)	$0.52	$800,000
Proceeds, before expenses, to us	$5.96	$9,200,000

(1)Assumes no exercise of the over-allotment options by the underwriters.

(2)We have agreed to pay the underwriters a cash fee of 8% of the aggregate gross proceeds raised in the Offering of the shares (including proceeds received from shares of Common Stock sold to cover over-allotments, if any). We have also agreed to issue warrants to purchase up to 88,735 shares of our Common Stock to the underwriters exercisable at a per share price equal to 110% of the offering price (or $7.128 per share) of the shares (the “Underwriters’ Warrants”), which number of shares will be equal to 5% of the aggregate number of shares sold in the Offering (including the over-allotment), and to reimburse the underwriters for certain expenses. See “Underwriting” for additional information regarding underwriting compensation.

We have granted to the representative of the underwriters a 45-day option to purchase up to an additional 231,481 shares of Common Stock to cover over-allotments, if any.

The underwriters expect to deliver the securities against payment on or about [•], 2023.

The date of this prospectus is [•], 2023

ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information,” before making your investment decision.

You should rely only on the information provided in this prospectus or in any prospectus supplement or any free writing prospectuses or amendments thereto, or to which we have referred you, before making your investment decision. Neither we nor the underwriters have authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus or any related free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement, or any free writing prospectuses or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the shares of Common Stock offered by this prospectus, any prospectus supplement or any free writing prospectuses or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectuses or amendments thereto, as well as information we have previously filed with the SEC, is accurate as of any date other than the date on the front cover of the applicable document.

To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of any shares of Common Stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

Neither we nor the underwriters are offering to sell or seeking offers to purchase such shares of Common Stock offered hereby in any jurisdiction where the offer or sale is not permitted. Neither we nor the underwriters have done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the Offering as to distribution of the prospectus outside of the United States.

Solely for convenience, our trademarks and tradenames referred to in this prospectus and the registration statement of which it forms a part may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames.

Information contained in, and that can be accessed through our websites, www.healthyextractsinc.com, www.bergamentna.com, and www.tryubn.com does not constitute part of this prospectus or the registration statement of which it forms a part.

For investors outside the United States: neither we nor the underwriters have done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this Offering and the distribution of this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information contained in greater detail elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should read the entire prospectus, including our financial statements and related notes and the information set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” before investing in our common stock. In this prospectus, the “Company,” “we,” “us,” and “our” refer to Healthy Extracts Inc.

Our Business

We are a platform for acquiring, developing, patenting, marketing, and distributing plant-based nutraceuticals. Our proprietary and patented products target select high-growth categories within the multibillion-dollar nutraceuticals market, such as heart, brain and immune health.

Nutraceuticals are generally considered to be substances that beyond their nutritional value can be used to achieve a benefit for an existing physiological condition or provide protection against potential ailments. Our current principal geographic markets are customers in the United States looking for nutraceutical products focused on their own heart and brain health and immune support. Our products have not been evaluated by the U.S. Food and Drug Administration (“FDA”) or any similar regulatory body for safety and efficacy.

The primary philosophy behind nutraceuticals is the focus on prevention and the body’s ability to use natural rather than artificially derived substances to treat disease or dysfunction — or as the Greek physician and father of modern medicine Hippocrates famously espoused, “Let food be your Medicine.”

Today, the role of nutraceuticals in human health and wellbeing has become one of the most active and important areas of scientific investigation, with the latest findings presenting wide-ranging implications for consumers, health care providers, regulators, nutritional supplement producers and distributors. Our mission is to acquire or create products with health and performance benefits that have mass consumer appeal.

Guided by this mission, our first two acquisitions (in 2019 and 2020, respectively) formed our current operating subsidiaries, Bergamet NA, LLC (“Bergamet”), which offers nutraceutical heart and immune health products, and Ultimate Brain Nutrients, LLC (“UBN”), which offers nutraceutical products for brain health.

Based on published research from third-party sources, we believe our Bergamet products have been shown to support heart health, support immune response, and address metabolic syndrome. Our UBN brain health formulations have been in development for more than 20 years, over which time its effects have been supported by third-party research studies.

On January 13, 2023, we entered into a definitive agreement to acquire nutraceutical manufacturer, Hyperion, L.L.C. (“Hyperion”), and its digital marketing affiliate, Online Publishing & Marketing, LLC (“OPM”), both based in Lexington, Virginia. We intend to use a portion of the proceeds from this Offering to fund this acquisition. See “Use of Proceeds.”

Hyperion is expected to strengthen our manufacturing and distribution capabilities, as well as expand our product portfolio with 15 proprietary nutraceutical formulations sold under the brand, Green Valley Natural Solutions. Green Valley’s formulations of natural, plant-based ingredients are believed to be beneficial for brain, memory, vision, sinus and digestive health, as well as healthy sleep and aging.

Hyperion products have been formulated to support brain, memory, vision, sinus and digestive health, as well as healthy sleep and aging. OPM provides online advertising and marketing for Hyperion as well as other companies in the health and wellness space. The closing of these two acquisitions is expected to occur following the completion of and using the proceeds from this Offering. See “Business – Recent Developments” for more information on Hyperion’s products.

We anticipate the acquisition of Hyperion and OPM to be transformative to our business, significantly strengthening our manufacturing, marketing and distribution capabilities, expanding our nutraceutical product portfolio, adding positive cash flow, and significantly increasing our annualized gross revenues.

We also expect that the greater financial and operational strength afforded by these two acquisitions to better enable us to make future strategic complementary acquisitions, including some of which we have identified and are currently evaluating.

Our Markets

The overall nutraceutical market is growing at a 7.8% compounded annual growth rate (“CAGR”) and is expected to reach $441 billion by 2026, according to ReportLinker. Driving this growth are multiple factors, including changing lifestyles, growing consumer desire to move away from expensive prescription medicine and undesirable side effects, aging population and increased life expectancy. Our current principal geographic markets are customers in the United States looking for nutraceutical products focused on their own heart and brain health and immune support.

A growing self-care trend is also driving strong demand for nutraceuticals. Given increasingly hectic lifestyles, and the lack of time for preparing and consuming the required nutrients through a regular diet, the desire to replenish or augment essential nutrients with nutraceuticals is also increasing.

Our BergaMet all-natural Citrus Bergamot SuperFruit formulations address an expanding global heart health ingredients market that is projected to grow at a 4.6% CAGR to reach $55.3 billion by 2027, according to ResearchAndMarkets. This growth is largely being driven by concerns about cardiovascular disease, which remains the leading cause of premature death globally according to the World Health Organization.

Our UBN products tap the fast-growing market for brain health, which is growing at a 9.4% CAGR to reach $15.7 billion by 2030, according to Grandview Research. This market is being driven in part by the rise in the aging adult population in North America and Europe, with consumers increasingly using brain health supplements to prevent or treat mental conditions such as memory loss or dementia, or to improve mental cognition, energy and focus.

Our UBN RELIEF product for migraine suffers also address a huge market opportunity, with an estimated 39 million people suffering from migraine headaches in the U.S. and 1 billion worldwide, according to the American Migraine Foundation.

Our Competitive Strengths

We compete with other manufacturers, distributors and marketers of vitamins, minerals, herbs, and other nutritional supplements both within and outside the U.S. The nutritional supplement industry is highly competitive, and we expect the level of competition to remain high over the near term.

We believe the following our are competitive strengths:

High Gross Margins. We have high gross margin categories, with our gross margin ranging from 60% to 80%, depending on product and market channel.

Nutraceutical Delivery System. Through our exclusive U.S. and Canada licensing and manufacturing agreement with Gelteq Pty Ltd. (“Gelteq”), a third party global leader in ingestible gel technology, we believe we are able to offer a gel-pack delivery system that our competition in North America cannot provide. Gelteq provides a customizable platform for supplement delivery, in that each gel formulation is tailored to solve a particular problem and deliver a specific outcome.

Higher BPF Content. As the exclusive North American provider of the world’s highest strength Citrus Bergamot SuperFruit, our heart and immune products have specific advantages. For example, our BergaMet PRO+ product has 47% Bergamot Polyphenolic Fraction Gold (“BPF Gold”) potency as compared to our closest competitor at only 38% BPF. BPF is an extract derived from the fruit’s juice, peel, and pulp, is comprised of five polyphenols (Naringin, Neohesperidin, Brutieridin, Melitidin, and Neoeriocitrin), and its potency is determined by the concentration of these five polyphenols achieved during the extraction process. The potency of BPF is widely compared by Bergamot users in making their purchase decisions because a higher potency may lead to greater benefits, and is generally considered more desirable in the marketplace.

Backed by published research from third-parties, our citrus bergamot has been shown to support heart health, support immune response, and address metabolic syndrome.

Our Competitive Challenges

We compete with other manufacturers, distributors and marketers of vitamins, minerals, herbs, and other nutritional supplements both within and outside the U.S. The nutritional supplement industry is highly competitive, and we expect the level of competition to remain high.  Our ability to scale our business and grow our revenue depends on our ability to maintain the value and reputation of our brands in the face of this competition.

The nutritional supplement industry is highly fragmented and competition for the sale of nutritional supplements comes from many sources. Such products are sold primarily through retailers (drug store chains, supermarkets, and mass market discount retailers), health and natural food stores, and direct sales channels (network marketing and internet sales).

The nutritional supplement industry is highly competitive, and we expect the level of competition to remain high over the near term. We do not believe it is possible to accurately estimate the total number or size of our competitors. The nutritional supplement industry has undergone some consolidation in the recent past and we expect that trend may continue in the near term.

We have a limited operating history in our current business, we are not profitable, and we do not expect to be profitable in the near future. There is no assurance our future operations will result in revenues sufficient to obtain or sustain profitability.

We face intense competition from competitors that are larger, more established and that possess greater resources than we do, and if we are unable to compete effectively, we may be unable to gain sufficient market share to sustain profitability. If our competitors market nutritional supplement products that are less expensive, safer or otherwise more appealing than our current and potential products, or that reach the market before our current and potential products, we may not achieve operational or financial success. The market may choose to continue utilizing existing products for any number of reasons, including familiarity with or pricing of these existing products. The failure of any of our products to compete with products marketed by our competitors would impair our ability to generate revenue, which would have a material adverse effect on our future business, financial condition, results of operations, and cash flows. Our competitors may:

•develop and market products that are less expensive, safer, or otherwise more appealing than our products;

•commercialize competing products before we or our partners can launch our products; and

•initiate or withstand substantial price competition more successfully than we can.

Our Financial Condition and Ability to Continue as a Going Concern

Our net loss from inception to December 31, 2022 was $15,926,742, and we had only very limited cash resources at December 31, 2022 of $65,651. Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our auditor’s report reflects that our ability to continue as a going concern is dependent upon our ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, our business will fail and stockholders will lose their investment in our company. Even after competition of this offering, we will be required to seek additional capital to fund future growth and expansion. No assurance can be given that such financing will be available or, if available, that it will be on commercially favorable terms. Moreover, financing will likely be dilutive to our stockholders.

Future Anticipated Growth Drivers

New Sales Channels and Product Launches

In order to drive continued sales growth and leverage our growing customer base, we are planning to expand our product portfolio to include supplements that support gut health (the balance between helpful and harmful bacteria and yeast in the digestive system) as well as introduce more products in gel-pack format. Our gut health products are ready to be manufactured but have not yet been introduced to the market.

We plan to further expand our sales channels as well as our portfolio of natural formulations for heart and brain health and other indications.

Strategic Acquisitions

The market for nutraceutical products is highly fragmented, which create many acquisition opportunities. As part of our primary mission, we will continue to evaluate potential acquisition opportunities that could expand our product portfolio and benefit from our marketing strength and multi-channel distribution.

We anticipate that the greater financial and operational strength afforded by our planned acquisitions of Hyperion and OPM will better enable us to make future strategic complementary acquisitions.

Employees

On the Healthy Extracts holding company level, our employees are comprised of our company’s two officers, each of which is a full-time employee. Our BergaMet subsidiary has two full-time employees. Our UBN subsidiary currently does not have its own employees since it uses outside contract help on an as-needed basis, with management provided by our officers.

We anticipate all of our employees will continue to work for us for the foreseeable future. We plan to hire appropriate personnel on an as-needed basis and utilize the services of independent contractors as needed.

We anticipate that our planned acquisition of Hyperion and OPM will add approximately 14 employees, which will continue to work out of their existing facilities in Lexington, Virginia.

Corporate History

We were incorporated on December 19, 2014 in the State of Nevada.

On February 4, 2019, we acquired BergaMet NA, LLC, a Delaware limited liability company (“BergaMet”). BergaMet is a wholly-owned subsidiary through which we conduct our nutraceuticals business. As a result of the acquisition, Jay Decker became our majority shareholder. The shares of common stock issued in the acquisition were equal to approximately 80.1% of our outstanding common stock immediately following the closing.

On April 3, 2020, we acquired Ultimate Brain Nutrients, LLC, a Delaware limited liability company (“UBN”). UBN is a wholly-owned subsidiary through which we conduct our plant-based neuro-products business. As a result of the acquisition, Jay Decker became a significantly larger shareholder. The shares of common stock issued in the acquisition were equal to approximately 42.5% of our outstanding common stock immediately following the closing.

On January 13, 2023, we entered into an Acquisition Agreement for the acquisition of Hyperion, L.L.C. and Online Publishing & Marketing, LLC, both Virginia limited liabilities companies, by merging them into our newly-formed wholly-owned subsidiaries, Green Valley Natural Solutions, LLC (“Green Valley”) and Online Publishing & Marketing, LLC (“OPM”), both Nevada limited liability companies. The closing of the acquisition will take place following the completion of and using the proceeds from this Offering.

Corporate Information

Our corporate headquarters are located at 7375 Commercial Way, Suite 125, Henderson, NV 89011, and our telephone number is (702) 463-1004. Our websites are www.healthyextractsinc.com, www.bergametna.com, and www.tryubn.com. Information contained on our websites is not incorporated into, and does not constitute any part of, this prospectus.

Recent Developments

Reverse Stock Split

On August 21, 2023, our majority shareholders approved by written consent, declared it advisable and in our best interest, to amend our Articles of Incorporation to (a) effect a reverse split of our outstanding Common Stock within a range of 1-for-25 to 1-for-150, the exact ratio and timing to be determined by our board of directors (“Board”) no later than December 31, 2023, and (b) reduce our authorized common stock to fifty million (50,000,000) shares. On August 22, 2023, our Board of Directors approved the same stock split range and decrease in authorized common stock. We intend for the Board to determine the exact amount of and effect such reverse stock split in connection with the Offering and our intended listing of our Common Stock on the Nasdaq Capital Market (“Nasdaq”), however we cannot guarantee that The Nasdaq Stock Market LLC will approve our initial listing application for our Common Stock upon such reverse stock split. Unless specifically provided otherwise herein, such numbers and prices above and used elsewhere in this prospectus assume the effectiveness of a 1-for-120 reverse stock split of our Common Stock, an assumed offering price of $6.48 per share, and the listing of our Common Stock on Nasdaq to occur as of the effective date of the registration statement of which this prospectus forms a part but prior to the closing of the Offering of the shares.

We have applied to list our Common Stock on Nasdaq in connection with this offering. We intend for the Board to effect such reverse stock in connection with this Offering and our intended listing of our Common Stock on Nasdaq, however we cannot guarantee that we will receive approval of our initial listing application for our Common Stock on Nasdaq upon such reverse stock split.

The number of shares of Common Stock offered pursuant to this prospectus and all other applicable information, other than in the historical financial statements and related notes included elsewhere in this prospectus, assumes the effectiveness of a 1-for-120 reverse stock split of our Common stock.

2023 Pending Acquisitions

On January 13, 2023, we entered into an Acquisition Agreement for the acquisition of Hyperion, L.L.C. and Online Publishing & Marketing, LLC, both Virginia limited liabilities companies, by merging them into our newly-formed wholly-owned subsidiaries, Green Valley Natural Solutions, LLC (“Green Valley”) and Online Publishing & Marketing, LLC (“OPM”), both Nevada limited liability companies. The closing of the acquisition will take place following the satisfaction of certain material closing conditions, including a capital raise of at least $4,000,000 and the commencement of trading, or approval for the commencement of trading, of our common stock on the Nasdaq Capital Market. The total purchase price for the acquisitions will be $1,750,000 in cash, $1,300,000 in the form of secured promissory notes, and $1,250,000 worth of our common stock (based on a 30% premium to the price paid per share of common stock in the above-referenced capital raise, but in no event more than ninety percent (90%) of the volume weighted average price for our common stock for the ninety (90) trading days up to and including the trading day immediately before the day the price is finally determined for securities sold in the capital raise).

The combination of the businesses is expected to significantly increase our current annualized gross revenues. Revenues for Hyperion and OPM were over $10 million for the year ended December 31, 2022. Hyperion is also expected to strengthen our manufacturing and distribution capabilities, as well as expand our product portfolio with 15 proprietary nutraceutical formulations sold under the brand, Green Valley Natural Solutions. Green Valley’s formulations of natural, plant-based ingredients are believed to be beneficial for brain, memory, vision, sinus and digestive health, as well as healthy sleep and aging.

Green Valley Natural Solutions products are manufactured and shipped direct-to-consumer from specially temperature-controlled warehouses leased in Shenandoah Valley, Virginia. These facilities would add an East Coast presence to our existing warehouse and shipping facilities in Nevada, with this expected to lower customer shipping costs and order delivery times.

Hyperion’s relationships with high-quality contract manufacturers are also expected to lower our manufacturing costs, as well as improve supply chain efficiencies and economies of scale.

OPM specializes in creating digital and affiliate marketing content for Hyperion and will enhance our overall marketing strategy and audience reach. They also bring a large email distribution list of hundreds of thousands of potential customers with a new affiliate marketing channel. OPM also produces engaging digital content such as educational videos and newsletters.

OPM creates and promotes original content in the health and wellness space. Rather than relying on pharmaceutical and specialized medicine, OPM's content is produced by certified health and wellness professionals who focus on holistic and traditional approaches. The content is a combination of online and offline books, videos, podcasts, DVDs and newsletters that are distributed through email, public websites, secure websites and physical mail delivery. The primary marketing method is to advertise the content to a house file of consumers that OPM has developed over the years through opt-in marketing and newsletter subscriptions. The house file is actively managed to ensure online customers who positively opt-in and engage with OPM emails are receiving marketing materials. The secondary method of marketing OPM content is through affiliate partnerships with other online content producers who share OPM content with their positively managed opt-in only house files. This reciprocal email marketing approach eliminates any actual or perceived unwanted emails.

The planned acquisition of Hyperion and OPM is expected to add approximately 14 employees, who would continue to work out of the existing facilities in Lexington, Virginia.

We expect these two synergistic and accretive acquisitions to accelerate and support our growth and expand our market reach. Our natural heart and brain health formulations are perfect for cross selling or private labeling with Green Valley products, such as their stem cell restore formulation that are sold across various marketing channels. Likewise, Green Valley sales would benefit from our established marketing channels, which includes subscription-based direct-to-consumer, national grocery stores, and a strong presence on Amazon.

On a pro forma basis upon the closing of the acquisitions, we would generate over $12 million in annualized gross revenue, including significant recurring revenue being generated by subscriptions. The anticipated positive cash flow would fund future revenue growth from new product introductions and market expansion, as well as other potential strategic acquisitions.

The completion of the acquisitions is subject to the following material closing conditions, and there can be no assurance that the transactions will be completed as described (conditions that have been waived or satisfied are identified below):

•we will have entered into a new lease agreement for at least a twelve-month period at the current Hyperion and OPM locations;

•a key employee of Hyperion and OPM will have entered into a consulting agreement with us (this condition will be waived by us as the employee is no longer deemed necessary);

•our independent auditor will have completed an audit of the financial statements of Hyperion and OPM (this condition has been satisfied);

•we will have closed on one or more rounds of financing for an aggregate amount of no less than $4,000,000, of which at least $250,000 will be from selling parties to the transaction; and

•we will have commenced trading, or been approved to commence trading, on either the Nasdaq or the NYSE American Exchange.

Summary of Risk Factors

There are a number of risks related to our business, this offering and our common stock that you should consider before you decide to participate in this offering. You should carefully consider all the information presented in the section titled “Risk Factors” in this prospectus. Some of the principal risks related to our business include the following:

•We rely on a single supplier relationship for licensing and manufacturing, and the termination of that agreement could have material effect on the cost of our products and the manufacturing of our finished goods.

•We have a limited operating history in our current business, we are not profitable, and we do not expect to be profitable in the near future. There is no assurance our future operations will result in revenues sufficient to obtain or sustain profitability. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

•We received a warning letter from the FDA in November 2022 regarding one of our products.

•Our success is linked to the size and growth rate of the vitamins, minerals and supplements market and an adverse change in the size or growth rate of that market could have a material adverse effect on us;

•We expect to incur substantial costs and devote substantial time to the integration of Hyperion and OPM, which could have a negative impact on our operating results;

•Our success depends on our ability to maintain the value and reputation of our brands;

•We may fail to attract, acquire or retain customers at our current or anticipated future growth rate, or may fail to do so in a cost-effective manner, which would adversely affect our business, financial condition and results of operations;

•If we are unable to anticipate customer preferences and successfully develop new and innovative products in a timely manner or effectively manage the introduction of new or enhanced products, then our business may be adversely affected;

•We are highly dependent upon consumers’ perception of the safety, quality, and efficacy of our products as well as similar products distributed by other companies in our industry, and adverse publicity and negative public perception regarding particular ingredients or products or our industry in general could limit our ability to increase revenue and grow our business;

•We face intense competition from competitors that are larger, more established and that possess greater resources than we do, and if we are unable to compete effectively, we may be unable to gain sufficient market share to sustain profitability;

•Because we depend on outside suppliers with whom we do not have long-term agreements for raw materials, we may be unable to obtain adequate supplies of raw materials for our products at favorable prices or at all, which could result in product shortages and back orders for our products, with a resulting loss of sales and profitability;

•A disruption in the service, a significant increase in the cost of our primary delivery and shipping services for our products or a significant disruption at shipping ports could adversely affect our business;

•We will require additional financing in the future, and we can provide no assurance that such funding will be available on terms that are acceptable to us, or at all.

•After this offering, one of our shareholders and his adult children will continue to own a significant percentage of our Common Stock and will maintain the ability to substantially influence all matters submitted to stockholders for approval.

•We are dependent upon our lenders for financing to execute our business strategy and meet our liquidity needs, and the lack of adequate financing could negatively impact our business;

•We and our suppliers are subject to numerous laws and regulations that apply to the manufacturing and sale of nutritional supplements, and compliance with these laws and regulations, as they currently exist or as modified in the future, may increase our costs, limit or eliminate our ability to sell certain products, subject us or our suppliers to the risk of enforcement action, or otherwise adversely affect our business, results of operations and financial condition; and

•Our success is dependent on the accuracy, reliability, and proper use of sophisticated and dependable information processing systems and management information technology and any interruption in these systems could have a material adverse effect on our business, financial condition and results of operations.

These and other risks are more fully described in the section titled “Risk Factors” in this prospectus. If any of these risks actually occurs, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected. As a result, you could lose all or part of your investment in our common stock.

As used in this prospectus, the term “success” generally means (unless the specific context requires otherwise) our ability to establish and grow our brand, scale our manufacturing, marketing and sales activities, integrate acquired products or internally develop new products, grow our revenues and, ultimately, establish cash flow positive and profitable operations.

The Offering

Shares of Common Stock to be offered by us:

1,543,210 shares (1,774,691 shares if the underwriters exercise their over-allotment option in full to purchase shares of Common Stock at the offering price), based on an assumed offering price of $6.48 per share.

Shares of Common Stock outstanding immediately before this Offering:	2,954,104 shares.

Shares of Common Stock outstanding immediately after this Offering:

4,497,314 shares (4,728,795 shares if the underwriters exercise their over-allotment options in full to purchase 231,481 shares of Common Stock at the offering price), based on an assumed offering price of $6.48 per share, and assuming no exercise of any Underwriters’ Warrants.

Assumed public offering price:

$6.48 per share. The actual public offering price may be at, above or below such assumed public offering price and will be determined at pricing based on, among other factors, the closing bid price of the Common Stock on the effective date of this registration statement. See “Underwriting — Determination of Public Offering Price” for additional information.

Option to purchase additional shares of Common Stock:	We have granted to the underwriters the option, exercisable for 45 days from the date of this prospectus, to purchase up to 231,481 additional shares of Common Stock to cover over-allotments, if any.

Underwriters’ Warrants:

The registration statement of which this prospectus forms a part also registers for sale up to an aggregate of 88,735 shares of Common Stock (based on an assumed public offering price of $6.48 per share) underlying the Underwriter’s Warrants as a portion of the underwriting compensation payable to the underwriters in connection with this offering. The Underwriters’ Warrants will be exercisable at any time, and from time to time, in whole or in part, after the closing of this Offering until the fifth anniversary of the date of the commencement of sales of the Shares issued in connection with this Offering at an exercise price of $7.128 per share (110% of the public offering price per share of Common Stock). See “Underwriting —Underwriters’ Warrants” for a more detailed description of the Underwriters’ Warrants.

Use of Proceeds:

We estimate that the net proceeds from the sale of our Common Stock in this Offering will be approximately $9.2 million, based on an assumed public offering price of $6.48 per share, and assuming the underwriters do not exercise their option to purchase additional shares of Common Stock and no exercise of Underwriters’ Warrants.

We intend to use $3.1 million of the net proceeds from this Offering to complete the acquisition of Hyperion, L.L.C. and Online Publishing & Marketing, LLC. The remainder of the proceeds will be used for working capital and general corporate purposes. See the section entitled “Use of Proceeds.”

Reverse Stock Split:

We anticipate that we will effect a reverse stock split of the outstanding shares of Common Stock at a ratio between 1-for-25 and 1-for-150 on or after the date on which the registration statement of which this prospectus forms a part is declared effective by the SEC, but in no event later than the pricing of this Offering. Unless otherwise noted, the share and per share information in this prospectus, other than in the historical financial statements and related notes included elsewhere in this prospectus, assumes the effectiveness of a 1-for-120 reverse stock split of our outstanding shares of Common Stock.

Risk Factors:

An investment in our shares of Common Stock offered hereby is speculative and involves a high degree of risk. You should read the section entitled “Risk Factors” beginning on page 15 of this prospectus for a discussion of factors you should consider carefully before deciding to purchase our shares of Common Stock offered hereby.

Proposed Nasdaq symbol and trading:

Our Common Stock is presently quoted on the OTCQB Market under the symbol “HYEX”. We have applied to list our Common Stock on Nasdaq under this same symbol. We cannot guarantee that we will be successful in listing our Common Stock on Nasdaq. We will not consummate this Offering unless our Common Stock is approved for listing on Nasdaq.

The number of shares of our Common Stock to be outstanding before this Offering is based on 2,954,104 shares of our Common Stock outstanding as of September 29, 2023, giving effect to the anticipated reverse stock split of our outstanding Common Stock on a 1-for-120 basis, and assuming no exercise of the underwriters’ over-allotment option and no exercise of any Underwriters’ Warrants, and includes or excludes the following, as applicable:

•excludes 148,386 shares of Common Stock issuable upon the closing of the acquisition of Hyperion, L.L.C. and Online Publishing & Marketing, LLC. The number of shares of Common stock will be equal to $1,250,000 based on a 30% premium to the price paid per share of Common Stock in this Offering, but in no event more than ninety percent (90%) of the volume weighted average price for our common stock for the ninety (90) trading days up to and including the trading day immediately before the day the price is finally determined for securities sold in this Offering;

•excludes 140 shares of Common Stock issuable upon the exercise of outstanding warrants with an exercise price of $7,500.00 per share;

•excludes 62,500 shares of Common Stock issuable upon the exercise of outstanding warrants with an exercise price of $6.00 per share;

•excludes 54,167 shares of Common Stock issuable upon the exercise of outstanding warrants with an exercise price of $9.00 per share;

•excludes 87,084 shares of Common Stock issuable upon the exercise of outstanding options with an exercise price of $6.00 per share; and

•excludes 133,125 shares of Common Stock represented by Restricted Stock Units and 300,000 shares of Common Stock represented by Restricted Stock Awards.

The actual number of shares of our Common Stock to be outstanding before this Offering will be determined based on the actual public offering price and the final reverse stock split ratio, as determined by the Board.

SUMMARY FINANCIAL INFORMATION

	As of and for the Six Months Ended June 30,	As of and for the Year Ended December 31,	As of and for the Year Ended December 31,
Healthy Extracts Inc.	2023 (unaudited)	2022 (audited)	2021 (audited)

Statement of Operations Data:

Revenue	$1,203,427	$2,251,469	$1,676,598
Net operating income (loss)	$(1,661,061)	$(911,589)	$(1,889,178)
Net income (loss)	$(1,846,392)	$(983,121)	$(1,987,122)

Balance Sheet Data:

Cash	$92,501	$65,651	$222,098
Current assets	$1,925,214	$1,990,572	$2,313,404
Total assets	$2,662,214	$2,781,118	$3,029,579

Current liabilities	$1,481,418	$902,788	$558,841
Total liabilities	$1,481,418	$902,788	$558,841
Accumulated deficit	$(17,773,134)	$(15,926,742)	$(14,943,620)

Net loss per common share – basic and diluted	$(0.168)	$(0.344)	$(0.747)

SUMMARY PRO-FORMA FINANCIAL INFORMATION

Healthy Extracts Inc.	As of and for the Six Months Ended June 30,	As of and for the Year Ended December 31,
Hyperion, L.L.C. OP&M	2023 (unaudited)	2022 (unaudited)

Statement of Operations Data:

Revenue	$5,731,915	$12,912,954
Net operating income (loss)	$3,450,995	$7,846,699
Net income (loss)	$(1,013,580)	$(914,193)

Balance Sheet Data:

Cash	$1,142,501	$1,862,991
Current assets	$3,610,785	$4,736,017
Total assets	$8,071,431	$5,744,743

Current liabilities	$1,897,787	$1,281,379
Total liabilities	$1,897,787	$1,281,379
Accumulated equity (deficit)	$(18,030,285)	$(13,341,707)
Total stockholders’ equity	$6,173,644	4,463,365
Net loss per common share – basic and diluted	$(0.225)	$(0.201)

On January 13, 2023, we entered into the Acquisition Agreement to acquire Hyperion and OPM in exchange for $3,050,000 in cash and the issuance of $1,250,000 in shares of our common stock (approximately 192,901 shares valued at $6.48), to the former owner of Hyperion and OPM, resulting in Hyperion and OPM becoming a wholly-owned subsidiaries of our company.

For financial accounting purposes, the acquisition of Hyperion and OPM by us (referred to as the “Merger”) will be valued under the purchase price method. Accordingly, financial statements presented following the Merger will be viewed as being fairly valued as of January 13, 2023 or the date the acquisition is closed, and represent the operations of our company prior to the Merger. We expect to continue to operating Hyperion and OPM under the names Green Valley Natural Solutions and Online Publishing and Marketing.

Prior to the Merger, all the companies involved in the Merger had fiscal year ends of December 31, respectively. The accompanying pro forma condensed combined financial statements are prepared based on a December 31 year end. The pro forma condensed combined balance sheet at December 31, 2022 and  June 30, 2023 combines the historical consolidated balance sheets of Hyperion, OPM and our company, giving effect to the Merger as if it had been consummated on June 30, 2023. The pro forma condensed combined statement of operations for the period ended December 31, 2022 and June 30, 2023 combines the historical consolidated statements of income of Hyperion, OMP, and our company, giving effect to the Merger as if it had occurred on January 1, 2022. The pro forma combined financial data should be read in connection with the notes to our pro forma condensed combined financial statements and our separate historical audited consolidated financial statements and the related notes year ended December 31, 2022 and June 30, 2023.

The unaudited pro forma condensed combined financial statements included herein have been prepared for informational purposes only and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) have been condensed or omitted pursuant to such rules and regulations.  The pro forma financial statements reflect all transaction accounting adjustments required by Rule 11-02(a)(6)(i); however, management believes that the disclosures are adequate to make the information presented not misleading.

The pro forma adjustments represent management’s estimates based on information available at this time. The pro forma combined financial statements are not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated. In addition, the pro forma combined financial statements do not purport to project the future financial position or operating results of the consolidated company. The pro forma combined financial statements do not give consideration to the impact of possible revenue enhancements, expense efficiencies, future underwriting decisions or changes in the book of business that may result from the acquisition.

RISK FACTORS

Any investment in our common stock is speculative and involves a high degree of risk. You should consider carefully the risk factors related to our business described below, together with the other information and financial statements contained in this prospectus, before you decide to buy our common stock. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If one or more of these risks actually occurs, our business will suffer, and as a result our financial condition or results of operations will be adversely affected. In this case, the market price of our common stock could decline, and you could lose all or part of your investment in our common stock.

Risk Factors Related to our Business

We rely on a single supplier relationship for licensing and manufacturing, and the termination of that agreement could have material effect on the cost of our products and the manufacturing of our finished goods.

In August 2021, we signed an exclusive U.S. and Canada licensing and manufacturing agreement with Gelteq, a developer of ingestible gel technology, under which we agreed to develop and manufacture an advanced oral delivery system for our plant-based heart, immune and brain health formulations. Through this agreement we secured the exclusive rights to use Gelteq’s gelification process in the U.S. and Canada for the development and marketing of natural ingestible gels that contain our Citrus Bergamot or UBN ingredients. In the event either party terminates that agreement, our ability to obtain and manufacture our products will be interrupted, and we may not be able to find a replacement at the same cost.

We have a limited operating history in our current business, we are not profitable, and we do not expect to be profitable in the near future. There is no assurance our future operations will result in revenues sufficient to obtain or sustain profitability. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on December 19, 2014, but we have changed our business focus with the acquisition of BergaMet in 2019 and UBN in 2020.  We have not fully developed our current business operations and have not yet to generate significant revenue from such operations.  Our ability to continue as a going concern is dependent upon our ability to further establish and then grow our business and to obtain adequate financing in order to reach profitable levels of operations. In that regard we have no proven history of performance, earnings or success.

Our net loss from inception to December 31, 2022, was ($15,926,742), and as of June 30, 2023 was ($17,773,134). Based on our cash position of $65,651 as of December 31, 2022, and $92,501 as of June 30, 2023, we have a pressing need to raise additional capital from the sale of our stock or debt (including but also following this offering). Such funding may not be available, or may be available only on terms which are not beneficial and/or acceptable to us.

Our ability to achieve profitability and positive cash flow in the future is dependent upon our ability to attract new customers who will buy our nutritional supplement products and services, and our ability to generate sufficient revenue through the sale of those products and services.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses that may exceed revenues. We cannot guarantee that we will be successful in generating sufficient revenues in the future. In the event we cannot generate sufficient revenues and/or secure additional financing, we may be forced to cease operations.

Our success is linked to the size and growth rate of the vitamin, mineral and supplement market and an adverse change in the size or growth rate of that market could have a material adverse effect on us.

An adverse change in size or growth rate of the vitamin, mineral and supplement market could have a material adverse effect on us. Underlying market conditions are subject to change based on economic conditions, consumer preferences and other factors that are beyond our control, including media attention and scientific research, which may be positive or negative. In addition, the vitamin, mineral and supplement market is heavily saturated, and the demand for and market acceptance of new products and services in the market is uncertain. While we predict that the overall vitamin, mineral and supplement market will continue to grow, it is difficult to predict the future growth rates, if any, to the size of our market. We cannot assure you that our market will continue to develop, that the public’s interest in personalized health and wellness will continue, or that our products and services will become widely adopted. If our market does not further develop, develops more slowly than expected, or becomes saturated with competitors, or if our products and services do not achieve market acceptance, our business, financial condition, and operating results could be adversely affected.

We are highly dependent upon consumers’ perception of the safety and quality of our products and if we fail to maintain adequate quality standards for our products and services, or if our products become subject to regulatory investigations, our business may be adversely affected and our reputation harmed.

Our products, including nutritional supplements, may contain defects or may not perform as intended. These defects could result in a product recall, market withdrawal, negative publicity or other events that would result in harm to our reputation, loss of customers or revenue, health and safety issues for our customers, product liability claims, refunds, order cancellations, or lack of market acceptance of our products and services. Any such defects, errors, or vulnerabilities would require us to take remedial action, which could require us to allocate significant customer support resources to address any such problems. Further, if we make acquisitions, we may encounter difficulties in integrating acquired technologies into our services and in augmenting those technologies to meet the quality standards that are consistent with our brand and reputation.

Our agreements with customers, distribution partners, and other third parties may include indemnification provisions under which we agree to indemnify or otherwise be liable to them for losses suffered or incurred in connection with any such defects or errors of our products or services, or other liabilities relating to or arising from our products or services. Some of these indemnity agreements provide for uncapped liability for which we would be responsible, and some indemnity provisions survive termination or expiration of the applicable agreement. Large indemnity payments could harm our business, financial condition, and results of operations. Although we attempt to contractually limit our liability with respect to such indemnity obligations, we are not always successful and may still incur substantial liability related to such claims. In addition, although we carry general liability insurance, our insurance against this liability may not be adequate to cover a potential claim, and such coverage may not be available to us on acceptable terms, or at all. Any dispute with a customer or other third party with respect to such obligations could have adverse effects on our relationship with such customer or other third party, our reputation, or demand for our platform. Any of the foregoing could adversely affect our business, financial condition, and results of operations.

Negative public perception may also arise from regulatory actions or investigations, regardless of whether those investigations involve us. We are highly dependent upon consumers’ perception of the safety and quality of our products as well as similar products distributed by other companies. Thus, the mere publication of reports asserting that such products may be harmful or adverse public reports or other media attention regarding the safety, efficacy and quality of nutritional supplements in general, or our products specifically, or associating the consumption of nutritional supplements with illness, questioning the benefits of nutritional supplements in general, or our products specifically, or claiming that such products do not perform as marketed, labeled and advertised, could have a material adverse effect on us, regardless of whether these reports are scientifically supported. Any such adverse public reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers’ failure to consume such products as directed and the content of such public reports and other media attention may be beyond our control. Publicity related to nutritional supplements may also result in increased regulatory scrutiny of our industry. Adverse publicity may have a material adverse effect on our business, financial condition, results of operations and cash flows. There can be no assurance of future favorable scientific results and media attention or of the absence of unfavorable or inconsistent findings.

Our success depends on our ability to maintain the value and reputation of our brands.

We believe that our customers associate our name with quality products and services and that the strength of our brands is important to attracting and retaining customers. We rely on our trusted brands to differentiate our products and services from those of our competitors in a crowded and saturated market for nutritional supplements. Maintaining, protecting, and enhancing our brands depends largely on the success of our marketing efforts, ability to provide consistent, high-quality products, services, features, content and support. We believe that the importance of our brands will increase as competition further intensifies. Accordingly, brand promotion activities aimed at bolstering our brands may require substantial expenditures. Our brands could be harmed if we fail to achieve these objectives or if our public image were to be tarnished by negative publicity. Our brands could be harmed if we fail to achieve these objectives or if our public image were to be tarnished by negative publicity. Our brands could also be harmed if any of our influencers receive negative publicity, or if our products and services do not perform as intended.

We may fail to attract, acquire or retain customers at our current or anticipated future growth rate, or may fail to do so in a cost-effective manner, which would adversely affect our business, financial condition and results of operations.

Our continued growth depends, in part, on our ability to attract, acquire and retain customers in a cost-effective manner. Numerous factors, however, may impede our ability to attract, acquire or retain customers, including our failure to attract, effectively train, retain, and motivate sales and marketing personnel, our failure to educate customers and health professionals about the benefits of our products, our failure to develop or expand relationships with our suppliers, our inability to convert initial adoption into ongoing recurring revenue and our failure to provide customer support once products are delivered.

We rely on internet search engines, lead generators, and social networking sites to help drive traffic to our website and the sale of our products, and if we fail to appear prominently in the search results or fail to drive traffic through paid advertising, our traffic and product sales would decline and our business would be adversely affected.

We depend in part on internet search engines (such as Google), lead generators, and social networking sites (such as Facebook) to drive traffic to our website and the sale of our products. Our ability to maintain and increase the number of visitors directed to our website is not entirely within our control. Our competitors may increase their search engine optimization efforts and outbid us for placement on various sites or search terms on various search engines, resulting in their websites receiving a higher search result page ranking than ours. Additionally, internet search engines could revise their methodologies in a way that would adversely affect our search result rankings. If internet search engines modify their search algorithms in ways that are detrimental to us, if sites refuse to display any or all of our products in certain geographic markets, or if our competitors’ efforts are more successful than ours, overall growth in our customer base could slow or our customer base could decline. Our website has experienced fluctuations in search result rankings in the past, and we anticipate similar fluctuations in the future. Any reduction in the number of users directed to our website through internet search engines, lead generators, or social networking sites could harm our business and operating results.

Our success depends, in part, on our existing customers continuing to purchase our products. Our customers have no obligation to purchase our products, and in the normal course of business, some customers may decide to purchase less or none of our products. If we acquire fewer customers than expected, or fewer customers purchase our existing products or try our new products, then our business, financial condition and results of operations may be adversely affected. Our business depends on the effectiveness of our advertising and marketing programs, including the strength of our social media presence, to attract and retain customers.

Our business success depends on our ability to attract and retain customers. Our ability to attract and retain customers depends significantly on the effectiveness of our advertising and marketing practices. From time-to-time, we use the success stories of our customers, and utilize brand ambassadors, spokespersons and social media influencers, including in some cases celebrities, in our advertising and marketing programs to communicate on a personal level with consumers. Any actions taken by these individuals that harm their personal reputation or image, or their decision to stop using our services and products, could have an adverse impact on the advertising and marketing campaigns in which they are featured. We and our brand ambassadors, spokespersons and social media influencers also use social media channels as a means of communicating with customers. Unauthorized or inappropriate use of these channels could result in harmful publicity or negative consumer experiences, which could have an adverse impact on the effectiveness of our marketing in these channels. In addition, substantial negative commentary by others on social media platforms could have an adverse impact on our reputation and ability to attract and retain customers. If our advertising and marketing campaigns do not generate a sufficient number of customers, our business, financial condition and results of operations will be adversely affected.

If we are unable to anticipate customer preferences and successfully develop new and innovative products in a timely manner or effectively manage the introduction of new or enhanced products, then our business may be adversely affected.

Part of our success is our ability to innovate and introduce new products focused on our consumer demands. To maintain our success and increase our customer base, we must continue to develop products with differentiated benefits and anticipate and react to changing health professional and consumer demands in a timely manner. Our products and services are subject to changing consumer preferences that cannot be predicted with certainty. If we are unable to introduce new or enhanced products in a timely manner, or our new or enhanced products are not accepted by our customers, then our competitors may introduce competitive products faster than us, which could negatively affect our rate of growth. Moreover, our new products may not receive customer acceptance because preferences could shift rapidly to alternative nutritional supplements, and our future success depends in part on our ability to anticipate and respond to these changes. Failure to anticipate and respond in a timely manner to changing customer preferences could lead to, among other things, lower sales, pricing pressure, lower gross margins, and excess inventory levels. Even if we are successful in anticipating consumer preferences, our ability to adequately react to and address them will partially depend upon our continued ability to develop and introduce innovative, high-quality product offerings. Development of new or enhanced products and services may require significant time and financial investment, which could result in increased costs and a reduction in our profit margins.

If we are unable to sustain pricing levels for our products, our business could be adversely affected.

The prices for our nutritional supplement products reflect their high quality, safety and benefits. If we are unable to sustain pricing levels for our products, whether due to competitive pressure or otherwise, then our gross profits could be reduced. Further, our decisions regarding the development of new products are based on assumptions about future pricing. If there is price compression in the market after these decisions are made, then it could lower our gross profits and have a negative effect on our results of operations.

We face intense competition from competitors that are larger, more established and that possess greater resources than we do, and if we are unable to compete effectively, we may be unable to gain sufficient market share to sustain profitability.

Numerous manufacturers and distributors compete actively for consumers. There can be no assurance that we will be able to compete in this intensely competitive environment. In addition, nutritional supplements can be purchased in a wide variety of channels of distribution. These channels include mass market retail stores and the Internet. Because these markets generally have low barriers to entry, additional competitors could enter the market at any time. Private label products of our customers also provide competition to our products. Additional national or international companies may seek in the future to enter or to increase their presence in our distribution channels or the vitamin, mineral supplement market. Increased competition in either or both could have a material adverse effect on us.

Adverse economic conditions may harm our business.

Our business depends on global economic conditions. Unstable market conditions make it difficult for our clients and us to accurately forecast and plan future business activities, and could cause our customers to reduce or delay their spending with us. Economic downturns or unstable market conditions may cause customers to decrease their budgets, which could reduce spend on our products and adversely affect our business, financial condition and results of operations. As we explore new countries to expand our business, economic downturns or unstable market conditions in any of those countries could result in our investments not yielding the returns we anticipate.

Generally, the United States and other key international economies have been affected from time to time by falling demand for a variety of goods and services, restricted credit, poor liquidity, reduced corporate profitability, volatility in credit, equity and foreign exchange markets, bankruptcies, and overall uncertainty with respect to the economy, including with respect to tariff and trade issues. In particular, the economies of countries in Europe have been experiencing weakness associated with high sovereign debt levels, weakness in the banking sector, uncertainty over the future of the Eurozone and volatility in the value of the pound sterling and the Euro, including instability surrounding Brexit. We have operations, as well as current and potential new customers, throughout the United Kingdom and most of Europe. If economic conditions in the United Kingdom and Europe and other key markets for our platform continue to remain uncertain or deteriorate further, it could adversely affect our customers’ ability or willingness to subscribe to our platform, delay prospective customers’ purchasing decisions, reduce the value or duration of their subscriptions or affect renewal rates, all of which could harm our operating results.

Inflation or other changes in economic conditions that affect demand for nutritional supplements could adversely affect our revenue. Uncertainty about current global economic conditions poses a risk as consumers and businesses may postpone spending in response to tighter credit markets, negative financial news and/or declines in income or asset values, each of which could have a material negative effect on the demand for our products. Other factors that could influence demand include conditions in the residential real estate and mortgage markets, labor and healthcare costs, access to credit, consumer confidence and other macroeconomic factors affecting consumer spending behavior. These and other economic factors could have a material adverse effect on demand for our products and on our financial condition and operating results.

Overall tightening of the labor market, increases in labor costs or any possible labor unrest may adversely affect our business and results of operations.

Our business, particularly the manufacturing of our products, requires a substantial number of personnel. Any failure to retain stable and dedicated labor by us may lead to disruption to our business operations, including the manufacturing of our products. Although we have not experienced any material labor shortage to date, we have observed an overall tightening and increasingly competitive labor market. We have experienced, and expect to continue to experience, increases in labor costs due to increases in salary, social benefits and employee headcount. We compete with other companies in our industry and other labor-intensive industries for labor, and we may not be able to offer competitive remuneration and benefits compared to them. If we are unable to manage and control our labor costs, our business, financial condition and results of operations may be materially and adversely affected.

Our operating results could be adversely affected if we are unable to accurately forecast customer demand for our products and services and adequately manage our inventory.

To ensure adequate inventory supply, we must forecast inventory needs and expenses and place orders sufficiently in advance with our suppliers, based on our estimates of future demand for particular products and services. Failure to accurately forecast our needs may result in manufacturing delays or increased costs. Our ability to accurately forecast demand could be affected by many factors, including changes in customer demand for our products and services, changes in demand for the products and services of our competitors, widespread acceptance of personalized health recommendations and nutritional supplements, unanticipated changes in general market conditions, and the weakening of economic conditions or consumer confidence in future economic conditions. This risk may be exacerbated by the fact that we may not carry a significant amount of inventory and may not be able to satisfy short-term demand increases. If we fail to accurately forecast customer demand, we may experience excess inventory levels or a shortage of products available for sale. Inventory levels in excess of customer demand may result in inventory write-downs or write-offs and the sale of excess inventory at discounted prices, which would cause our gross margins to suffer and could impair the strength and our brand. Further, lower than forecasted demand could also result in excess manufacturing capacity or reduced manufacturing efficiencies, which could result in lower margins. Conversely, if we underestimate customer demand, our suppliers and manufacturers may not be able to deliver products to meet our requirements or we may be subject to higher costs in order to secure the necessary production capacity. An inability to meet customer demand and delays in the delivery of our products to our customers could result in reputational harm and damaged customer relationships and have an adverse effect on our business, financial condition, and operating results.

We acquire ingredients for our products from foreign suppliers and may be negatively affected by the risks associated with international trade and importation issues.

We acquire ingredients for a number of our products from suppliers outside of the United States. Accordingly, the acquisition of these ingredients is subject to the risks generally associated with importing raw materials, including, among other factors, delays in shipments, changes in economic and political conditions, quality assurance, health epidemics affecting the region of such suppliers (including the COVID-19 pandemic), nonconformity to specifications or laws and regulations, tariffs, trade disputes and foreign currency fluctuations (particularly as it relates to the tariffs currently imposed on certain products originating from China). While we inspect 100% of the lots received from third party suppliers, we cannot assure you that raw materials received from suppliers or finished products from manufacturers outside of the United States will conform to all specifications, laws and regulations or our internal standards. There have in the past been quality and safety issues in our industry with certain items imported from overseas. We may incur additional expenses and experience shipment delays due to preventative measures adopted by the U.S. governments, our suppliers and our company.

Ingredient and packaging costs are volatile and may rise significantly, which may negatively impact the profitability of our business.

Costs of ingredients and packaging are volatile and can fluctuate due to conditions that are difficult to predict, including global competition for resources, fluctuations in currency and exchange rates, weather conditions, natural or man-made disasters, consumer demand and changes in governmental trade and agricultural programs. Continued volatility in the prices of the core ingredients and other supplies we purchase could increase our cost of goods sold and reduce our profitability.

We do not use hedges or forward pricing for availability of any core ingredients. As such, any material upward movement in core ingredient pricing could negatively impact our margins if we are not able to pass these costs on to our consumers, or our sales if we are forced to increase its prices. If we are not successful in managing our ingredient and packaging costs, if we are unable to increase our prices to cover increased costs or if such price increases reduce our sales volumes, then such increases in costs will adversely affect our business, financial condition and results of operations.

Certain of our core ingredient contracts have minimum volume commitments that could require purchases without matching revenues during weaker sales periods. Future core ingredient prices may be impacted by new laws or regulations, suppliers’ allocations to other purchasers, interruptions in production by suppliers, natural disasters, volatility in the price of crude oil and related petrochemical products and changes in exchange rates.

A disruption in the service, a significant increase in the cost of our primary delivery and shipping services for our products or a significant disruption at shipping ports could adversely affect our business.

We use a variety of shipping services for delivery of our products to users and brick-and-mortar and online retail partners, including air carriers and ocean shipping services. We have experienced and could continue to experience increased congestion and new import and export restrictions implemented at ports on which we rely for our business. In many cases, we have had to secure alternative transportation, such as air freight, or use alternative routes, at increased costs, to run our supply chain.

In the event of any significant interruption in service by shipping providers or at airports or shipping ports, we may be unable to engage alternative suppliers or to receive or ship goods through alternate sites in order to deliver our products in a timely and cost-efficient manner. As a result, we could experience delays, increased shipping costs and lost sales as a result of missed delivery deadlines and product demand cycles. For example, at times during the COVID-19 pandemic, shipping of our products has been delayed, which has inconvenienced our users and brick-and-mortar and online retail partners. Furthermore, if the cost of delivery or shipping services were to increase significantly and the additional costs could not be covered by product pricing, our results of operations could be adversely affected.

In particular, we are dependent upon major shipping companies, including FedEx, for the shipment of our products to and from our third-party logistics partner facilities. Changes in shipping terms, or the inability of these third-party shippers to perform effectively, could affect our responsiveness to our users and brick-and-mortar and online retail partners. Increases in our shipping costs may adversely affect our financial results if we are unable to pass on these higher costs to our users or brick-and-mortar and online retail partners.

We will require additional financing in the future, and we can provide no assurance that such funding will be available on terms that are acceptable to us, or at all.

We will require additional financing in the future in order to grow our business, and are faced with the risk that funding will be unavailable in sufficient amounts or on terms acceptable to us, if at all, when needed. Moreover, the terms of any financing may adversely affect the holdings or the rights of our stockholders and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares to decline. To the extent that we raise additional capital through the sale of common stock or securities convertible or exchangeable into common stock, your ownership interest will be diluted, and the terms of those securities may include liquidation or other preferences that materially adversely affect your rights as a stockholder. The incurrence of indebtedness would result in increased fixed payment obligations and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to make capital expenditures, declare dividends, or otherwise conduct our business. If we are unable to obtain any funding we need on a timely basis, we may be required to significantly curtail, delay or discontinue development of new products, the commercialization of our products or expansion into new geographies, which could materially affect our business, financial condition, and results of operations.

Our competitors may develop nutritional supplement products that are less expensive, safer or otherwise more appealing, which may diminish or eliminate the commercial success of any potential product that we may commercialize.

If our competitors (most of whom are larger and have more resources than we do) develop and bring to market nutritional supplement products that are less expensive, safer or otherwise more appealing than our current and potential products, or that reach the market before our current and potential products, we may not achieve commercial success. The market may choose to continue utilizing existing products for any number of reasons, including familiarity with or pricing of these existing products. The failure of any of our products to compete with products marketed by our competitors would impair our ability to generate revenue, which would have a material adverse effect on our future business, financial condition, results of operations, and cash flows. Our competitors may:

•develop and market products that are less expensive, safer, or otherwise more appealing than our products;

•commercialize competing products before we or our partners can launch our products; and

•initiate or withstand substantial price competition more successfully than we can.

Our auditors have substantial doubt about our ability to continue as a going concern.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our auditor’s report reflects that our ability to continue as a going concern is dependent upon our ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, our stockholders will lose their investment. We will be required to seek additional capital to fund future growth and expansion. No assurance can be given that such financing will be available or, if available, that it will be on commercially favorable terms. Moreover, favorable financing may be dilutive to our stockholders.

After this offering, one of our shareholders and his adult children will continue to own a significant percentage of our Common Stock and will maintain the ability to substantially influence all matters submitted to stockholders for approval.

After this offering, one of our shareholders, Jay Decker, will own approximately 33% of our outstanding shares of Common Stock (approximately 31% if the underwriters exercise their over-allotment option in full). As of September 29, 2023, Decker owns slightly less than 50% of our outstanding shares of Common Stock. For as long as Decker retains a significant ownership of our shares of Common Stock, he will be able to substantially influence all matters submitted to our stockholders for approval, as well as our management and affairs. For example, he will substantially influence the election of directors and approval of any merger, consolidation or sale of all or substantially all our assets. This concentration of voting power could delay or prevent an acquisition of us on terms that other stockholders may desire or result in management that our stockholders disagree with. In addition, Mr. Decker’s adult children own and will continue to own a significant portion of our outstanding Common Stock.  See “Security Ownership of Certain Beneficial Owners and Management”.

Our current officers and directors may set salaries and perquisites in the future which we are unable to support with our current assets.

Although our officers and directors have written employment or services agreements, our officers and directors may decide to award themselves higher salaries and other benefits but all changes to these agreements will need to be approved by the Board of Directors. We do not have significant revenues, and there is no guarantee that we will have significant revenue in the near future. If we do not increase our revenues, we will be unable to support any higher salaries or other benefits for management, which may cause us to cease operations.

We may engage in strategic transactions that fail to enhance stockholder value.

From time to time, we may consider possible strategic transactions, including the potential acquisitions or licensing of products or technologies or acquisition of companies, and other alternatives with the goal of maximizing stockholder value.  Our pending acquisitions of Hyperion and OPM are examples of this strategy.  We may never complete a strategic transaction, and in the event that we do complete a strategic transaction, implementation of such transactions may impair stockholder value or otherwise adversely affect our business. Any such transaction may require us to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could harm our results of operation and business prospects.

We may not be able to gain or sustain market acceptance for our products and services.

Failure to establish a brand and presence in the marketplace on a timely basis could adversely affect our financial condition and results of operations. Moreover, there can be no assurance that we will successfully complete our development and introduction of new products and services or that any such products and services will achieve acceptance in the marketplace. We may also fail to develop and deploy new products and services on a timely basis.

We have a significant amount of unsold inventory, which could affect our assets and our profitability.

As of December 31, 2021, we had over $1.9 million in inventory, after writing off over $400,000 in citrus bergamot bulk extract inventory for the year. We believe this is the only product in our inventory that has a material risk of spoilage. The amount of our inventory exceeds our revenues for the year ended December 31, 2021. As of December 31, 2022, we had over $1.8 million in inventory, and we wrote off approximately $97,000 in inventory in 2022. As of June 30, 2023, we had over $1.4 million in inventory. Our inventory could spoil or be damaged, or we could never sell it, affecting the assets on our balance sheet as well as our future profitability. Our build-up in inventory peaked at the end of 2020 and we have been able to continue to reduce our inventory through increased sales. We do not anticipate any further inventory write-offs. Even though our supply agreement with H&AD S.r.L. requires us to purchase a minimum of 4,000 kilograms of BPF in 2023, we believe our sales will increase to a level that supports this amount of product purchases without any further inventory write-offs.

We are subject to and affected by extensive governmental regulations.

We are subject to and affected by extensive governmental regulations, including, among other things, regulations pertaining to (i) the formulation, manufacturing, packaging, labeling, distribution, importation, sale and storage of our products, and (ii) product claims and advertising (including direct claims and advertising by us, as well as claims and advertising by distributors for which we may be held responsible)

We could be found not to be in compliance with existing regulations as a result, among other things, of the ambiguous nature of certain of the regulations, the considerable interpretive and enforcement discretion given to regulators or misconduct by distributors, who are generally independent contractors over whom we have limited control. Enforcement actions that could be undertaken by state and federal regulators include product seizures, injunctions against further product distribution, requests for product recall, and possible criminal prosecution. Any assertion or determination that we or our distributors are not in compliance with existing regulations could have a material adverse effect on our revenues.

In addition, the adoption of new regulations, or changes in the interpretation of existing regulations, could have a material adverse effect on us. For example, in September 1997 the FDA) issued regulations governing the labeling and marketing of dietary supplement products.

In addition, claims made with respect to weight management, dietary supplement, personal care or other products of ours may change the regulatory status of the products. For example, it is possible that the FDA could take the position that claims made in connection with certain of our products place those products within the scope of an FDA “over-the counter” (OTC) drug monograph. OTC monographs prescribe permissible ingredients and appropriate labeling language, and require the marketer or supplier of the products to register and file annual drug listing information with the FDA.

The U.S. Federal Trade Commission (“FTC”), which exercises jurisdiction over the advertising of all our products, has in the past instituted enforcement actions against dietary supplement companies for false and misleading advertising of certain products. These enforcement actions have resulted in consent decrees and monetary payments by the companies involved. In addition, the FTC has increased its scrutiny of the use of testimonials.

We received a warning letter from the FDA in November 2022 regarding one of our products.

On November 14, 2022, BergaMet NA, LLC, our subsidiary, received a warning letter from the FDA regarding claims we allegedly make about our Cholesterol Command product. Specifically, the warning letter related to claims on our website, Facebook page, and the webpage of a retailer claim that the products are intended for use in the cure, mitigation, treatment, or prevention of disease because they reduce cholesterol or are an anti-inflammatory. On December 1, 2022, we responded to the warning letter notifying the FDA that we had hired a third-party to review our advertising and revise portions of our website, Facebook page, and online product listings. This was the only warning letter we received from the FDA to date, and we are awaiting their response.

There can be no assurance that the FDA will not pursue this action further. If the FDA were to pursue this action, we may have to cease selling our Cholesterol Command product. Any action brought by the FDA (or any ramifications of such action, including, without limitation, a required withdrawal of Cholesterol Command from the market) would have a material adverse effect on our reputation, sales efforts and results of operations.

Economic uncertainties or downturns could materially adversely affect our business.

Current or future economic uncertainties or downturns could adversely affect our business and results of operations. Negative conditions in the general economy including conditions resulting from changes in gross domestic product growth, the continued sovereign debt crisis, financial and credit market fluctuations, political deadlock, natural catastrophes, warfare and terrorist attacks on the United States, Europe, the Asia Pacific region or elsewhere, could cause a decrease in business investments.

General worldwide economic conditions have experienced a significant downturn and continue to remain unstable. These conditions make it extremely difficult for us to forecast and plan future business activities accurately, and they could cause our potential customers to reevaluate their decisions to purchase our product, which could delay and lengthen our sales cycles or result in cancellations of planned purchases. Furthermore, during challenging economic times our potential customers may tighten their advertising budgets which may impact their spend on local inventory based digital marketing products. To the extent purchases of our products are perceived by potential customers to be discretionary, sales of our products may never occur. Also, customers may choose to seek other methods to achieve the benefits our products provide.

We cannot predict the timing, strength or duration of any economic slowdown, instability or recovery, generally or within any particular industry. If the economic conditions of the general economy or industries in which we operate do not improve, or worsen from present levels, our business, results of operations, financial condition and cash flows could be adversely affected.

We are dependent on the services of key personnel and failure to attract qualified management could limit our growth and negatively impact our results of operations.

We are highly dependent on the principal members of our management team, including our President, Kevin “Duke” Pitts, and our Chief Financial Officer, Robert Madden. At this time, we do not know of the availability of such experienced management personnel or how much it may cost to attract and retain such personnel. The loss of the services of any member of senior management or the inability to hire experienced technical or programing personnel could have a material adverse effect on our financial condition and results of operations.

Other companies may claim that we have infringed upon their intellectual property or proprietary rights.

We do not believe that our products and services violate third-party intellectual property rights; however, we have not had an independent party conduct a study of possible patent infringements. Nevertheless, we cannot guarantee that claims relating to violation of such rights will not be asserted by third parties. If any of our products or services are found to violate third-party intellectual property rights, we may be required to expend significant funds to re-engineer or cause to be re-engineered one or more of those products or services to avoid infringement, or seek to obtain licenses from third parties to continue offering our products and services without substantial re-engineering, and such efforts may not be successful.

In addition, future patents may be issued to third parties upon which our products and services may infringe. We may incur substantial costs in defending against claims under any such patents. Furthermore, parties making such claims may be able to obtain injunctive or other equitable relief, which effectively could block our ability to further develop or commercialize some or all of our products or services in the United States or abroad, and could result in the award of substantial damages against us. In the event of a claim of infringement, we may be required to obtain one or more licenses from third parties. There can be no assurance that we will be able to obtain such licenses at a reasonable cost, if at all. Defense of any lawsuit or failure to obtain any such license could be costly and have a material adverse effect on our business.

As a part of our business strategy, we have made and expect to continue to make acquisitions. These acquisitions could disrupt our operations and harm our operating results.

An element of our strategy includes expanding our product offerings and gaining access to new skills and other resources through strategic acquisitions when attractive opportunities arise. Acquiring additional businesses and the implementation of other elements of our business strategy are subject to various risks and uncertainties. Some of these factors are within our control and some are outside our control. These risks and uncertainties include, but are not limited to, the following:

 • any acquisition may result in significant expenditures of cash, stock and/or management resources,

 • acquired businesses may not perform in accordance with expectations,

 • we may encounter difficulties and costs with the integration of the acquired businesses,

 • management’s attention may be diverted from other aspects of our business,

 • we may face unexpected problems entering geographic and product markets in which we have limited or no direct prior experience,

 • we may lose key employees of acquired or existing businesses,

 • we may incur liabilities and claims arising out of acquired businesses,

 • we may be unable to obtain financing, and

 • we may incur indebtedness or issue additional capital stock, which could be dilutive to holders of our common stock.

There can be no assurance that attractive acquisition opportunities will be available to us, that we will be able to obtain financing for or otherwise consummate any acquisitions or that any acquisitions which are consummated will prove to be successful. There can be no assurance that we can successfully execute all aspects of our business strategy.

Our success depends on our ability to protect our proprietary technology.

Our success depends, to a significant degree, upon the protection of our proprietary technology, and that of any licensors. Legal fees and other expenses necessary to obtain and maintain appropriate patent protection could be material. Currently, no material aspect of our business is protected by registered patents, copyrights or trademarks. Insufficient funding may inhibit our ability to obtain and maintain such protection. Additionally, if we must resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive, and could involve a high degree of risk to our proprietary rights if we are unsuccessful in, or cannot afford to pursue, such proceedings.

We may also rely on trademarks, trade secrets and contract law to protect certain of our proprietary technology. There can be no assurance that any trademarks will be approved, that such contract will not be breached, or that if breached, we will have adequate remedies. Furthermore, there can be no assurance that any of our trade secrets will not become known or independently discovered by third parties.

Our future growth may be inhibited by the failure to implement new technologies.

Our future growth is partially tied to our ability to improve our knowledge and implementation of mobile, AI, machine learning, and other advanced technologies in a retail environment, which is a rapidly changing market. The inability to successfully implement commercially technologies in response to market conditions in a manner that is responsive to our customers’ requirements could have a material adverse effect on our business.

Our common stock is governed under The Securities Enforcement and Penny Stock Reform Act of 1990.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years; (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years; or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

Risks Related to our Acquisition and Integration of Hyperion, L.L.C. and

Online Publishing & Marketing, LLC

We have incurred and expect to incur substantial costs related to the acquisition of Hyperion and OPM and subsequent integration efforts.

We have incurred and expect to incur a number of non-recurring costs associated with our acquisition of Hyperion and OPM. These costs include legal, accounting, consulting and other advisory fees, closing, integration and other related costs.

In addition, upon closing of the acquisitions, we will pay to the selling parties $1.75 million in cash and execute promissory notes in the aggregate principal amount of $1.3 million. These obligations may have a negative impact on our operating results.

After the acquisition of Hyperion and OPM, integration may be more difficult, costly, or time-consuming than expected, and we may not realize the anticipated benefits of the underlying acquisition.

The anticipated benefits of our pending acquisition of Hyperion and OPM, including product candidate diversification and revenue growth, may not be realized fully or at all or may take longer to commercialize than expected and integration may result in additional and unforeseen expenses. An inability to realize the full extent of the anticipated benefits, as well as any delays encountered in the integration process, could have an adverse effect upon our operating results.

In addition, we and Hyperion and OPM will have operated independently prior to the completion of the acquisition. It is possible that the now-active integration process could result in the loss of one or more key employees, including employees of Hyperion and OPM, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures, and policies that adversely affect each company’s ability to maintain relationships with clients, customers, depositors, and employees or to achieve the anticipated benefits of the acquisition. Integration efforts between the companies may also divert management attention and resources. These integration matters could have an adverse effect on our business and operations during this transition period and for an undetermined period.

We may not have discovered certain liabilities or other matters related to Hyperion and OPM, which may adversely affect the future financial performance of the combined company.

In the course of the due diligence review that we conducted prior to the execution of the Acquisition Agreement, we may not have discovered, or may have been unable to properly quantify, certain liabilities of Hyperion and OPM or other factors that may have an adverse effect on the business, results of operations, financial condition, and cash flows of the combined company.

Our estimates and judgments related to the acquisition accounting methods used to record the purchase price allocation related to the merger may be inaccurate.

With respect to our proposed acquisition of Hyperion and OPM (and other acquisitions we may undertake in the future), our management will make significant accounting judgments and estimates related to the application of acquisition accounting of the acquisition under GAAP, as well as the underlying valuation models. Our business, operating results, and financial condition could be materially adversely impacted in future periods if the accounting judgments and estimates prove to be inaccurate.

We may not satisfy all of the closing conditions to complete the acquisition of Hyperion and OPM.

The completion of the acquisitions is subject to the following material closing conditions, and there can be no assurance that the transactions will be completed as described (conditions that have been waived or satisfied are identified below):

•we will have entered into a new lease agreement for at least a twelve-month period at the current Hyperion and OPM locations;

•a key employee of Hyperion and OPM will have entered into a consulting agreement with us (this condition will be waived by us as the employee is no longer deemed necessary);

•our independent auditor will have completed an audit of the financial statements of Hyperion and OPM (this condition has been satisfied);

•we will have closed on one or more rounds of financing for an aggregate amount of no less than $4,000,000, of which at least $250,000 will be from selling parties to the transaction; and

•we will have commenced trading, or been approved to commence trading, on either the Nasdaq or the NYSE American Exchange.

In the event we do not complete the transactions, we will have incurred a substantial amount of fees and expenses without adding any value or benefit.

Existing stockholders will experience additional dilution from the issuance of our Common Stock to complete the Hyperion and OPM acquisitions.

If we close on the acquisitions of Hyperion and OPM, we will issue $1,250,000 worth of our common stock to the selling parties. The number of shares will be determined at the time of the closing, based on a 30% premium to the price paid per share of common stock in this offering, but in no event more than ninety percent (90%) of the volume weighted average price for our common stock for the ninety (90) trading days up to and including the trading day immediately before the day the price is finally determined for securities sold in this offering. The issuance of our Common Stock to close the acquisitions will have a dilutive impact on our shareholders. As a result, our net income per share could decrease in future periods and the market price of our common stock could decline.

Risk Factors Related to the Offering and Our Securities Generally

Existing stockholders will experience significant dilution from the sale of our Common Stock.

The sale of our Common Stock pursuant to this Offering will have a dilutive impact on our shareholders. As a result, our net income per share could decrease in future periods and the market price of our common stock could decline.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock.

The market prices and trading volume of our shares of Common Stock may experience rapid and substantial price volatility, which could cause purchasers of our Common Stock to incur substantial losses.

The market prices and trading volume of shares of Common Stock of other small publicly traded companies with a limited number of shares available to purchasers, have experienced rapid and substantial price volatility unrelated to the financial performance of those companies. Similarly, subsequent to this Offering, shares of our Common Stock may experience similar rapid and substantial price volatility unrelated to our financial performance, which could cause purchasers of our Common Stock in this Offering to incur substantial losses, which may be unpredictable and not bear any relationship to our business and financial performance. Extreme fluctuations in the market price of our Common Stock may occur in response to strong and atypical retail investor interest, including on social media and online forums, the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our Common Stock and our other securities, access to margin debt, trading in options and other derivatives on our shares of Common Stock and any related hedging and other trading factors:

If there is extreme market volatility and trading patterns in our Common Stock, it may create several risks for investors in this Offering, including the following:

•the market price of our Common Stock may experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals;

•if our future market capitalization reflects trading dynamics unrelated to our financial performance or prospects, purchasers of our Common Stock could incur substantial losses as prices decline once the level of market volatility has abated;

•if the future market price of our Common Stock declines, purchasers of shares of Common Stock in this Offering may be unable to resell such shares at or above the price at which they acquired them. We cannot assure such purchasers that the market of our Common Stock will not fluctuate or decline significantly in the future, in which case investors in this Offering could incur substantial losses.

Further, we may incur rapid and substantial increases or decreases in our Common Stock price in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of our Common Stock may fluctuate dramatically, and may decline rapidly, regardless of any developments in our business. Overall, there are various factors, many of which are beyond our control, that could negatively affect the market price of our Common Stock or result in fluctuations in the price or trading volume of our Common Stock, including:

•actual or anticipated variations in our annual or quarterly results of operations, including our earnings estimates and whether we meet market expectations with regard to our earnings;

•our current inability to pay dividends or other distributions;

•publication of research reports by analysts or others about us or the industry in which we operate, including the nutraceutical industry which may be unfavorable, inaccurate, inconsistent or not disseminated on a regular basis;

•changes in market valuations of similar companies;

•market reaction to any additional equity, debt or other securities that we may issue in the future, and which may or may not dilute the holdings of our existing stockholders;

•additions or departures of key personnel;

•actions by institutional or significant stockholders;

•short interest in our Common Stock or our other securities and the market response to such short interest;

•the dramatic increase in the number of individual holders of our Common Stock and their participation in social media platforms targeted at speculative investing;

•speculation in the press or investment community about our company or industries in which we operate;

•strategic actions by us or our competitors, such as acquisitions or other investments;

•legislative, administrative, regulatory or other actions affecting our business, our industry, including positions taken by the FDA;

•investigations, proceedings, or litigation that involve or affect us;

•the occurrence of any of the other risk factors included in this registration statement of which this prospectus forms a part; and

•general market and economic conditions.

If our initial listing application for our Common Stock is not approved by Nasdaq, we will not be able to consummate the Offering and will terminate this Offering.

Approval of our initial listing application for our Common Stock by Nasdaq will be subject to, among other things, our fulfillment of the following conditions: (i) the Offering of the Shares is completed and closed; and (ii) we have raised a sufficient amount of equity necessary to qualify for the minimum equity requirements necessary to list our Common Stock on Nasdaq. Currently we are endeavoring to satisfy the standard for admission on Nasdaq requiring $5 million in stockholders’ equity and $15 million market value of publicly held shares of Common Stock. If we fail to meet the minimum requirements for initial listing on Nasdaq, we will not be able to consummate the Offering and will terminate this Offering. There is no assurance that our Common Stock will ever be listed on Nasdaq or that we will be able to comply with such applicable initial listing standards. Failure to have our Common Stock listed on Nasdaq would make it more difficult for our stockholders to dispose of our Common Stock and more difficult to obtain accurate price quotations on our Common Stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our Common Stock is not traded on a national securities exchange.

The Nasdaq Stock Market LLC may delist our Common Stock from trading on Nasdaq, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

In the event that our Nasdaq initial listing application for our Common Stock is approved, should we fail to satisfy the continued listing requirements for remaining listed on Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, The Nasdaq Stock Market LLC may take steps to delist our Common Stock. Such a delisting would likely have a negative effect on the price of our Common Stock and would impair your ability to sell or purchase our Common Stock when you wish to do so. In the event of a delisting, we would take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our Common Stock to become listed again, stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from dropping below Nasdaq’s minimum bid price requirement or prevent future non-compliance with such listing requirements.

If we cannot maintain the listing of our Common Stock for trading on Nasdaq, we could face significant material adverse consequences, including:

•a limited availability of market quotations for our Common Stock;

•reduced liquidity for our Common Stock;

•a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Common Stock;

•a limited amount of news and analyst coverage; and

•a decreased ability to issue additional Common Stock or obtain additional financing in the future.

Even if the reverse stock split of our outstanding shares of Common Stock currently achieves the requisite increase in the market price of our Common Stock for listing of our Common Stock on Nasdaq, we cannot assure you that the market price of our Common Stock will remain high enough for such reverse split to have the intended effect of complying with Nasdaq’s minimum bid price requirement.

In connection with this Offering and the initial listing of our Common Stock on Nasdaq, we expect to effect a reverse stock split of our Common Stock at the ratio we believe necessary to allow us to obtain Nasdaq approval of our initial listing application to list our Common Stock on Nasdaq. Even if such reverse stock split achieves the requisite increase in the market price of our Common Stock for listing of our common stock on Nasdaq, there can be no assurance that the market price of our Common Stock following such reverse stock split will remain at the level required for continuing compliance with such requirements. It is not uncommon for the market price of a company’s Common Stock to decline in the period following a reverse stock split. If the market price of our Common Stock declines following the effectuation of such reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our Common Stock outstanding, such as negative financial or operational results, could adversely affect the market price of our Common Stock and thus jeopardize our ability to meet or maintain Nasdaq’s minimum bid price requirement.

If we are unable to satisfy these requirements or standards, we would not be able to meet Nasdaq’s initial listing application, which could cause us to terminate the Offering. We can provide no assurance that any such action taken by us would allow our Common Stock to be listed on Nasdaq, stabilize the market price or improve the liquidity of our common stock, prevent the price of our Common Stock from dropping below Nasdaq’s minimum bid price requirement, or prevent future non-compliance with Nasdaq’s listing requirements.

The anticipated reverse stock split to be effected by us in connection with this Offering may decrease the liquidity of the shares of our Common Stock.

The liquidity of the shares of our Common Stock may be affected adversely by a reverse stock split to be effected by us in connection with this Offering given the reduced number of shares of our Common Stock that will be outstanding following such reverse stock split, especially if the market price of our Common Stock does not increase as a result of such reverse stock split. In addition, such reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares of Common Stock and greater difficulty effecting such sales.

Following such anticipated reverse stock split, the resulting market price of our Common Stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our Common Stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Common Stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our Common Stock may not necessarily improve.

As a result of when the post-reverse split price of our Common Stock will be made available upon the anticipated listing of our Common Stock on Nasdaq, potential investors in this Offering will not have an opportunity to check the actual post-reverse split market price of our Common Stock before confirming their purchases of shares of Common Stock in this Offering.

The post-split price of our Common Stock will only be available following the SEC declaring the registration statement of which this prospectus forms a part effective and upon the anticipated initial listing of the Common Stock on Nasdaq, which will occur prior to the closing of the Offering of the Shares. Because such post-reverse split price will not be available until the SEC declares such registration statement effective and in connection with the pricing of this Offering of the Shares and such initial listing, potential investors may not be able to check the actual post-reverse split market price of our Common Stock on Nasdaq before confirming purchases of shares of Common Stock in the Offering.

A significant portion of our total outstanding shares of Common Stock are restricted from immediate resale but may be sold into the market in the near future, which could cause the market price of our Common Stock to drop significantly, even if our business is performing well.

As a result of this Offering and the initial listing of our Common Stock on Nasdaq sales of a substantial number of shares of our Common Stock in the public market could occur at any time, subject to certain restrictions described below. All of the Shares will be freely tradable without restrictions or further registration under the Securities Act, except for any shares held by our affiliates as defined in Rule 144 under the Securities Act (“Rule 144”). These sales, or the perception in the market that holders of a large number of shares of our Common Stock intend to sell shares, could reduce the market price of our Common Stock. After this Offering, assuming no exercise of the Underwriters’ over-allotment option and no exercise of any Underwriters’ Warrants, we will have outstanding 2,954,104 shares of Common Stock based on the number of our shares of Common Stock outstanding as of September 29, 2023, 563,327 of which may be resold in the public market immediately without restriction, and the rest of which may be sold pursuant to Rule 144. Also, we intend to register all shares of Common Stock that we may issue under our equity compensation plan on a registration statement on Form S-8. Upon such registration, such shares can be freely sold in the public market upon issuance, subject to the terms of applicable award agreements, volume limitations applicable to affiliates and the lock-up agreements described in the “Shares Eligible for Future Sale” section of this prospectus.

If you purchase our shares of Common Stock in this Offering at the public offering price, you will suffer immediate dilution of your investment.

The public offering price of the Shares will be substantially higher than the net tangible book value per share of our Common Stock. Therefore, if you purchase shares of Common Stock in this Offering at such price, you will pay an public offering price per share of Common Stock that substantially exceeds our net tangible book value per share after such Offering. Based on the assumed public offering price of $6.48 per share, you will experience immediate dilution of $4.11 per share, representing the difference between the assumed public offering price per share of our Common Stock and our as adjusted net tangible book value per share of $2.37 after giving effect to this Offering of the Shares. See “Dilution.” In addition, to the extent any Underwriters’ Warrants, or any of our outstanding options or other warrants are exercised, you will incur further dilution.

If securities analysts do not publish research or reports about our business or if they publish negative evaluations of our Common Stock, the price of our Common Stock could decline.

The trading market for our Common Stock may rely, in part, on the research and reports that industry or financial analysts publish about us or our business. If securities analysts do not commence coverage of us, the trading price of our Common Stock could decrease. Additionally, if one or more of the analysts covering our business downgrade their evaluations of our Common Stock, the price of our Common Stock could decline. If one or more of these analysts cease to cover our Common Stock, we could lose visibility in the market for our Common Stock, which in turn could cause our Common Stock price to decline.

The price of our Common Stock may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our Common Stock in this Offering.

The public offering price for the shares of our Common Stock sold in this Offering will be determined by negotiation between the representatives of the underwriters and us. This price may not reflect the market price of our Common Stock following this Offering. In addition, the market price of our Common Stock is likely to be highly volatile due to many factors, including:

•the success of competitive products or technologies;

•commencement or termination of collaborations;

•regulatory or legal developments in the United States and other countries;

•developments or disputes concerning patent applications, issued patents or other proprietary rights;

•the recruitment or departure of key personnel;

•the level of expenses related to any of our product candidates or product development programs;

•the results of our efforts to discover, develop, acquire or in-license additional product candidates;

•actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

•our inability to obtain or delays in obtaining adequate product supply for any approved product or inability at acceptable prices;

•disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

•significant lawsuits, including patent or stockholder litigation;

•variations in our financial results or those of companies that are perceived to be similar to us;

•market conditions in the nutraceutical sector;

•general economic, industry and market conditions; and

•the other factors described in this “Risk Factors” section.

An active trading market for our Common Stock may not develop and you may not be able to resell your shares at or above the public offering price.

Prior to this Offering, there has been a limited public market for shares of our Common Stock. Although we have applied to list our Common Stock on Nasdaq, an active trading market for our Common Stock may never develop or be sustained following this Offering. The public offering price of our Common Stock will be determined through negotiations between us and the underwriters. This public offering price may not be indicative of the market price of our Common Stock after this Offering. In the absence of an active trading market for our Common Stock, investors may not be able to sell their Common Stock at or above the public offering price or at the time that they would like to sell. An inactive market may also impair our ability to raise capital by selling shares of our Common Stock and may impair our ability to acquire other companies, products or technologies by using shares of our Common Stock as consideration.

We have broad discretion in the use of our cash, including the net proceeds from the Shares sold in this Offering, and may not use them effectively.

Our management will have broad discretion in the application of our cash, including the net proceeds from this Offering of the Shares, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our Common Stock to decline. Pending their use, we may invest our cash, including the net proceeds from this Offering of the Shares, in a manner that does not produce income or that loses value.

Raising additional capital will likely cause dilution to our existing stockholders and restrict our operations.

We will likely seek to raise additional capital following this offering through a combination of public and private equity offerings, debt financings. To the extent that we raise additional capital through the sale of equity or debt securities, your ownership interest will be diluted and the terms may include liquidation or other preferences that adversely affect your rights as a stockholder. The incurrence of indebtedness would result in increased fixed payment obligations and could involve restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies or any of our product candidates, or grant licenses on terms unfavorable to us.

We will incur increased costs as a result of operating as a smaller reporting public company, and our management will be required to devote substantial time to new compliance initiatives.

As a smaller reporting public company, we will incur significant legal, accounting and other expenses. In addition, the Sarbanes-Oxley Act and rules subsequently implemented by the SEC and Nasdaq have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel, who do not have extensive experience in operating a public company, will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance.

Pursuant to Section 404 of the Sarbanes-Oxley Act (“Section 404”), we will be required to furnish a report by our management on our internal control over financial reporting, including an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that neither we nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our internal control over financial reporting is effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus, including the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation, and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under “Risk Factors” and elsewhere in this prospectus.

Forward-looking statements contained in this prospectus include, but are not limited to, statements about the following:

•our estimates regarding the potential market opportunity for our products;

•our ability to identify and develop new product candidates;

•the anticipated benefits of our pending acquisition of Hyperion and OPM;

•our ability to identify, recruit and retain key personnel;

•our commercialization and marketing capabilities and strategy;

•the implementation of our business model, strategic plans for our business, product candidates and technology;

•the rate and degree of market acceptance and utility of our products and products in development;

•our competitive position;

•our intellectual property position and our ability to protect and enforce our intellectual property;

•our financial performance;

•developments and projections relating to our competitors and our industry;

•our ability to obtain additional funding;

•our expectations related to the use of proceeds from this Offering;

•our estimates regarding expenses, future revenue, capital requirements and needs for or ability to obtain additional financing;

•the impact of laws and regulations; and

•the impact that general economic conditions and the uncertainty of the U.S. and global economy, particularly the continuing COVID-19 pandemic, inflation in the U.S., globally supply chain disruptions and the sanctions imposed on Russia as a result of its invasion of Ukraine has had and will have on our industry, market, business and product candidates.

Forward-looking statements are subject to a number of significant risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. We are not under any duty to update any of the forward-looking statements after the date of this annual report to conform these statements to actual results, unless required by law.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale in this Offering of 1,543,210 Shares will be approximately $9.2 million (or $10,579,998 if the underwriters exercise in full their option to purchase additional shares of Common Stock), assuming no exercise of any Underwriters’ Warrants and an assumed public offering price of $6.48 per share, and after deducting estimated underwriting discounts and estimated offering expenses payable by us.

Each $0.50 increase (decrease) in the assumed public offering price of $6.48 per share would increase (decrease) the net proceeds to us from this Offering by approximately $709,000, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and assuming no exercise of any Underwriters’ Warrants, and after deducting the underwriting discounts and estimated offering expenses payable by us. Similarly, each 500,000 increase (decrease) in the number of shares offered by us, as set forth on the cover of this prospectus, would increase (decrease) the net proceeds to us by $2,980,800, assuming the assumed public offering price per share remains the same and assuming no exercise of any Underwriters’ Warrants, and after deducting the underwriting discounts and estimated offering expenses payable by us.

As of December 31, 2022 and June 30, 2023, we had cash and short-term investments of approximately $65,000 and $92,000, respectively. We intend to use the net proceeds from this Offering, together with our existing cash, as follows:

•approximately $3.1 million to complete the acquisition of Hyperion, L.L.C. and Online Publishing & Marketing, LLC; and

•any remaining balance for general corporate purposes, including general and administrative expenses and working capital.

We believe that our current cash, along with the net proceeds from this Offering, will be sufficient for us to fund our operating expenses and capital expenditure requirements into 2024.

The amounts and timing of our actual expenditures will depend on numerous factors, including the amount of cash used in our operations. Although we have no present intention or commitment to do so, we may use a portion of the net proceeds for the acquisition of, or investment in, technologies, intellectual property or businesses that complement our business.

Our expected use of net proceeds from this Offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of the Offering or the actual amounts that we will spend on the uses set forth above. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will retain broad discretion over the allocation of the net proceeds of this Offering. Pending the uses described above, we may invest the net proceeds from this Offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have not declared or paid a cash dividend on our capital stock in our last two fiscal years and we do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2023:

•on an actual basis; and

•on an as-adjusted basis, after giving effect to the sale of an assumed, 1,543,210 shares of our Common Stock in this Offering at an assumed offering price of $6.48 per share, after deducting the underwriting discounts and estimated offering expenses payable by us.

•on a pro forma basis, after giving effect to the acquisition of Hyperion and OPM ($3,050,000 in cash and $1,250,000 of Common Stock (192,902 Shares of Common Stock based on an assumed price of $6.48)), this offering of an assumed 1,543,210 shares of our Common Stock at an assumed offering price of $6.48 per share, after deducting the underwriting discounts and estimated offering expenses payable by us.

The information in this table is illustrative only and our capitalization following the closing of the offering will be adjusted based upon the actual public offering price and other terms of this offering determined at pricing.

	Actual	As adjusted	Pro forma as adjusted
Cash and Cash Equivalents	$92,501	$9,085,621	$6,235,621
Total Debt	$1,023,863	$1,023,863	$1,023,863
Capitalization
Stockholders’ Equity
Common stock, $0.001 par value, (50,000,000 shares authorized, 2,879,104 shares issued and outstanding, actual; 4,422,314 shares issued and outstanding, as adjusted; and 4,615,215 shares issued and outstanding, on a pro-forma as-adjusted basis)	$345,492	$347,036	$347,229
Additional paid in capital	$18,608,436	$27,600,013	$28,849,820
Accumulated deficit	$(17,773,134)	$(17,773,134)	$(17,773,134)
Total Stockholders Equity / (Deficit)	$1,180,795	$10,173,915	$11,423,915
Total Capitalization	$2,204,658	$11,197,778	$12,447,778

DILUTION

We are registering for sale to new investors up to an assumed 1,543,210 shares at an assumed $6.48 per share. Our existing shareholders paid approximately $6.34 per share for their shares. The shares for other existing shareholders may have been paid for in cash or were issued for assets contributed to us or services provided to us. The following table sets forth on a pro forma basis at June 30, 2023, the differences between existing stockholders and new investors with respect to the number of shares of common stock purchased from us, the total consideration paid to us, and the average price paid per share (assuming a proposed public offering price of $6.48 per share).

	Shares Purchased		Total Consideration		Average Price Per Share
	Amount	Percent	Amount	Percent

Existing Stockholders	2,879,104	65%	$18,255,071	65%	$6.34

New Investors	1,543,210	35%	$10,000,000	35%	$6.48

Total	4,422,314	100%	$28,255,071	100%	$6.39

The difference between the public offering price per share of common stock and the net tangible book value per share of common stock after this Offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of common stock. The dilution calculations we have set forth in this section reflect an offering price of $6.48 per share.

As of June 30, 2023, we had a net tangible book value of $465,655 or $0.16 (net book value ($1,180,795) less intangible assets ($521,881) and goodwill ($193,260) per share of issued and outstanding common stock. After giving effect to the sale of the shares proposed to be offered in the Offering of 1,543,210 shares and upon closing of the Hyperion and OPM acquisition, we will issue to the Hyperion and OPM Shareholders shares of our Common Stock with a fair market value of $1,250,000, based on the assumed public offering price of $6.48, will issue and additional 192,901 shares, the adjusted net tangible book value is $10,938,243 or $2.37 per share (actual net book value ($465,655) plus proceeds from the share issuance ($10,000,000) less the offering expenses ($1,078,023) plus the acquisition equity – less goodwill ($1,669,243) less acquisition costs ($118,632). This represents an immediate increase in net tangible book value of $2.21 per share to existing shareholders and an immediate dilution of $4.11 per share to new investors.

The following table illustrates such per share dilution:

Proposed public offering price (per share)		$6.48
Net tangible book value per share at June 30, 2023	$0.16
Increase in net tangible book value per share attributable to the proceeds of the maximum offering	$2.21
Pro forma net tangible book value per share after the offering		$2.37

Dilution to new investors	$4.11

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis should be read in conjunction with and is qualified in its entirety by and should be read together with our financial statements and the related notes thereto appearing elsewhere in this prospectus. This discussion contains certain forward-looking statements that involve risks and uncertainties, as described under the heading “Cautionary Note Regarding Forward-Looking Statements.” Actual results could differ materially from those projected in the forward-looking statements.

Overview

We are a platform for acquiring, developing, patenting, marketing, and distributing plant-based nutraceuticals. Our products have not been evaluated by the FDA or any similar regulatory body for safety and efficacy. Our proprietary and patented products target select high-growth categories within the multibillion-dollar nutraceuticals market, such as heart, brain and immune health. Our mission is to acquire or create products with health and performance benefits that have mass consumer appeal.

Guided by this mission, our first two acquisitions formed our current operating subsidiaries, Bergamet, which offers nutraceutical heart and immune health products, and UBN, which offers nutraceutical products for brain health.  Based on published research from third-party sources, we believe our Bergamet products have been shown to support heart health, support immune response, and address metabolic syndrome.

On January 13, 2023, we entered into a definitive agreement to acquire nutraceutical manufacturer, Hyperion, and its digital marketing affiliate OPM. We intend to use a portion of the proceeds from this offering to fund this acquisition.  Hyperion products have been formulated to support brain, memory, vision, sinus and digestive health, as well as healthy sleep and aging. OPM provides online advertising and marketing for Hyperion as well as other companies in the health and wellness space. The closing of these two acquisitions is expected to occur following the completion of and using the proceeds from this Offering. We anticipate the acquisition of Hyperion and OPM to be transformative to our business, significantly strengthening our manufacturing, marketing and distribution capabilities, expanding our nutraceutical product portfolio, adding positive cash flow, and significantly increasing our annualized gross revenues. Revenues for Hyperion and OPM were over $10 million for the year ended December 31, 2022.

We expect the combination of these synergistic and accretive acquisitions to help accelerate our growth and expand our market reach. Our existing natural heart and brain health formulations are perfect for cross selling with Hyperion’s Green Valley Natural Solutions branded product line. Likewise, we see Green Valley sales benefiting from our established broad marketing channels, which includes subscription-based direct-to-consumer sales, national grocery stores, wholesale distribution, and a strong presence on Amazon.  We also anticipate that the greater financial and operational strength afforded by these two acquisitions to better enable us to make future strategic complementary acquisitions, including some of which we have identified and are currently evaluating.

Our Financial Condition and Going Concern Issues

As a result of our financial condition, we have received a report from our independent registered public accounting firm for our financial statements for the years ended December 31, 2022 and 2021 that includes an explanatory paragraph describing the uncertainty as to our ability to continue as a going concern. From inception (December 19, 2014) through the end of December 31, 2022, we have incurred accumulated net losses of $15,926,742. In order to continue as a going concern we must effectively balance many factors and generate more revenue so that we can fund our operations from our sales and revenues.

If we are not able to do this, we may not be able to continue as an operating company. At our current revenue and burn rate, we have an immediate cash need, and thus we must raise capital by issuing debt or through the sale of our stock. However, there is no assurance that our existing cash flow will be adequate to satisfy our existing operating expenses and capital requirements.

Results of Operations for the Three and Six Months Ended June 30, 2023 and 2022

Introduction

We had revenues of $588,484 and $1,203,427 for the three and six months ended June 30, 2023, compared to $469,812 and $933,198 for the three and six months ended June 30, 2022. Our cost of revenue for the three and six months ended June 30, 2023 were $303,415 and $640,517, compared to $195,556 and $334,238 for the three and six months ended June 30, 2022.

Our operating expenses were $1,540,942 and $2,223,972 for the three and six months ended June 30, 2023, compared to $888,401 and $1,258,758 for the three and six months ended June 30, 2022. Our operating expenses consisted entirely of general and administrative expenses.

Our net loss was $1,267,235 and $1,846,392 for the three and six months ended June 30, 2023, compared to $859,326 and $856,315 for the three and six months ended June 30, 2022.

Revenues and Net Operating Loss

Our revenue, operating expenses, other income (expense), and net loss for the three and six months ended June 30, 2023 and 2022 were as follows:

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2023	2022	2023	2022

Revenue	$588,484	$469,812	1,203,427	933,198

Cost of Revenue	303,415	195,556	640,517	334,238

Gross Profit	285,069	274,255	562,911	598,960

Operating expenses:
General and administrative	1,540,942	888,401	2,223,972	1,258,758
Total operating expenses	1,540,942	888,401	2,223,972	1,258,758

Other income (expense)
Interest expenses, net of interest income	(25,212)	(24,365)	(114,272)	(57,322)
Change in fair value on derivative	13,850	(220,817)	(71,058)	(141,839)
Gain on sale of asset	-	-	-	2,643
Total other income (expense)	(11,362)	(245,181)	(185,331)	(196,517)

Net income (loss)	$(1,267,235)	$(859,326)	(1,846,392)	(856,315)

Revenues

We had revenues of $588,484 and $1,203,427 for the three and six months ended June 30, 2023, compared to $469,812 and $933,198 for the three and six months ended June 30, 2022, an increase of $118,672, or 25%, and $270,230, or 29%, respectively. Revenues for the three months ended December 31, 2022 were $583,287.  We expect strong growth to increase as our direct consumer sales and marketing efforts continue to perform.

Cost of Revenue

Our cost of revenue for the three and six months ended June 30, 2023 were $303,415 and $640,517, compared to $195,556 and $334,238 for the three and six months ended June 30, 2022, an increase of $107,859, or 55%, and $306,279, or 92%, respectively. Gross profit for the three and six months ended June 30, 2023 was $285,069 and $562,911, compared to $274,255 and $598,960 for the three and six months ended June, 30, 2022, an increase of $10,814, or 4%, and a decrease of $36,049, or 6%, respectively.

Cost of revenue as a percentage of revenues was 52% and 53% for the three and six months ended June 30, 2023, compared to 42% and 36% for the three and six months ended June 30, 2022. Cost of revenue was higher in 2023 compared to 2022 because of higher material and shipping costs.

General and Administrative

Our general and administrative expenses were $1,540,942 and $2,223,972 for the three and six months ended June 30, 2023, compared to $888,401 and $1,258,758 for the three and six months ended

June 30, 2022, an increase of $652,541, or 73%, and $965,214, or 77%, respectively. In the three months ended June 30, 2023, general and administrative expenses consisted mainly of consulting fees of $766,405, stock based compensation $432,047, advertising of $168,148, accounting and legal fees of $30,883, and salary and wages of $36,813. In the three months ended June 30, 2022, general and administrative expenses consisted mainly of advertising of $149,690, consulting fees of $133,200, professional fees of $28,123, and salary and wages of $36,388.  During the three months ended June 30, 2023, part of the increase in costs were due to a catch up of stock compensation that occurred. Additionally, some of the incremental costs of the Company’s uplist have not been deferred and have been included.

Other Income (Expense)

Other income (expense) was $(11,362) and $(185,331) for the three and six months ended June 30, 2023, compared to $(245,181) and $(196,517) for the three and six months ended June 30, 2022, a decrease of $233,819, or 95%, and $11,186, or 6%, respectively. In the six months ended June 30, 2023, other income (expense) consisted of interest expenses, net of interest income of $(25,212) and change in fair value on derivative of $13,850. In the three months ended June 30, 2022, other income (expense) consisted of interest expense, net of interest income of $(24,365) and change in fair value on derivative of $(220,817). Change in fair value of derivative was related to the conversion of convertible debts into common stock shares.

Net Income (Loss)

Net income (loss) was $(1,267,235) and $(1,846,392), or $0.00 and $0.01 per share, for the three and six months ended June 30, 2023, compared to $(859,326) and $(856,315), or $0.00 and $0.00 per share, for the three and six months ended June 30, 2022.

Our net income (loss) varies from period to period primarily because of the change in fair value on derivative and our increase in general and administrative expenses.

Liquidity and Capital Resources

Introduction

During the three and six months ended June 30, 2023, we were unable to generate sufficient revenues and had negative operating cash flows. Our cash on hand as of December 31, 2022 was $65,651, as of March 31, 2023 was $213,204, and as of June 30, 2023 was $92,501. The increase in cash on hand at March 31, 2023 was primarily from our net cash provided by financing activities. Our monthly cash flow burn rate for the six months ended June 30, 2023 was approximately $67,250. We have strong short and medium term cash needs. We anticipate that these needs will be satisfied through increased revenues and the issuance of debt or the sale of our securities until such time as our cash flows from operations will satisfy our cash flow needs.

Our cash, current assets, total assets, current liabilities, and total liabilities as of June 30, 2023 and December 31, 2022, respectively, are as follows:

	June 30,	December 31,	Increase/
	2023	2022	(Decrease)

Cash	$92,501	$65,651	$26,850
Total Current Assets	1,925,780	2,043,587	(117,807)
Total Assets	2,662,214	2,781,118	(118,904)
Total Current and Total Liabilities	1,481,418	902,788	578,631

Our total current assets and total assets decreased slightly during the six months ended June 30, 2023 primarily as a result of our decrease in inventory of $354,503, offset in part by our increase in right of use asset and prepaid acquisition costs. Our accumulated deficit increased during the six months ended June 30, 2023 by $1,846,392 to $17,773,134.

In order to repay our obligations in full or in part when due, we will be required to raise significant capital from other sources. There is no assurance, however, that we will be successful in these efforts.

Cash Requirements

Our cash on hand as of June 30, 2023 was $92,501. Based on our current level of revenues and monthly burn rate of approximately $67,250 per month, we will need to continue to fund operations by raising capital from the sale of our stock and debt financings.

Sources and Uses of Cash

Operating Activities

We had net cash used in operating activities of $403,493 for the six months ended June 30, 2023, compared to $157,319 for the six months ended June 30, 2022. We use our cash for normal business operations. Our net cash used in operating activities for the six months ended June 30, 2023 consisted of our net loss of $1,846,392, offset in part by our warrants issued for services of $1,148,857, and increase in inventory of $354,503. Our net cash used in operating activities for the three months ended June 30, 2022 consisted of our net loss of $856,315, offset in part by our warrants issued for services of $422,300, an increase in accounts payable of $76,874, and an increase in accounts receivable of $33,148.

Investing Activities

We had zero cash flows provided by investing activities for the six months ended June 30, 2023, compared to $(5,344) for the six months ended June 30, 2022.

Financing Activities

Our net cash provided by financing activities for the six months ended June 30, 2023 was $430,342, compared to $99,970 for the six months ended June 30, 2022. Our net cash provided by financing activities consisted of proceeds from the issuance of notes payable of $431,000, proceeds from the issuance of convertible debt of $350,000, and loan origination fees of $68,888, offset by repayment of notes payable of $309,011 and repayment of convertible debt of $110,535.

Results of Operations for the Years Ended December 31, 2022 and 2021

Introduction

We had revenues of $2,251,469 for the year ended December 31, 2022, as compared to $1,676,598 for the year ended December 31, 2021, an increase of $574,871, or 34%. Our cost of revenue was $879,951 for the year ended December 31, 2022, as compared to $981,520 for the year ended December 31, 2021, a decrease of $101,568, or 10%.

Revenues and Net Operating Loss

Our revenues, operating expenses, and net operating loss for the years ended December 31, 2022 and 2021 were as follows:

	Year Ended December 31, 2022	Year Ended December 31, 2021	Increase/ (Decrease)

Revenue	$2,251,469	$1,676,598	$574,871
Cost of Revenue	879,951	981,520	(101,568)

Operating expenses:
General and administrative	2,283,107	2,584,256	(301,148)
Total operating expenses	2,283,107	2,584,256	(301,148)

Net operating loss
Other income/(expense)	(71,531)	(97,945)	(26,414)

Net gain/(loss)	$(983,121)	$(1,987,122)	$(1,004,000)

Revenues

We had revenues of $2,251,469 and $1,676,598 for the years ended December 31, 2022 and 2021, respectively, an increase of $574,871, or 34%. The increase in revenues was mainly due to our increased focus on the Amazon marketplace. With the additional focus on Amazon marketplace along with adding their fulfillment program, we were able to increase sales through this channel by over $1 million from 2021 to 2022.

Cost of Revenue

Cost of revenue was $879,951 and $981,520 for the years ended December 31, 2022 and 2021, respectively, a decrease of $101,568, or 10%, and consisted of wholesale product costs and packaging.  Additionally, most of the variance was due to the increase in the cost of product merchandise sold during the year.  In 2022, most of our items sold had a higher cost due to manufacturing and shipping increases, an increase of $226,169.  But we also recognized a difference in inventory adjustment for the two years.  In 2022 our inventory adjustment was $96,811 compared to $424,548, a decrease of $327,737.  During 2021, we had some raw product that expired, and we wrote off those goods, while in 2022 we did not have any product expire.

General and Administrative

General and administrative expense was $2,283,107 and $2,584,256 for the years ended December 31, 2022 and 2021, a decrease of $301,148, or 12%. The decrease was related to the reduction in consulting and professional fees during 2022. In the year ended December 31, 2022, general and administrative expenses consisted mainly of consulting fees of $608,819, broker fees of $383,938, selling expenses of $595,318, accounting and legal fees of $145,062, and salaries and wages of $145,589. In the year ended December 31, 2021, general and administrative expenses consisted mainly of consulting of $1,010,902, selling expenses of $560,883, accounting and legal fees of $323,658, salary and wages of $147,938, and transfer agent and filing fees of $46,778.

Net Operating Gain/Loss

As a result of the items discussed above, our net operating loss was $911,590 and $1,889,177 for the years ended December 31, 2022 and 2021, respectively, a reduction of $977,587, or 52%.

Other Income and Expense

Other income (expense) was $(71,531) and $(97,945) for the years ended December 31, 2022 and 2021, respectively, a decrease of $26,414, or 27%. For the year ended December 31, 2022, our other income (expense) consisted of interest expenses, net of interest income of $(64,690) and change in fair value on derivative of $(9,484), offset by a gain on the sale of asset of $2,643. For the year ended December 31, 2021, our other income (expense) consisted of interest expenses, net of interest income of $(52,453) and change in fair value on derivative of $(85,325), offset by SBA loan forgiveness of $39,833.

Net Gain/(Loss)

Our net gain (loss) for the year ended December 31, 2022 was $(983,121), or $0.00 per share, and our net gain (loss) for the ended December 31, 2021 was $(1,987,122), or $(0.01) per share, a decrease of $1,004,000, or 51%.

Liquidity and Capital Resources

Introduction

During the years ended December 31, 2022 and 2021, we had negative operating cash flows. Our cash on hand as of December 31, 2022 was $65,651. Our monthly cash flow burn rate in 2022 (not including inventory purchases) was approximately $28,000. Although we have strong short term cash needs, as our operating expenses increase, we will face strong medium to long term cash needs. We anticipate that these needs will be satisfied through the issuance of debt or the sale of our securities until such time as our cash flows from operations will satisfy our cash flow needs.

Our cash, current assets, total assets, current liabilities, and total liabilities as of December 31, 2022 and 2021 were as follows:

	December 31, 2022	December 31, 2021	Change

Cash	$65,651	$222,098	$(156,447)
Total Current Assets	1,990,572	2,313,404	(322,832)
Total Assets	2,781,118	3,029,579	(248,461)
Total Current Liabilities	902,788	558,841	343,947
Total Liabilities	$902,788	$$558,841	$343,947

Our cash decreased by $156,447 as of December 31, 2022 as compared to December 31, 2021. Our total current assets decreased by $322,832 because of our decrease in cash, as well as accounts receivable and inventory. Our total assets decreased by $74,371, despite our decrease in current assets, as a result of our increase in prepaid acquisition costs, deposits, and fixed assets (net of accumulated depreciation).

Our current and total liabilities increased by $343,947, from $558,841 as of December 31, 2021 to $902,788 as of December 31, 2022. Our total liabilities as of the year ended December 31, 2022 consisted primarily of convertible det of $317,284 and notes payable of $275,370.

In order to repay our obligations in full or in part when due, we will be required to raise significant capital from other sources. There is no assurance, however, that we will be successful in these efforts.

Cash Requirements

Our cash on hand as of December 31, 2022 was $65,651. Our monthly cash flow burn rate in 2022 (not including inventory purchases) was approximately $28,000. Although we have strong short term cash needs, as our operating expenses increase, we will face strong medium to long term cash needs. We anticipate that these needs will be satisfied through the sale of our securities until such time as our cash flows from operations will satisfy our cash flow needs.

Sources and Uses of Cash

Operations

Our net cash used in operating activities for the years ended December 31, 2022 and 2021 $352,578 and $901,298, respectively, a decrease of $548,720, or 61%. Our net cash used in operating activities for the year ended December 31, 2022 consisted of a net loss of $983,121 offset by an adjustment for warrants issued for services of $402,100, an increase in inventory of $138,838, and an increase in accounts payable of $54,048. Our net cash used in operating activities for the year ended December 31, 2021 consisted primary of a net loss of $1,987,122, plus a decrease in accounts receivable of $120,066, offset by an adjustment for warrants issued for services of $608,836 and changes in inventory of $459,717.

Investments

Our cash flow provided by (used in) investing activities for the years ended December 31, 2022 and 2021 was ($7,987) and $(96,004), respectively, a decrease of $88,017. All of our investing activities in 2021 was as a result of a reduction in the value of our trademarks.

Financing

Our net cash provided by financing activities for the years ended December 31, 2022 and 2021 was $204,119 and $1,160,199, respectively, a decrease of $956,081, or 82%. The decrease in 2022 was due to proceeds from the issuance of convertible debt of $323,600 and from the issuance of notes payable of $380,000, offset primarily by the repayment of convertible debt of $193,465 and repayment of notes payable of $294,630.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in our consolidated financial statements and related notes. Our significant accounting policies are described in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates and such differences may be material.

Management considers the following policies critical because they are both important to the portrayal of our financial condition and operating results, and they require management to make judgments and estimates about inherently uncertain matters.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Recent Accounting Pronouncements

Our management has considered all recent accounting pronouncements issued since the last audit of our financial statements. Our management believes that these recent pronouncements will not have a material effect on our financial statements.

Inventory

Inventories consist of health supplements held for sale in the ordinary course of business. The Company uses the weighted average cost method to value its inventories at the lower of cost and net realizable value. The components of inventory cost include raw materials, labor, and overhead.  Net realizable value is determined using various assumptions with regard to excess or slow-moving inventories, expiration dates, current and future product demand, production planning, and market conditions.  A change in any of these variables could result in an adjustment to inventory.

An allowance for Inventory was established in 2018 and is evaluated each quarter to determine if all items are still sellable due to expiration dates. As of December 31, 2022 and 2021, the total of inventory which was written off as an inventory allowance was $1,914,891 and $1,914,891. The inventory allowance did not change in 2022 and 2021 due to the fact that the inventory allowance was created due to some raw product expiring and we wrote-off that total amount in the prior years. The inventory write-offs in the current two periods were just inventory adjustments that were made to increase/decrease to inventory counts and not due to expiring product. The Company has not needed to write-off any expiring product in the current reporting period. All of the current inventory on hand is sellable and not spoiled or expires within twelve months.

	December 31,	December 31,
	2022	2021
Inventory

Inventory Classes:
Raw Materials	$3,398,655	$3,672,699
Finished Goods	310,600	194,490
Work in process	24,764	5,668
Total inventory	3,734,019	3,872,857
Inventory allowance	(1,914,891)	(1,914,891)
Total inventory	1,819,128	1,957,966

Revenue Recognition

We apply Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) topic 606, Revenue from Contracts with Customers (ASC 606).  ASC 606 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes all of the existing revenue recognition guidance.  This standard requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  ASC 606 requires us to identify distinct performance obligations.  A performance obligation is a promise in a contract to transfer a distinct good or service to the customer.  When distinct performance obligations exist, we allocate the contract transaction price to each distinct performance obligation.  The standalone selling price is used to allocate the transaction price to the separate performance obligations.  We  recognize revenue when, or as, the performance obligation is satisfied.

Generally, revenues are recognized at the time of shipment to the customer with the price being fixed and determinable and collectability assured, provided title and risk of loss is transferred to the customer.  Most of our shipping and handling costs are built into the transaction price, but if the customer asks for express shipping, the costs charged to customers are classified as sales, and the shipping and handling costs incurred are included in cost of sales.

Our subsidiary, BergaMet N.A., LLC, recognizes revenue from our main source – e-commerce revenue.  Our sales channels include Bergmet’s website channel or any other selling channel like Amazon, doctors’ offices, and walk-in sales.  All of our customer sales for Healthy Extracts Inc. and Ultimate Brain Nutrients, LLC are recognized as revenue under the subsidiary of BergaMet N.A., LLC.  All three divisions of the Company sell plant-based nutraceuticals to our end using customers.

We evaluate the criteria outlined in ASC 606-10-55, Principal versus Agent Considerations, currently we are the principal and have not engaged any agents at this time.  Currently, we have not recognized any revenues under the agent considerations.

Revenue is recognized when, or as, control of a promised merchandise or service is shipped to the customer, in an amount that reflects the consideration to which we expect to be entitled in exchange for transferring title of those products or services and are recorded net of and discounts or allowances.  Shipping costs paid by the customer are included in revenue.  Merchandise sales are fulfilled with inventory held in our warehouse in Henderson, NV.  Therefore, our contracts have a single performance obligation (shipment of product).

If we receive a request for refund on a customer obligation, we will refund the full cost of the obligation due to our money back guarantee.

Revenue recognition is evaluated through the following five-step process:

1.identification of the contract with a customer;

2.identification off the performance obligations in the contract;

3.determination of the transaction price;

4.allocation of the transaction price to the performance obligations in the contract; and

5.recognition of revenue when or as a performance obligation is satisfied.

These steps are met when an order is received, a price agreed and the product shipped or delivered to that customer.

Debt with Warrants

In accordance with ASC Topic 470-20-25, when the Company issues debt with warrants, the Company treats the fair value of the warrants as a debt discount, recorded as a contra-liability against the debt, and amortizes the balance over the life of the underlying debt as amortization of debt discount expense in the consolidated statements of operations using the straight-line method. The offset to the contra-liability is recorded as either equity or liability in the Company’s consolidated balance sheets depending on the accounting treatment of the warrants. If the debt is retired early, the associated debt discount is then recognized immediately as amortization of debt discount expense in the consolidated statements of operations.

Convertible Debt – Derivative Treatment

When the Company issues debt with a conversion feature, we must first assess whether the conversion feature meets the requirements to be treated as a derivative, as follows: (a) one or more underlyings, typically the price of our common stock; (b) one or more notional amounts or payment provisions or both, generally the number of shares upon conversion; (c) no initial net investment, which typically excludes the amount borrowed; and (d) net settlement provisions, which in the case of convertible debt generally means the stock received upon conversion can be readily sold for cash. An embedded equity-linked component that meets the definition of a derivative does not have to be separated from the host instrument if the component qualifies for the scope exception for certain contracts involving an issuer’s own equity. The scope exception applies if the contract is both (a) indexed to its own stock; and (b) classified in stockholders’ equity in its balance sheet.

If the conversion feature within convertible debt meets the requirements to be treated as a derivative, we estimate the fair value of the convertible debt derivative using a Black-Sholes option pricing model upon the date of issuance. If the fair value of the convertible debt derivative is higher than the face value of the convertible debt, the excess is immediately recognized as interest expense. Otherwise, the fair value of the convertible debt derivative is recorded as a liability with an offsetting amount recorded as a debt discount, which offsets the carrying amount of the debt. The derivative is revalued at the end of each reporting period and any change in fair value is recorded as a gain or loss in the statement of operations. If the convertible debt is viewed as short-term, management chooses to expense the full debt discount in the period incurred is recorded as a gain or loss in the consolidated statement of operations.  If the convertible debt is viewed as long-term, the debt discount is amortized through interest expense over the life of the debt using the straight-line method.

BUSINESS

Overview

We are a platform for acquiring, developing, patenting, marketing, and distributing plant-based nutraceuticals. Our proprietary and patented products target select high-growth categories within the multibillion-dollar nutraceuticals market, such as heart, brain and immune health.

Our current principal geographic markets are customers in the United States looking for nutraceutical products focused on their own heart and brain health and immune support. Our products have not been evaluated by the FDA or any similar regulatory body for safety and efficacy.

The term “nutraceutical” is derived from the combination of the words “nutrient,” which means a nourishing food component, and “pharmaceutical,” meaning a medical drug. The term was coined in 1989 by Stephen DeFelice, founder and chairman of the Foundation for Innovation in Medicine.

Nutraceuticals are generally considered to be substances that beyond their nutritional value can be used to achieve a benefit for an existing physiological condition or provide protection against potential ailments. Nutraceuticals may be used to improve health, delay the aging process, help prevent chronic disease, increase life expectancy, or support the structure or function of the body.

In the U.S., nutraceutical products are regulated as drugs, food ingredients and dietary supplements. The term is not defined the same in all countries but is usually defined as a product isolated from foods and generally sold in medicinal forms not usually associated with food.

The primary philosophy behind nutraceuticals is the focus on prevention and the body’s ability use natural rather artificially derived substances to treat disease or dysfunction — or as the Greek physician and father of modern medicine Hippocrates famously espoused, “Let food be your Medicine.”

Today, the role of nutraceuticals in human health and wellbeing has become one of the most active and important areas of scientific investigation, with the latest findings presenting wide-raging implications for consumers, health care providers, regulators, nutritional supplement producers and distributors. Our mission is to acquire or create products with health and performance benefits that have mass consumer appeal.

Guided by this mission, our first two acquisitions (in 2019 and 2020, respectively) formed our current operating subsidiaries, Bergamet, which offers nutraceutical heart and immune health products, and UBN, which offers nutraceutical products for brain health.

Based on published research from third-party sources, we believe our Bergamet products have been shown to support heart health, support immune response, and address metabolic syndrome. Our UBN brain health formulations have been in development for more than 20 years, over which time its effects have been supported by third-party research studies.

On January 13, 2023, we entered into a definitive agreement to acquire nutraceutical manufacturer, Hyperion and its digital marketing affiliate OPM, both based in Lexington, Virginia. We intend to use a portion of the proceeds from this offering to fund this acquisition.  See “Use of Proceeds.”

Hyperion products have been formulated to support brain, memory, vision, sinus and digestive health, as well as healthy sleep and aging. OPM provides online advertising and marketing for Hyperion as well as other companies in the health and wellness space. The closing of these two acquisitions is expected to occur following the completion of and using the proceeds from this Offering. See “Recent Developments – Acquisitions.”

We anticipate the acquisition of Hyperion and OPM to be transformative to our business, significantly strengthening our manufacturing, marketing and distribution capabilities, expanding our nutraceutical product portfolio, adding positive cash flow, and significantly increasing our annualized gross revenues. Revenues for Hyperion and OPM were over $10 million for the year ended December 31, 2022.

We expect the combination of these synergistic and accretive acquisitions to help accelerate our growth and expand our market reach. Our existing natural heart and brain health formulations are perfect for cross selling with Hyperion’s Green Valley Natural Solutions branded product line. Likewise, we see Green Valley sales benefiting from our established broad marketing channels, which includes subscription-based direct-to-consumer sales, national grocery stores, wholesale distribution, and a strong presence on Amazon.

We also anticipate that the greater financial and operational strength afforded by these two acquisitions to better enable us to make future strategic complementary acquisitions, including some of which we have identified and are currently evaluating.

Our Products

Heart & Immune Health

Our products which are intended to promote heart and immune health have been developed by our BergaMet subsidiary. Bergamot Polyphenolic Fraction Gold (“BPF”) is the active ingredient in these products, and our  47% BPF Bergamet products are currently the only heart health supplements distributed in North America that contain Citrus Bergamot SuperFruit. This exclusive superfruit is of the bergamot orange family, a fragrant citrus fruit about the size of a common orange but with a yellow or green color similar to a lime, depending on its ripeness.

Our Citrus Bergamot SuperFruit varietal, with its 47% BPF, has a high concentration of polyphenols and flavonoids of the citrus bergamia or bergamot orange fruit species. BPF is comprised of five polyphenols (Naringin, Neohesperidin, Brutieridin, Melitidin, and Neoeriocitrin).

BergaMet currently holds the exclusive rights to distribute Citrus Bergamot SuperFruit 47% BPF products in the online and direct to consumer channels in the U.S. and Canada pursuant to a supply agreement with H&AD S.r.L., an Italian limited company, which we entered into on January 1, 2019 and amended on November 1, 2021. The supply agreement has a term of five years and is renewable for up to four additional and successive three-year terms. We have minimum purchase obligations under the agreement, which require us to purchase at least 4,000 kilograms of BPF in 2023 at a current price of approximately US $155.00 per kilogram, for a total purchase obligation of approximately $620,000 for 2023. Through 2022, we have paid H&AD a total of approximately $1.2 million for BPF product. The agreement is mutually exclusive in that (i) we cannot purchase BPF from any third-party, sell or distribute any similar product in the territory, sell the product outside the territory, or produce the product ourselves, and (ii) H&AD will not supply or sell the product to any third-party in the territory. Each party may terminate the agreement upon a breach by the other party.

Bergamot is a rare citrus fruit native to the Calabrian region of Southern Italy. Due to the fruit’s sensitivity to certain weather and soil conditions, this region accounts for 80 percent of the worldwide production of bergamot. Bergamot has been used for decades in the Calabrian regions for its beneficial effects in promoting overall health, particularly in support of cholesterol, cardiovascular, and metabolic health.

Citrus bergamot contains five antioxidant polyphenols in unusually concentrated amounts, which are believed to help protect the human body’s trillions of cells from free radical damage. The juice and albedo of bergamot has a profile of flavanoid and glycosides, such as neoeriocitrin, neohesperidin, naringin, rutin, neodesmin, rhoifolin, and poncirin.

Naringin has been shown to be beneficial in animal models of atherosclerosis, while neoeriocitrin and rutin have been found to exhibit a strong capacity to prevent low-density lipoprotein (“LDL”) from oxidation. Importantly, bergamot juice is rich in brutieridine and melitidine with an ability to inhibit HMG-CoA reductase, which inhibits the liver’s ability to produce LDL, resulting in reduced cholesterol levels in liver cells.

Bergamot Products

We develop, manufacture and distribute bergamot-based products in tablet and capsule form under the following brands:

•BergaMet Pro+

•BergaMet Mega+O

•BergaMet HERHEART

•BergaMet Cholesterol Command

•BergaMet SPORTSHEART

•BergaMet CLINICAL IMMUNE

All of our BergaMet products are vegan friendly, non-GMO and gluten-free, and produced and tested by certified U.S. facilities, all as represented to us by our supplier, H&AD. Our HerHeart, Cholesterol Command, and Pro+ products are vegan, non-GMO, and gluten-free, as represented to us by our supplier, Norax Supplements.

In published research from third-party sources, our Citrus Bergamot has been shown to support heart health, support immune response and address metabolic syndrome. Our Citrus Bergamot has also been shown to naturally reduce cholesterol by lowering LDL and increasing high-density lipoprotein (“HDL”).

According to the CDC, nearly 94 million U.S. adults aged 20 years or older have high cholesterol levels that puts them at risk of heart disease. Every year an estimated 35 million people are prescribed statins to lower cholesterol, according to drugs.com, but these drugs can cause numerous negative side effects.

A peer-reviewed study demonstrated that the naturally-derived, bergamot polyphenolic fraction (BPF) contained in our Citrus Bergamot can significantly enhance the beneficial effects of rosuvastatin, one of the most prescribed drugs for reducing cardiometabolic risk.

Brain Health

Our UBN subsidiary develops plant-based health technology neuro-products that have been shown to improve brain health, including memory, cognition, focus and neuro-energy. UBN's mission is to naturally create better lifestyles with superior health technology and products.

UBN’s KETONOMICS® proprietary formulations, which are intended to enhance brain activity, focus, headache and cognitive behavior, provide many sales and intellectual property licensing opportunities.

UBN’s all-natural, sugar-free and caffeine-free proprietary formulations are the result of 20 years of scientific research by third-parties and are positioned to provide consumer neuro-products that are natural brain solutions.

UBN’s KETONOMICS® supplementation has also been studied in sports physiology, with specific regard to its potential benefits for competitive performance and endurance.

UBN offers several proprietary products, with four patent-pending formulations and two patents issued covering brain activity, focus, headache and cognitive behavior.

UBN Products

We have launched four brain health products based upon our proprietary Fuel4Thought® (F4T®) formulations. These brain health products are sold under the following product labels:

•UBN ACTIVATE: a proprietary natural formulation that has been demonstrated to increase key brain activity by as much as 46%. This product is sold direct-to-consumer via our UBN website, either as a singular sale or monthly subscription.

•UBN RELIEF: intended for migraine sufferers, this proprietary, patent-pending natural formulation has been shown to provide relief from symptoms often associated with migraine headaches, while also increasing brain and cognitive activation. This product is sold direct-to consumer on our website as singular sale or monthly subscription, as well as sold in the retail marketplace.

•Brain Activate - Gel, a proprietary gel pack formulation which was launched in collaboration with and under the brand name of our top brand influencer, Whitney Johns. The concentrated natural gel formulation provides the perfect “brain food” for sustained mental energy and attention without added sugars. It is sold direct-to-consumer on whitneyjohns.com as a singular sale or by subscription. The gel packs are developed by Gelteq, a global leader in ingestible gel technology. Gelteq gels offer a super-convenient way to consume substances that have a positive impact on mental skills (sometimes referred to as “nootropics”) and other nutrients.

•Brain Activate - ENERGY Gel: a proprietary gel pack nootropic formulation with caffeine. It is specially formulated to support focus, memory, cognition, mood and brain health, as well as reduce brain fog and support natural sleep patterns. The product was developed and launched in collaboration with Whitney Johns, and is sold direct-to-consumer on whitneyjohns.com as a singular sale or monthly subscription.

Our F4T® formulation includes C8 MCT (derived from coconut extract), Nuementix (spearmint), FloraGLO, and highly concentrated medium chain triglycerides, F4T® MCT, which are derived from our patented extraction process. F4T® C8 MCTs have been shown to elevate the level of ketones in the brain. “C8” refers to the eight-carbon chain that characterizes this specific fatty acid. As a result, manufacturers have taken to purifying MCT oil derived from coconuts so it contains only caprylic acid. That's because caprylic acid (C8) seems to be the most metabolically active medium-chain fatty acid.

The F4T® formulation also includes a proprietary blend of other key ingredients, including a naturally sourced nootropic spearmint extract that is demonstrated to support mental focus during the day without disrupting sleep at night and a protective antioxidant found naturally in the body that helps the brain function optimally and promotes better mood and sleep habits. It also includes a natural marigold extract that is scientifically shown to block blue light and replenish lutein, which is critical for optimum eye health. The antioxidant function comes from the Neumentix that contains a combination of polyphenols from Kemin’s proprietary spearmint extract. The complex contains rosmarinic, salvianolic, lithospermic and caftaric acids (and more) that act as antioxidants in the brain. The formulation has been in development for more than 20 years, over which time it has gained support by third-party research studies.

The above EEG brain scan images are from a study that showed a 46% increase in brain activation after a subject consumed our active ingredients. The concentrated formulation provides the perfect “brain food” for sustained mental energy and attention. There can be no assurance that our formulations will produce the same results as this study using just our active ingredients.

The brain activation described above is measured by electroencephalographic (EEG) electrodes placed on the surface of the skull overlying the major anatomic lobes of the brain (frontal, parietal, temporal, occipital). The activation is measured in microvolts of energy and reflects brain physiological function; the higher the voltage, the higher the functional activity. Functional magnetic resonance imaging (fMRI) of the brain has documented correlation between performance and health tasks and the “lighting up” of the relevant brain cortex areas. Activation of the following areas correlate with the related desirable brain function: frontal lobe - cognition, integration; parietal lobe - sensory, awareness, spatial orientation; temporal lobe - motor, language, memory; occipital lobe - visual function. The subjects in our intervention groups consumed the active supplement containing our formulation of C8 MCT, Neumentix, and Floragio. In the acute study, the assessments were made 90 minutes after consumption and in the long-term study, the assessments were made 30 days after consumption. Study one (acute) had 11 subjects (8 intervention and 3 control) and study two (long term) had 18 subjects (13 intervention and 5 control). Subjects underwent EEG voltage measurement with auditory reaction time (WaviMed System) and vision and trail making testing (Senaptec Sensory Station). Trail making testing (“TMT”), while not using sample sizes believed to be statistically significant, is one of the most widely used tests for cognitive impairment, is believed to measure several functions, particularly cognitive flexibility, alternating attention, sequencing, visual search, and motor speed. Brain activation improved in 20 of the 21 intervention group subjects with voltage increases ranging from no change to 200%, average 46% increase. This activation level correlated positively with improvements in reaction time, vision and trail making tests. Parameter changes were statistically significant with a strong improvement trend for the auditory reaction time measures. The tests were conducted by Dr. Neil Wolkodoff in a strict prospective, randomized manner. The results were double blinded with regard to intervention versus placebo group results and all data was deposited into a blind pool until completion of the trials when the results were unblinded and statistically analyzed. An independent third party transposed the EEG voltage readings into a computer generated “brain image” for peer reviewed publication purposes. No caffeine, steroids or other stimulants were consumed by any study subjects.

We are in the development phase for new products focused on Alzheimer’s disease and dementia. We are finalizing development of additional non-FDA approved, brain health products which focus on dementia and Alzheimer’s disease. We expect to have our development processes completed in 2024.

Gel-Pack Exclusive Licensing and Manufacturing Agreement

In August 2021, we signed an exclusive U.S. and Canada licensing and manufacturing agreement with Gelteq, a third party developer of ingestible gel technology, under which we agreed to develop and manufacture an advanced oral delivery system for our plant-based heart, immune and brain health formulations. The agreement has a three-year term and can be terminated by either party in the event of a breach, and contains a minimum order amount of 500,000 units of product (of which 250,000 units must have been purchased during the first 12 months). The agreement is mutually exclusive in that Gelteq is to be the exclusive manufacturer of all gel products that contain bergamot by us in the territory, and that they will not manufacture gels containing bergamot for any other company in the territory. Finally, we paid Gelteq a license fee of $150,000 and 5% of the total price of products purchased by us.

Through this agreement we secured the exclusive rights to use Gelteq’s gelification process in the U.S. and Canada for the development and marketing of natural ingestible gels that contain our Citrus Bergamot or UBN ingredients. Among the many benefits, we believe our new exclusive gel pack format will make our products easier and more convenient to consume.

Citrus Bergamot has been traditionally taken in tablet form which presents several drawbacks. Tablets require a liquid to facilitate swallowing or prevent choking (which still may occur), and proper digestion and absorption can sometimes be challenging. The liquid extract form of Bergamot is typically not preferred due to its unpleasant bitter taste.

The proprietary ingredients used in in our UBN product line are typically available in powder form, with this requiring it be mixed with a liquid in a separate container. This can be messy and inconvenient for today’s on-the-go lifestyles. In contrast, a single-serving, gel pack containing our health-promoting formulations can be easily consumed anytime, anywhere with no liquid or mixing required.

We also believe this gel-based oral delivery technology can be superior to pills, tablets, powders and other delivery methods in terms of greater bioavailability, targeted release times and pleasant taste, while reducing the risk of choking.

BRAIN ACTIVATE On-the-Go Gel Packs
Exclusive to WHITNEY JOHNS™ NUTRITION

WHITNEY
JOHNS
BRAIN
ACTIVATE

WHITNEY
JOHNS
BRAIN
ACTIVATE
ENERGY

BRAIN ACTIVATE

Supports focus, memory, cognition, mood and brain health.

BRAIN ACTIVATE w/Caffeine

Energy that Supports focus, memory, cognition, mood and brain health.

30 Day Clinical Trial Results

EEG Scans Before & After Consuming the Active Ingredients of the BRAIN ACTIVATE™ Formulation

46%
INCREASE IN BRAIN ACTIVATION

Before	After	Before	After

Source: Research article published in Annals of Reviews and Research, August 2021

We have launched two gel pack products using our patent-protected Fuel4Thought® (F4T®) formulation with Whitney Johns, including Brain Activate - Gel (without caffeine) and Brain Activate - ENERGY Gel. We plan to next introduce heart and immune health gel packs that exclusively feature Citrus Bergamot SuperFruit in 2024.

Our Markets

The overall nutraceutical market is growing at a 7.8% CAGR and is expected to reach $441 billion by 2026, according to ReportLinker. Driving this growth are multiple factors, including changing lifestyles, growing consumer desire to move away from expensive prescription medicine and undesirable side effects, aging population and increased life expectancy. Our current principal geographic markets are customers in the United States looking for nutraceutical products focused on their own heart and brain health and immune support.

A growing self-care trend is also driving strong demand for nutraceuticals. Given increasingly hectic lifestyles, and the lack of time for preparing and consuming the required nutrients through a regular diet, the desire to replenish or augment essential nutrients with nutraceuticals is also increasing.

Our BergaMet all-natural Citrus Bergamot SuperFruit formulations address an expanding global heart health ingredients market that is projected to grow at a 4.6% CAGR to reach $55.3 billion by 2027, according to ResearchAndMarkets. This growth is largely being driven by concerns about cardiovascular disease, which remains the leading cause of premature death globally according to the World Health Organization.

Our UBN products tap the fast-growing market for brain health, which is growing at a 9.4% CAGR to reach $15.7 billion by 2030, according to Grandview Research. This market is being driven in part by the rise in the aging adult population in North America and Europe, with consumers increasingly using brain health supplements to prevent or treat mental conditions such as memory loss or dementia, or to improve mental cognition, energy and focus.

Americans consume unhealthy energy shots and drinks every day, with this alone generating over $12.5 billion per year in industry sales. Within this growing market, UBN is advancing its position to meet rising consumer demand for healthy options backed by third-party research studies. Our KETONOMICS® proprietary formulations have been proven to naturally elevate brain energy and function, including memory, cognition and focus.

Our UBN RELIEF product for migraine suffers also address a huge market opportunity, with an estimated 39 million people suffering from migraine headaches in the U.S. and 1 billion worldwide, according to the American Migraine Foundation.

We anticipate launching a gut health gel pack. The new gut health product will allow us to address a large and expanding global gut health market that is growing at a 7.9% CAGR to reach nearly $72 billion by 2027, according to Fortune Business Insights. Our gut health products are ready to be manufactured but have not yet been introduced to the market. Gut health is the balance between helpful and harmful bacteria and yeast in the digestive system.

Go-to-Market Strategy

Our approach to the market has been to implement a multi-channel marketing strategy that includes major eCommerce websites, distributors, white and private label, direct-to-consumer, influencer and affiliate programs, and traditional retail marketplaces.

As a key part of our multi-channel strategy, Amazon.com has been generating strong sales, particularly with its popular ‘Subscribe & Save’ option helping to further expand our recurring revenue stream. Amazon complements our direct-to-consumer channel on our BergaMet and UBN websites that offer a subscription-based option. Last year our Citrus Bergamot SuperFruit formulations also became available for purchased on Walmart.com.

In the third quarter of 2022, we launched our premium Citrus Bergamot SuperFruit heart health supplement, BergaMet PRO+, on Fullscript.com, the nation’s leading care delivery platform for integrative medicine. This made BergaMet PRO+ available to the more than 70,000 healthcare professionals and their more than 5 million patients on the Fullscript care platform.

The Fullscript launch followed the entry of our natural formulations for brain health into the retail marketplace through Natural Grocers stores nationwide. Natural Grocers is the nation's largest family-operated organic and natural grocery retailer. The retailer also provides extensive free nutrition education programs that help consumers make informed nutritional health choices. The initial two products sold by Natural Grocers where our Ultimate Brain Nutrients (UBN) ACTIVATE and UBN RELIEF.

Influencer Program

We introduced our influencer program in the Fall of 2021 as a cost-effective and efficient way to expand our sales, brand awareness and market share. According to the social commerce platform Poshmark, about 41% of consumers discover new brands from influencers and 33% through social media marketing.

We believe our influencer program is ideally suited for influencers who have more than 500,000 followers in the health and wellness, sports and healthcare markets, and particularly those who would like to enhance their personal brand with unlimited revenue potential. Through this program, qualified influencers can easily introduce their own personally branded nutraceutical products, with Healthy Extracts providing the backend of product development, manufacturing, distribution, order fulfillment and customer service.

As our first major influencer under this program, we teamed with popular fitness coach and entrepreneur, Whitney Johns. Whitney is an accomplished fitness athlete, model, personal trainer and nutrition advocate who has garnerd more than a million followers across Instagram, Facebook, TikTok, Twitter, and YouTube. Some of her popularity is due to her personalized diet and fitness program, Find Your Fit with Whit, which helps individuals from all walks of life achieve their personal nutritional and fitness goals. We entered into a Private Label Agreement with her on October 11, 2021, pursuant to which we granted her the exclusive right to private label our Ultimate Brain Nutrients ACTIVATE and BergaMetNA sports performance and hormone balancing products in the field of female fitness, and granted her the right of first refusal for private label rights on any new products and technology in the field. We have also developed our gut health and ACTIVATE gel pack products with her, which are ready to manufacture but which have not been introduced to the market yet. The agreement is for three years and was subsequently verbally amended for us to pay her a flat monthly fee of $4,000 instead of the sales and volume-based compensation model in the original agreement. The agreement can be terminated by either party on 90 days’ written notice. Through June 30, 2023, we have paid her a total of $28,000 under this agreement. We also granted her RSU’s for 500,000 shares of our common stock with a purchase price of $0.01 per share. The verbal amendment will be in place until otherwise agreed between the parties.

Whitney Johns’ new product line of brain, physical performance and women’s hormone health products are based upon our proven all-natural Citrus Bergamot SuperFruit and Ultimate Brain Nutrients formulations. This means they are also vegan-friendly, non-GMO, gluten-free and organic, and made in a certified U.S. facility. Moreover, they are supported by published research from third-party sources, which helps influencers like Whitney to provide their full-throated endorsement of our proprietary formulations.

The first Whitney products have included Whitney Johns Nutrition BRAIN ACTIVATE (in powder and gel format), ACTIVE for enhanced physical performance, and WOMEN’S HORMONE SUPPORT. These products are available from whitneyjohns.com as well as on Whitney’s Amazon.com store, with both channels offering subscription options.

WHITNEY JOHNS™ NUTRITION

WHITNEY JOHNS
BRAIN ACTIVATE

BRAIN ACTIVATE (powder)

Supports focus, memory, cognition, mood and brain health.

WHITNEY JOHNS
ACTIVE

ACTIVE (tablet)

Improves physical performance, recovery, endurance, and oxygen consumption (VO2 max).

WHITNEY JOHNS
HORMONE SUPPORT

WOMEN'S HORMONE SUPPORT (tablet)

For hormone balance, energy, mood, libido and aids in metabolizing fat, & is a strong anti-inflammatory.

WHITNEY JOHNS
WOMEN'S
CITRUS BERGAMOT
CITRUS BERGAMOT BPF GOLD
1,200 MG PER DAY

WOMEN'S CITRUS BERGAMOT (tablet)

18 key ingredients, including powerful antioxidant & healthy inflammatory properties. It also supports energy & cardiovascular health.

Future Growth Drivers

New Sales Channels and Product Launches

In order to drive continued sales growth and leverage our growing customer base, we are planning to expand our product portfolio to include supplements that support gut health as well as introduce more products in gel-pack format. We anticipate this to include a new Whitney Johns gut health gel-pack as well as a new gel pack option for our Ultimate Brain Nutrients RELIEF.

We plan to further expand our sales channels as well as our portfolio of natural formulations for heart and brain health and other indications.

Strategic Acquisitions

The market for nutraceutical products is highly fragmented, which create many acquisition opportunities. As part of our primary mission, we will continue to evaluate potential acquisition opportunities that could expand our product portfolio and benefit from our marketing strength and multi-channel distribution.

We anticipate that the greater financial and operational strength afforded by the aforementioned planned acquisitions of Hyperion and OPM will better enable us to make future strategic complementary acquisitions.

Intellectual Property

Patents

We have filed formulation patent applications related to general brain health as well as patents particularly focused on migraine headaches. The platform includes general utility patents with additional disclosure of methods of manufacture as indicated below. Categories of ingredients are listed in both the independent (standalone) and the dependent (successor claims with specifics, variations and limitations) claims. “Comprising” language is utilized wherever it is allowed by the U.S. Patent and Trademark Office (PTO) whereby the patented formulation includes but is not limited to the elements listed in the claim. Markush groups and claims are used so that categories can include alternative ingredients from a selected group that share structural similarities or common functions. Expiration dates for issued patents are listed, expiration for pending patents will be 17 years after the date of issuance, and all patents are in the United States.

Prophylaxis and Mitigation of Migraine Headaches Using Medium Chain Triglycerides, Ketone Ester, and Other Ketogenic Sources. Filed January 10, 2018 (PTO Application No. 15/743,448); pending approval. “Parent Patent” related to migraine headaches and covers the methods of reducing frequency of migraine onset and symptoms as well as augmenting the effects of pharmaceutical and non-pharmaceutical inventions. Includes techniques of providing adequate levels of dietary ketogenic MCT. The invention provides a mixture of caprylic and capric acids; these triglycerides may either be enriched or purified with coconut oil. Relates to Activate product line.

Prophylaxis and Mitigation of Migraine Headaches Using Medium Chain Triglycerides, Ketone Ester, and Other Ketogenic Sources. Filed April 22, 2019 (PTO Application No. 16/501,502); pending approval. “Divisional” filing from the “Parent” to address restriction requirements and identifies additional distinct claims. Relates to preventing, arresting or reducing the frequency and severity of a migraine headache. Additional filing September 30, 2020 (PTO Application No. 17/011/650); pending approval. This composition is comprised of a dietary ketone wherein this unique ingredient is intended to address migraines with disclosure of a related method of manufacture. The supplement manufacturing method also contains ketogenic MCT in combination with a pharmaceutical agent. Relates to the Activate product line.

Compositions of Medium Chain Triglycerides and Plant-Based Nutrients for Brain Health. Filed December 19, 2018 (PTO Application No. 16/350,663); response to PTO comments September 9, 2019; written amendment acknowledged; pending approval. Relates to enhancement of metabolic energy pathways to improve attention, cognition, memory, analytical and executive functions. Formulation categories include medium chain triglycerides (MCT), polyphenol-rich phytonutrients, brain carotenoid antioxidants, dietary vitamins and minerals and miscellaneous nutrients. Relates to Activate and BergaMet product lines.

Compositions of Ketogenic Sources, Micronutrients and Phytochemicals for Prophylaxis and Mitigation of Migraine Headache. Patent issued December 10, 2019 (Patent No. 10,500,182). Expiration December 10, 2036. This “Continuation-in-Part” filing from the “Parent” repeats a portion of the original specifications but adds subject matter not previously disclosed. Relates to preventing, arresting or reducing the frequency and severity of a migraine with disclosure of the method of manufacture. The comprehensive composition of categories includes ketogenic sources, phytonutrients, vitamins, mineral co-factors, antioxidants and miscellaneous nutrients. Relates to the Activate product line.

Compositions of Ketogenic Agents, Cannabinoids, Plant-Derived Substances and Micronutrients. Patent issued February 9, 2021 (U.S. Patent No. 10,912,758). Expiration February 9, 2038. Relates to modulation of metabolic pathways to benefit human performance, endurance and cardiometabolic health as well as improving cognition, executive function and women’s health. Formulation categories include ketogenic agents, cannabinoids, polyphenols, dietary nutrients, antioxidants and mineral co-factors. Relates to Activate and BergaMet product lines. Contains ability to include hemp-derived cannabinoids in unique product formulations whenever allowable under federal law.

Qualified Health Claim (QHC)

We filed a QHC petition for Fuel for migraine health with the Center for Food Safety and Nutrition of the FDA in July 2019. The preponderance of third-party scientific evidence to support the claim has been submitted. The FDA acknowledged that our petition met the requirements under 21 CFR 101.70 and was submitted in the proper legal format. In light of increased administrative burdens from the COVID-19 pandemic, the FDA has requested extended decision delays to which we agreed. A final decision is now expected before the end of 2023.

Trademark

A trademark owned by us that supports the entire brain health product platform is: KETONOMICS. The trademark received registration approval April 29, 2014 (Registration Number 4523135) and will not expire while it is in commercial use. This Service Mark has broad application in the “Goods and Services” category and covers: “Medical and scientific research in the field of brain metabolism and physiological metabolism; Product development in the field of brain metabolism and physiological metabolism; Research and development and consultation related thereto in the field of brain metabolism and physiological metabolism; Research and development of new products; Scientific research consulting in the field of brain metabolism and physiological metabolism.”

Competition

We compete with other manufacturers, distributors and marketers of vitamins, minerals, herbs, and other nutritional supplements both within and outside the U.S.

The competitive landscape is similar to other supplements. Our higher percentage of BPF Gold 47% distinguishes us as a high-quality competitor. We promote our products consistently with online marketing.

Our key competitor is Ortho Molecular, who distributors through medical offices. We are priced similarly to their product.  They sell a 38% BPF product.

Our key competitors on digital marketing and Amazon are Doublewood, Secrets, Naomi, and Jarrow. Doublewood, Jarrow, and Naomi are priced higher or similar. Secrets uses a lower quality citrus bergamot and are considered a price and low-quality competitor. We intend to distinguish ourselves from these competitors through better digital marketing and brand loyalty.

The nutritional supplement industry is highly fragmented and competition for the sale of nutritional supplements comes from many sources. Such products are sold primarily through retailers (drug store chains, supermarkets, and mass market discount retailers), health and natural food stores, and direct sales channels (network marketing and internet sales).

The nutritional supplement industry is highly competitive, and we expect the level of competition to remain high over the near term. We do not believe it is possible to accurately estimate the total number or size of our competitors. The nutritional supplement industry has undergone some consolidation in the recent past and we expect that trend may continue in the near term.

We have high gross margin categories, with our gross margin ranging from 60% to 80%, depending on product and market channel.

Based upon our exclusive U.S. and Canadian licensing and manufacturing agreement with Gelteq, we believe we are able to offer a gel-pack delivery system that our competition in North America cannot provide. Gelteq is a customizable platform for supplement delivery, in that each gel formulation is tailored to solve a particular problem and deliver a specific outcome.

As the exclusive North American provider of H&AD’s Citrus Bergamot SuperFruit, our heart and immune products have several advantages. For example, our BergaMet PRO+ product has 47% BPF Gold potency as compared to the closest competitor at only 38% BPF. BPF is an extract derived from the fruit’s juice, peel, and pulp, is comprised of five polyphenols (Naringin, Neohesperidin, Brutieridin, Melitidin, and Neoeriocitrin), and its potency is determined by the concentration of these five polyphenols achieved during the extraction process. The potency of BPF is widely compared by Bergamot users in making their purchase decisions because a higher potency may lead to greater benefits, and is generally considered more desirable in the marketplace.

Backed by published research from third-party sources, our citrus bergamot has been shown to support heart health, support immune response, and address metabolic syndrome.

Employees

On the Healthy Extracts holding company level, our employees are comprised of our company’s two officers, each of which is a full-time employee. Our BergaMet subsidiary has two full-time employees. Our UBN subsidiary currently does not have its own employees since it uses outside contract help on an as-needed basis, with management provided by our officers.

We anticipate all of our employees will continue to work for us for the foreseeable future. We plan to hire appropriate personnel on an as-needed basis and utilize the services of independent contractors as needed.

We anticipate that our planned acquisition of Hyperion and OPM will add approximately 14 employees, which will continue to work out of their existing facilities in Lexington, Virginia.

Recent Developments

Pending Acquisitions

On January 13, 2023, we entered into an Acquisition Agreement for the acquisition of Hyperion, L.L.C. and Online Publishing & Marketing, LLC, both Virginia limited liabilities companies, by merging them into our newly-formed wholly-owned subsidiaries, Green Valley Natural Solutions, LLC (“Green Valley”) and Online Publishing & Marketing, LLC (“OPM”), both Nevada limited liability companies. The closing of the acquisition will take place following the satisfaction of certain closing conditions, including a capital raise of at least $4,000,000 and the commencement of trading, or approval for the commencement of trading, of our common stock on the Nasdaq Capital Market. The total purchase price for the acquisitions will be $1,750,000 in cash, $1,300,000 in the form of secured promissory notes, and $1,250,000 worth of our common stock (based on a 30% premium to the price paid per share of common stock in the above-referenced capital raise, but in no event more than ninety percent (90%) of the volume weighted average price for our common stock for the ninety (90) trading days up to and including the trading day immediately before the day the price is finally determined for securities sold in the capital raise).

Hyperion markets and sells 14 nutraceutical supplements in capsule form, allowing customers to easily incorporate them into their daily routines. Their line of supplements has been specifically formulated to cater to the needs of the 55-plus age demographic. Hyperion's business model is to provide valuable and informative content to consumers who actively seek to enhance their overall well-being using natural methods. They use targeted marketing efforts directed at both existing customers and affiliate partners.

None of Hyperion’s products have been evaluated by the FDA or any similar regulatory body for safety, efficacy, or effectiveness. Hyperion’s products are not patented, and Hyperion makes no specific claims as to the health benefits of its products.

Hyperion’s material nutraceutical products include:

•Genesis - Intended to support normal healthy telomeres. Telomeres protect the ends of chromosomes from becoming frayed or tangled. Two of the main ingredients are Telos95 and  cycloastragenol.

•Bone and Muscle Defense – Intended to support healthy bones and muscles. Contains OsteoSine® and myHMB®️ derived from the amino acid leucine.

•Triple Joint Relief - Intended to support healthy joints and mobility.  Boswellia and a form of turmeric called Turmacin with BCM-95 are two of the main ingredients.

•Stem Cell - Intended to support healthy aging, energy levels, and immune support. Its formula includes a form of the Sea Buckthorn berry called CyanthOx™30. CyanthOx™30 is a powerful nutrient that can support stem cells in the body.

•Advanced Brain Power - Intended to support memory, focus, and circulation with a formulation of Biotin, Chromium, Luteolin, Baicalin and Resveratrol.

•Colon Ultra Cleanse - Intended to support colon health to safely fight bloating, abdominal pressure, diarrhea, and gastric discomfort. Key Ingredients include soluble Psyllium fiber, Senna leaf extract, and Goldenseal.

•Eye Vitality Plus - Intended to support healthy vision, the protection and rebuilding of your macular shield, and helping your eyes stay moist and lubricated. Ingredients are AREDS-2 based formula includes Lutein and MaquiBright™.

•Iuvinus - A Combination of vitamin and nutrients formulated to support blood flow and circulation. Featured ingredients include a vitamin K2 called K2Vital Delta®, D3 and Resveratrol.

•Comfort Pro - Formulated to support a reduction in constipation. Features a unique strain of probiotic called BB-536.

•My Sinus Miracle - Intended to support sinus health as well as supporting a healthy immune system and respiratory function. Contains a combination of South African geranium root, elderberry fruit extract, quercetin, and the potent antioxidant amino acid, N-acetyl-cysteine.

•My Sleep Miracle - Herbs and nutrients used traditionally for thousands of years help support relieving stress and anxiety. Formulated with KSS-66 Ashwagandha, Chamomile Extract, and L-Theanine.

•Vital Force - Natural mix of herbs and plant extracts supports immune system function and health of your cells. Combined with 11 other vitamins and nutrients Vital Force also contains Setria® and N-Acetyl L-Cysteine (NAC) to support healthy glutathione levels.

The combination of the businesses is expected to significantly increase our current annualized gross revenues. Hyperion is also expected to strengthen our manufacturing and distribution capabilities, as well as expand our product portfolio with 15 proprietary nutraceutical formulations sold under the brand, Green Valley Natural Solutions. Green Valley’s formulations of natural, plant-based ingredients are believed to be beneficial for brain, memory, vision, sinus and digestive health, as well as healthy sleep and aging.

Green Valley Natural Solutions products are manufactured and shipped direct-to-consumer from specially temperature-controlled warehouses leased in Shenandoah Valley, Virginia. These facilities would add an East Coast presence to our existing warehouse and shipping facilities in Nevada, with this expected to lower customer shipping costs and order delivery times.

Hyperion’s relationships with high-quality contract manufacturers is also expected to lower our manufacturing costs, as well as improve supply chain efficiencies and economies of scale.

OPM specializes in creating digital and affiliate marketing content for Hyperion and will enhance our overall marketing strategy and audience reach. They also bring a large email distribution list of hundreds of thousands of potential customers with a new affiliate marketing channel. OPM also produces engaging digital content such as educational videos and newsletters.

The planned acquisition of Hyperion and OPM is expected to add approximately 14 employees, who would continue to work out of the existing facilities in Lexington, Virginia.

We expect these two synergistic and accretive acquisitions to accelerate and support our growth and expand our market reach. Our natural heart and brain health formulations are perfect for cross selling or private labeling with Green Valley products, such as their stem cell restore formulation that are sold across various marketing channels. Likewise, Green Valley sales would benefit from our established marketing channels, which includes subscription-based direct-to-consumer, national grocery stores, and a strong presence on Amazon.

On a pro forma basis upon the closing of the acquisitions, we would generate over $12 million in annualized gross revenue, including significant recurring revenue being generated by subscriptions. The anticipated positive cash flow would fund future revenue growth from new product introductions and market expansion, as well as other potential strategic acquisitions.

The completion of the acquisitions is subject to the following material closing conditions, and there can be no assurance that the transactions will be completed as described (conditions that have been waived or satisfied are identified below):

•we will have entered into a new lease agreement for at least a twelve month period at the current Hyperion and OPM location;

•a key employee of Hyperion and OPM will have entered into a consulting agreement with our affiliate (this condition will be waived by us as the employee is no longer deemed necessary);

•our independent auditor will have completed an audit of the financial statements of Hyperion and OPM (this condition has been satisfied);

•we will have closed on one or more rounds of financing for an aggregate amount of no less than $4,000,000, of which at least $250,000 will be from selling parties to the transaction; and

•we will have commenced trading, or been approved to commence trading, on either the Nasdaq or the NYSE American Exchange

Governmental Controls, Approval and Licensing Requirements

Our products have not been evaluated by the FDA or any similar regulatory body for safety and efficacy.

Federal laws related to the advertising, distribution and sale of health supplements.

We expect that the formulation, manufacturing, packaging, labeling, advertising, distribution and sale (hereafter, “sale” or “sold” may be used to signify all of these activities) of our vitamin and nutritional supplement products will be subject to regulation by one or more federal agencies, primarily the FDA and the Federal Trade Commission (“FTC”), and to a lesser extent the Consumer Product Safety Commission (“CPSC”), the United States Department of Agriculture, and the Environmental Protection Agency. Our activities are also regulated by various governmental agencies for the states and localities in which our products are sold, as well as by governmental agencies in certain countries outside the United States in which our products are sold. Among other matters, regulation by the FDA and the FTC is concerned with product safety and claims made with respect to a product’s ability to provide health-related benefits. Specifically, the FDA, under the Federal Food, Drug, and Cosmetic Act (“FDCA”), regulates the formulation, manufacturing, packaging, labeling, distribution, and sale of food, including dietary supplements and over-the-counter (“OTC”) drugs. The FTC regulates the advertising of these products. The National Advertising Division (“NAD”) of the Council of Better Business Bureaus oversees an industry-sponsored, self-regulatory system that permits competitors to resolve disputes over advertising claims. The NAD has no enforcement authority of its own, but may refer matters that appear to violate the FTC Act or the FDCA to the FTC or the FDA for further action, as appropriate.

All of the nutritional supplement products that we plan to sell are classified as dietary supplements. The FDA’s revision of nutrition labeling requirements also affects the nutrition labeling of certain dietary supplements. Our affected manufacturers may have revised labels on some of their dietary supplements to comply with the new requirements. Our manufacturers review our labels prior to each product run to assure compliance. Moreover, these manufacturers may need to reformulate their products to maintain eligibility for certain marketing claims.

The Dietary Supplement Health and Education Act (“DSHEA”) was enacted in 1994, amending the FDCA. Among other things, DSHEA prevents the FDA from regulating dietary ingredients in dietary supplements as “food additives” and allows the use of statements of nutritional support on product labels and in labeling. DSHEA establishes a statutory class of “dietary supplements,” which includes vitamins, minerals, herbs, amino acids and other dietary ingredients for human use to supplement the diet. Dietary ingredients marketed in the United States before October 15, 1994 may be marketed without the submission of a “new dietary ingredient” (“NDI”) premarket notification to the FDA. Dietary ingredients not marketed in the United States before October 15, 1994 may require the submission, at least 75 days before marketing, of an NDI notification containing information establishing that the ingredient is reasonably expected to be safe for its intended use. The FDA has issued final regulations under DSHEA.

As required by Section 113(b) of the Food Safety Modernization Act, the FDA published in July 2011 a draft guidance document clarifying when the FDA believes a dietary ingredient is an NDI, when a manufacturer or distributor must submit an NDI premarket notification to the FDA, the evidence necessary to document the safety of an NDI and the methods for establishing the identity of an NDI. Industry strongly objected to several aspects of the draft guidance. In 2016, the FDA issued revised draft guidance on what constitutes an NDI and NDI notification requirements. Regardless of whether the FDA finalizes this draft guidance, the FDA has recently acted more aggressively to remove ingredients from the market that the FDA views as unlawful dietary ingredients. This trend, if it continues, may limit the dietary supplement market. Several bills to amend DSHEA in ways that would make this law less favorable to consumers and industry have been proposed in Congress. We are very careful to assure all of the ingredients we utilized are not a “new NDI” and meets the FDA draft guidance.

The FDA issued a Final Rule on GMPs for dietary supplements on June 22, 2007. The GMPs cover manufacturers and holders of finished dietary supplement products, including dietary supplement products manufactured outside the United States that are imported for sale into the United States. Among other things, the new GMPs: (a) require identity testing on all incoming dietary ingredients, (b) call for a “scientifically valid system” for ensuring finished products meet all specifications, (c) include requirements related to process controls, including statistical sampling of finished batches for testing and requirements for written procedures and (d) require extensive recordkeeping. We have reviewed the GMPs and have taken steps to ensure compliance. While we believe we are in compliance, there can be no assurance that our operations or those of our suppliers will be in compliance in all respects at all times. Additionally, there is a potential risk of increased audits as the FDA and other regulators seek to ensure compliance with the GMPs.

On December 22, 2006, Congress passed the Dietary Supplement and Nonprescription Drug Consumer Protection Act, which went into effect on December 22, 2007. The law requires, among other things, that companies that manufacture or distribute nonprescription drugs or dietary supplements report serious adverse events allegedly associated with their products to the FDA and institute recordkeeping requirements for all adverse events (serious and non-serious). There is a risk that consumers, the press and government regulators could misinterpret reported serious adverse events as evidence of causation by the ingredient or product complained of, which could lead to additional regulations, banned ingredients or products, increased insurance costs and a potential increase in product liability litigation, among other things.

All states regulate foods and drugs under laws that generally parallel federal statutes. We are also subject to state consumer health and safety regulations, such as the California Safe Drinking Water and Toxic Enforcement Act of 1986 (“Proposition 65”). Violation of Proposition 65 may result in substantial monetary penalties and compliance with Proposition 65 is a major focus. Contemplated changes in the Proposition 65 labeling requirements could potentially lead to substantial costs. Current legislation in Massachusetts regarding restrictions on weight loss and sports nutrition products could also impact the marketing of dietary supplements generally. Further, state attorneys general have pressured industry to adopt DNA testing for herbal-based products to assure plant identity, and have taken other actions relating to dietary ingredient status. It is uncertain whether these efforts will have a material impact on the dietary supplement market.

On November 14, 2022, BergaMet NA, LLC, our subsidiary, received a warning letter from the FDA regarding claims we allegedly make about our Cholesterol Command product. Specifically, the warning letter related to claims on our website, Facebook page, and the webpage of a retailer claim that the products are intended for use in the cure, mitigation, treatment, or prevention of disease because they reduce cholesterol or are an anti-inflammatory. On December 1, 2022, we responded to the warning letter notifying the FDA that we had hired a third-party to review our advertising and revise portions of our website, Facebook page, and online product listings. This was the only warning letter we received from the FDA to date, and we are awaiting their response. There can be no assurance that the FDA will not pursue this action further. If the FDA were to pursue this action, we may have to cease selling our Cholesterol Command product. Any action brought by the FDA (or any ramifications of such action, including, without limitation, a required withdrawal of Cholesterol Command from the market) would have a material adverse effect on our reputation, sales efforts and results of operations.

Currently, our products are only distributed in the United States. If we distribute products in Canada or elsewhere in the future, we will go through the appropriate approval process.

Description of Property

We do not currently own, lease or use any office space as we operate on a virtual basis. However, we lease warehouse facilities under an operating lease that expires in 2025. Prior to February 4, 2022, we leased a warehouse facility on a month-to-month basis. Our rent obligations for 2023 through 2025 are as follows: 2023 - $68,042, 2024 - $70,883, and 2025 - $5,926. Total rent for the year ended December 31, 2022 was $63,745.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names, ages, and biographical information of each of our current directors and executive officers, and the positions held by each person, and the date such person became a director or executive officer. Our executive officers are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. Family relationships among any of the directors and officers are described below.

Name	Age	Position(s)

Kevin “Duke” Pitts	64	President, Director (2018)

Robert Madden	51	Secretary, Chief Financial Officer (2022)

William Bossung	64	Director (2014)

Bill Croyle	71	Director (2019)

Kevin “Duke” Pitts, age 64, was appointed to our Board of Directors on September 28, 2018, and as our President on September 24, 2019. Mr. Pitts is a proven leader who has 30 years of senior management experience within a technology-driven industry. Mr. Pitts has been the President and Owner of Envision Enterprises, a consumer electronic integration business, where he has worked since 2007. Earlier in his career, Mr. Pitts served as the Director of Direct Marketing at Dish Network, the well-known satellite television provider. His deep experience in senior management and marketing will be of great value to us.

Robert Madden, age 51, was appointed as our Secretary and Chief Financial Officer on June 2, 2022. Mr. Madden has been working in the accounting industry for over 30 years. From 1990 to 2012 he worked for several companies starting as a staff accountant, then assistant controller position, finally the company controller position. During that time, he worked in the wholesale apparel, advertising, television, and special event industries. From 2012 to 2015, he took a sabbatical and lived overseas volunteering for different NGO’s and non-profit organizations. During the sabbatical, he volunteered for a British NGO, worked as their CFO, and was the driving force in getting the organization registered with 2 foreign nations. In 2016, he moved back to the United States and started an accounting consulting business. From 2016 to the present, he was hired to fill either a Controller or CFO position for several private and public companies, including United Concerts from 2016 through 2018, Bakken Water Transportation Services, Inc. from 2019 to the present, Geopulse Exploration, Inc. from 2016 through 2019, and Humatech, Inc. from 2021 to the present. He graduated from the University of Utah with a bachelor’s degree in accounting and from Westminster College with an MBA with a certificate of accounting.

William Bossung, age 64, has served as a member of the Board of Directors since our inception, and was our Secretary and Chief Financial Officer from our inception until June 2, 2022. Mr. Bossung has a diverse background in Corporate Finance, Insurance and accounting. From 2003 to August 2006 Mr. Bossung was co-founder of BCF Technology, an insurance software company that was ultimately sold to Vertafore in August of 2006. During January 2012 Mr. Bossung co-founded Splash Beverage Group, (SBEV) a beverage distribution company that distributes both alcohol and non-alcohol products. The company’s products are sold in over 25,000 retail locations Mr. Bossung is the managing partner of Bishop Equity Partners LLC, a small boutique private equity firm that invests in both private and public companies. From 1997 to 2002 Mr. Bossung was the Director of Corporate Finance of Chadmoore Wireless Group, the

company was engaged in the business of wireless communications utilizing 800 MHZ frequencies. Chadmoore aggregated over 5500 Specialized Mobile Radio licenses from the Federal Communications Commission, the licenses were acquired by Nextel, then merged into the Sprint PCS wireless network. Mr. Bossung currently holds an Insurance License and earned a bachelor’s degree in accounting and finance from Bloomsburg State University. Our founders believed that Mr. Bossung’s broad experience in corporate financing and accounting, dating back to 2003, made him an attractive candidate to serve on our board of directors.

Bill Croyle, age 71, was appointed to our Board of Directors on September 24, 2019. Mr. Croyle is a private investor and an accomplished Senior Executive with more than 40 years of success across the IT, energy, manufacturing, telecommunications, venture capital, and finance industries. His broad areas of expertise include mergers and acquisitions, negotiations, service contracts and delivery, executive development and mentoring, and managing complexities. Since 2009 Bill has been a founder, owner or executive of EnTX Group, Impact Legacy Partners, FB Oilfield Special Tools and Western Energy Advisors. He is Chairman of the Colorado Chapter of the Marine Corps Scholarship Foundation, and he has served on the boards of Hill City Silica LLC, the University of Colorado Advocates program, the Association for Corporate Growth/Denver, and the Denver Consulting Alliance. Bill served in the Marine Corps 1972-1974. Mr. Croyle holds Certificates in Energy Finance and Management from the University of Denver and International Trade from World Trade Center Denver. He graduated from the University of California, Santa Barbara, with a BA in History and minor in French. Our directors believed that Mr. Croyle’s experience as a business founder and finance certifications made him an attractive candidate to serve on our board of directors.

Family Relationships

There are no family relationships between any of our officers or directors.

Other Directorships; Director Independence

Other than as set forth above, none of our officers and directors are directors of any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCQB on which shares of our common stock are quoted does not have any director independence requirements. The NASDAQ definition of “independent director” means a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Mr. Bossung and Mr. Croyle are independent directors within the meaning of the NASDAQ rules.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Except as set forth below, to our knowledge, none of our officers, directors, or beneficial owners of more than ten percent of our common stock failed to file on a timely basis reports required by section 16(a) of the Exchange Act during the most recent fiscal or prior fiscal year.

Board Committees

Our Board of Directors maintains separate audit, nominating and compensation committees. The members of all three committees are only our two independent directors, William Bossung and Bill Croyle

Audit Committee. Our audit committee consists of two independent directors. The members of the audit committee are William Bossung and Bill Croyle. The audit committee will consist exclusively of directors who are financially literate. In addition, Mr. Bossung is considered an “audit committee financial expert” as defined by the SEC’s rules and regulations. The audit committee responsibilities include:

•Review and reassess the adequacy of the Audit Committee Charter annually and submit the Charter to the Board for approval.

•Review our annual audited financial statements and any reports or other financial information as the Committee may request, including, without limitation, any material submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the registered public accountants. Discuss major issues and significant changes regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect our financial statements.

•Review any reports to management prepared by the internal auditing department, together with management’s response. Review with management and the registered public accountants significant financial reporting issues and judgments made in connection with the preparation of our financial statements.

•Review with management and the registered public accountants our annual report on Form 10-K and our quarterly report on Form 10-Q prior to its filing or prior to the release of earnings. The chair of the Committee may represent the entire Committee for purposes of these reviews.

•Review our major financial risk exposures and the steps management has taken to monitor and control such exposures.

•Establish procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

•The Committee shall be directly responsible for the appointment, compensation, and oversight of the work of our registered public accounting firm. The Committee shall monitor the independence and effectiveness and approve the fees and other compensation to be paid to the registered public accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with us to confirm the accountants’ independence.

•Meet with the registered public accountants to review the scope, accuracy, completeness and overall quality of the annual financial statements.

•Receive from the registered public accountants the information they are required to communicate to the Committee under generally accepted auditing standards, including, without limitation a formal written statement delineating all relationships between the registered public accountants and us, consistent with Independence Standards Board Standard No. 1, engage in a dialogue with the registered public accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the registered public accountants, and recommend that the Board take appropriate action to enhance the independence of the registered public accountants, and reapprove all auditing services (which may entail providing comfort letters in connection with securities underwritings) and all non-audit services as provided for under Section 202 of Sarbanes-Oxley Act of 2002.

•In consultation with the registered public accountants, review the integrity of our financial reporting processes, both internal and external.

•Meet with management and the registered public accountants to review the planning and staffing of the audit.

•Discuss with the registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or amended, relating to the conduct of the audit.

•Review with the registered public accountants any problems or difficulties the accountants may have encountered and any management letter provided by the accountants and our response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any changes required in the planned scope of the audit.

•make regular reports to the Board of Directors. The Committee shall also prepare the report required by the rules of the Securities and Exchange Commission to be included our annual proxy statement.

Compensation Committee. Our compensation committee consists of two independent directors. The members of the audit committee are William Bossung and Bill Croyle. The compensation committee responsibilities include:

•Review the competitiveness of our executive compensation programs to ensure (a) the attraction and retention of executives, (b) the motivation of executives to achieve our business objectives, and (c) the alignment of the interests of key leadership with the long-term interests of our shareholders. Assist the Board in establishing CEO annual goals and objectives.

•Review trends in executive compensation, oversee the development of new compensation plans, and, when necessary, approve the revision of existing plans.

•Review and approve the compensation structure for executives.

•Oversee an evaluation of the performance of our executive officers and approve the annual compensation, including salary, bonus, incentive and equity compensation, for the executive officers. Review and approve compensation packages for new executive officers and termination packages for executive officers.

•Review and make recommendations concerning long-term incentive compensation plans, including the use of equity-based plans.

•Periodically review the compensation paid to non-employee directors and make recommendations to the Board for any adjustments. No member of the Committee will act to fix his or her own compensation except for uniform compensation to directors for their services as a director.

•Review periodic reports from management on matters relating to our compensation practices.

•Produce an annual report of the Compensation Committee on executive compensation for our annual proxy statement in compliance with and to the extent required by applicable Securities and Exchange Commission rules and regulations and any relevant listing authority.

•Obtain or perform an annual evaluation of the Committee’s performance and make applicable recommendations about, among other things, changes to the charter of the Committee.

Nominating Committee. Our nominating committee consists of two independent directors. The members of the nominating committee are William Bossung and Bill Croyle. The nominating committee responsibilities include screening and recommending to the full Board director candidates for nomination. The Nominating and Governance Committee will consider stockholder recommendations for candidates for the board of directors, although we do not currently have a process for security holders to send communications to the Board.

During the fiscal years ended December 31, 2021 and 2020, the Board of Directors met as necessary.

Involvement in Certain Legal Proceedings

None of our officers or directors has, in the past ten years, filed bankruptcy, been convicted in a criminal proceeding or named in a pending criminal proceeding, been the subject of any order, judgment, or decree of any court permanently or temporarily enjoining him or her from any securities activities, or any other disclosable event required by Item 401(f) of Regulation S-K.

On November 14, 2022, BergaMet NA, LLC, our subsidiary, received a warning letter from the FDA regarding claims we allegedly make about our Cholesterol Command product. Specifically, the warning letter related to claims on our website, Facebook page, and the webpage of a retailer claim that the products are intended for use in the cure, mitigation, treatment, or prevention of disease because they reduce cholesterol or are an anti-inflammatory. On December 1, 2022, we responded to the warning letter notifying the FDA that we had hired a third-party to review our advertising and revise portions of our website, Facebook page, and online product listings. This was the only warning letter we received from the FDA to date, and we are awaiting their response.

Other than as set forth above, we are not a party to or otherwise involved in any legal proceedings.

In the ordinary course of business, we are from time to time involved in various pending or threatened legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations. However, in the opinion of our management, other than as set forth herein, matters currently pending or threatened against us are not expected to have a material adverse effect on our financial position or results of operations.

Code of Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text of our code of business conduct and ethics will be posted on our corporate website and is filed as an exhibit to this registration statement. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of these provisions, on our corporate website or in filings under the Exchange Act.

EXECUTIVE COMPENSATION

Narrative Disclosure of Executive Compensation

Pitts Independent Contractor Agreement

On October 1, 2019, we entered into an Independent Contractor Agreement with Kevin “Duke” Pitts. Pursuant to this agreement, Mr. Pitts has agreed to serve as our President and Chief Executive Officer in exchange for $120,000 per year. The agreement had an expiration date of December 31, 2021, but has been extended indefinitely since then.

Madden Consulting Agreement

Effective June 1, 2022, we entered into a Consulting Agreement with Robert Madden. Pursuant to the agreement, Madden has agreed to serve as our Chief Financial Officer and Secretary in exchange for $42,000 per year. The agreement is effective for one year, and will automatically renew for successive one-year terms.

Summary Compensation Table

The following table sets forth information with respect to compensation earned by our President and our Secretary and Chief Financial Officer for the years ended December 31, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other ($)	Total ($)

Kevin “Duke” Pitts	2022	110,000	-0-	-0-	-0-	-0-	-0-	-0-	110,000
President	2021	110,000	-0-	-0-	-0-	-0-	-0-	-0-	110,000
	2020	110,000	-0-	-0-	-0-	-0-	-0-	-0-	110,000

William Bossung (1)	2022	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Secretary and CFO	2021	65,000	-0-	-0-	-0-	-0-	-0-	-0-	65,000
	2020	66,000	-0-	-0-	-0-	-0-	-0-	-0-	66,000

Robert Madden (1)	2022	38,500	-0-	-0-	-0-	-0-	-0-	-0-	38,500
Secretary and CFO

(1)Mr. Bossung resigned as our Secretary and Chief Financial Officer effective June 2, 2022, and was replaced by Robert Madden.

Director Compensation

For the years ended December 31, 2022 and 2021, none of the members of our Board of Directors received compensation for his service as a director.

Outstanding Equity Awards at Fiscal Year-End

On June 10, 2020, our Board of Directors approved the Grey Cloak Tech, Inc. 2020 Omnibus Stock Grant and Option Plan and set aside 208,334 shares of our common stock for issuance thereunder. Pursuant to the plan, officers, directors, key employees and certain consultants may be granted stock options (including incentive stock options and non-qualified stock options), restricted stock awards, unrestricted stock awards, or performance stock awards. As of December 31, 2021, we have awarded an aggregate of 162,500 options to twenty-five (25) individuals at an exercise price of $6.00 per share.

On December 26, 2022, we canceled 101,250 of the options and, on that same date, we approved the Healthy Extracts Inc. 2022 Equity Incentive Plan and set aside 433,334 shares of our common stock for issuance thereunder. On December 26, 2022, we approved the grant of a total of 133,125 Restricted Stock Units on April 28, 2023 at $1.20 per share, and the grant of 300,000 Restricted Stock Awards upon our uplisting with a strike price of $0.00 to $1.20 to a total of sixteen (16) individuals.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 29, 2023, certain information with respect to our equity securities owned of record or beneficially by (i) each of our Officers and Directors; (ii) each person who owns beneficially more than 10% of each class of our outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Name and Address (1)	Common Stock Beneficial Ownership	Percentage of Common Stock Beneficial Ownership (Before Offering) (2)	Percentage of Common Stock Beneficial Ownership (After Offering) (12)

Kevin “Duke” Pitts (3)(5)	218,584	6.93%	4.65%

William Bossung (3)(6)	53,452	1.81%	1.19%

Bill Croyle (3)(4)(7)	12,197	<1%	<1%

Robert Madden (3)(8)	50,000	1.66%	1.10%

Jay Decker (9)	1,480,395	49.49%	32.65%

Shelton Decker (10)	209,447	7.06%	4.64%

Logan Decker (11)	219,031	7.36%	4.85%

All Officers and Directors as a Group (4 Persons)	334,234	10.16%	6.92%

(1)	Unless otherwise indicated, the address of the shareholder is c/o Healthy Extracts Inc.

(2)

Unless otherwise indicated, based on 2,954,104 shares of common stock issued and outstanding. Shares of common stock subject to convertible preferred stock and options or warrants currently exercisable, or exercisable or convertible within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(3)	Indicates one of our officers or directors.

(4)	Includes 5,531 shares of common stock held by BMJ Estate Matters, LLC, of which Mr. Croyle is the controlling party.

(5)	Includes 200,000 Restricted Stock Awards that have not vested.

(6)	Includes 208 Restricted Stock Units that have not vested.

(7)	Includes 2,500 Restricted Stock Units that have not vested.

(8)	Includes 50,000 Restricted Stock Awards that have not vested.

(9)	Includes warrants to acquire 37,500 shares of common stock at $6.00 per share. Jay Decker disclaims any ownership of securities held by his adult sons.

(10)	Shelton Decker is the adult son of Jay Decker. Includes warrants to acquire 12,500 shares of common stock at $6.00 per share.

(11)

Logan Decker is the adult son of Jay Decker. Includes warrants to acquire 12,500 shares of common stock at $6.00 per share and 8,750 Restricted Stock Units that have vested and 834 Restricted Stock Units that have not vested.

(12)

Unless otherwise indicated, based on 4,497,314 shares of common stock issued and outstanding. Shares of common stock subject to convertible preferred stock and options or warrants currently exercisable, or exercisable or convertible within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

The issuer is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above. There are no classes of stock other than common stock issued or outstanding.

There are no current arrangements which will result in a change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pitts Independent Contractor Agreement

On October 1, 2019, we entered into an Independent Contractor Agreement with Kevin “Duke” Pitts. Pursuant to this agreement, Mr. Pitts has agreed to serve as our President and Chief Executive Officer in exchange for $120,000 per year. The agreement had an expiration date of December 31, 2021, but has been extended indefinitely since then.

Madden Consulting Agreement

Effective June 1, 2022, we entered into a Consulting Agreement with Robert Madden. Pursuant to the agreement, Madden has agreed to serve as our Chief Financial Officer and Secretary in exchange for $42,000 per year. The agreement is effective for one year, and will automatically renew for successive one-year terms.

Jay Decker Transactions

We have entered into numerous transactions with Jay Decker, our majority shareholder, as follows:

BergaMet Acquisition

On February 4, 2019, we acquired BergaMet NA, LLC, a Delaware limited liability company (“BergaMet”). BergaMet is a wholly-owned subsidiary through which we conduct our nutraceuticals business. As a result of the acquisition, Jay Decker became our majority shareholder upon our issuance to him of 711,216 shares of our common stock. The shares of common stock issued in the acquisition were equal to approximately 80.1% of our outstanding common stock immediately following the closing.

Ultimate Brain Nutrients, LLC Acquisition

On April 3, 2020, we acquired Ultimate Brain Nutrients, LLC, a Delaware limited liability company (“UBN”). UBN is a wholly-owned subsidiary through which we conduct our plant-based neuro-products business. As a result of the acquisition, Jay Decker became a significantly larger shareholder upon our issuance to him of 374,234 shares of our common stock. The shares of common stock issued in the acquisition were equal to approximately 42.5% of our outstanding common stock immediately following the closing.

Note Conversion Agreements and Advance Conversion Agreements

Effective April 13, 2020, we entered into a total of eighteen (18) agreements (16 Note Conversion Agreements and 2 Advance Conversion Agreements) whereby an aggregate of $1,508,408 in outstanding principal and accrued interest was converted into an aggregate of 327,074 shares of our common stock. The conversion price was either $3.60 per share or $6.00 per share, depending on the individual agreement. The conversions included notes and advances held by our officers and directors and our largest shareholder, as follows:

Name	Aggregate Principal and Interest	Aggregate Shares
Jay W. Decker	$1,282,231	278,484
William Bossung	$65,677	18,243
First Capital Properties LLC	$16,180	4,494
Shelton S. Decker	$33,717	6,518
Logan B. Decker	$33,717	6,518
Kevin Pitts	$51,255	8,543
Innovation Group Holdings, LLC	$25,627	4,271

Note Conversion Agreements

Effective September 2, 2020, we entered into five (5) Note Conversion Agreements whereby an aggregate of $1,791,383 in outstanding principal and accrued interest was converted into an aggregate of 298,564 shares of our common stock. The conversion price was $6.00 per share. The conversions included a note held by our largest shareholder, as follows:

Name:	No. of Shares
Jay W. Decker	256,125
Genuine Partners	14,105
Dan Bishop	18,334
James Knox	8,334
Matthew Dee Grabau	1,667
Total	298,564

Securities Purchase Agreements

Effective October 15, 2020, we entered into four (4) Securities Purchase Agreements whereby we sold and issued 49,167 shares of our common stock at $6.00 per share for aggregate consideration of $295,000. The purchasers included our officers and directors and our largest shareholder, as follows:

Name	Aggregate Principal and Interest	Aggregate Shares
Jay W. Decker	$100,000	16,667
Shelton S. Decker	$50,000	8,334
Logan B. Decker	$50,000	8,334
Dr. Gerald Haase	$95,000	15,834
Total	$295,000	49,167

Securities Purchase Agreements

On February 10, 2021, and effective December 29, 2020, we entered into Securities Purchase Agreements with Shelton Decker and Logan Decker for the purchase and sale of an aggregate of 16,667 shares of our common stock at $6.00 per share, as follows:

Name:	No. of Shares
Logan Decker	8,334
Jay Decker	8,334
Total	16,667

Promissory Notes

On February 10, 2021, we issued promissory notes to Jay Decker dated December 14, 2020 and December 21, 2020 in the principal amount of $100,000 and $70,000 respectively.

On January 20, 2022, we issued a promissory note to Jay Decker in the principal amount of $185,000. In conjunction therewith and on the same date, we issued to Jay Decker warrants to purchase 16,667 shares of our common stock at an exercise price of $6.00 per share.

On June 24, 2022, we entered into a Note Conversion Agreement with Jay Decker whereby Decker converted $17,000 in principal and $31.07 in interest on an outstanding convertible note into 2,838 shares of our common stock at a conversion price of $6.00 per share.

Warrants

On February 10, 2021, but effective December 21, 2020, we issued warrants to purchase an aggregate of 62,500 shares of our common stock, at an exercise price of $6.00 per share, as follows (the “Warrants”), for consulting services rendered:

Name:	No. of Warrants
Jay Decker	37,500
Logan Decker	12,500
Shelton Decker	12,500
Total	62,500

On January 20, 2022, we issued a promissory note to Jay Decker in the principal amount of $185,000. In conjunction therewith and on the same date, we issued to Jay Decker warrants to purchase 16,667 shares of our common stock at an exercise price of $6.00 per share.

Restricted Stock Units and Restricted Stock Awards

On December 26, 2022, we approved the grant of a total of 133,125 Restricted Stock Units at $1.20 per share, and the grant of 300,000 Restricted Stock Awards upon our uplisting with a strike price of $0.00 to $1.20 to a total of sixteen (16) individuals. On April 28, 2023 the RSU’s were granted and issued. Bill Croyle received 6,667 of the RSU’s and William Bossung received 20,834 of the RSU’s. Kevin Pitts received 200,000 of the RSA’s and Robert Madden received 50,000 of the RSA’s.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCQB on which shares of common stock are quoted does not have any director independence requirements. The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. According to the NASDAQ definition, Mr. Bossung and Mr. Croyle are independent directors.

DESCRIPTION OF SECURITIES

The following description summarizes the material terms and provisions of our common stock, preferred stock and warrants. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our articles of incorporation, warrants, and bylaws. The terms of our common stock, preferred stock and warrants may also be affected by Nevada law.

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001, and 750,000 shares of preferred stock, par value $0.001. As of September 29, 2023, there were 2,954,104 shares of our common stock issued and outstanding, and no shares of preferred stock issued or outstanding.

Common Stock. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common shareholders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock. We are authorized to issue 750,000 shares of preferred stock, par value $0.001 per share. No shares of preferred stock are issued or outstanding, and no series of preferred stock has been created.

Options, Restricted Stock and Warrants.

There are currently outstanding options to acquire 87,084 shares of Common Stock at $6.00 per share, warrants to acquire 116,667 shares of Common Stock at either $6.00 or $9.00 per share, warrants to acquire 140 shares of Common Stock at $7,500 per share, Restricted Stock Units to acquire 133,125 shares of Common Stock at $1.20 per share, and 300,000 unvested Restricted Stock Awards.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR COMMON STOCK

The following discussion is a summary of the material United States federal income tax consequences to Non-U.S. Holders (as defined below) of the ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other United States federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-United States tax laws are not discussed. This discussion is based on the United States Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the United States Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take, or that a court will not sustain, a contrary position to that discussed below regarding the tax consequences of the ownership and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all United States federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•certain United States expatriates and former citizens or long-term residents of the United States;

•persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•banks, insurance companies, and other financial institutions;

•brokers, dealers or certain traders in securities;

•“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid United States federal income tax;

•partnerships or other entities or arrangements treated as partnerships for United States federal income tax purposes (and investors therein);

•tax-exempt organizations or governmental organizations;

•persons deemed to sell our common stock under the constructive sale provisions of the Code;

•persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•tax-qualified retirement plans;

•“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•persons who own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below); and

•persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.

If an entity treated as a partnership for United States federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships (or other entities treated as partnerships for United States federal income tax purposes) holding our common stock and the partners in such partnerships (or other entities treated as partnerships for United States federal income tax purposes) should consult their tax advisors regarding the United States federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-UNITED STATES TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for United States federal income tax purposes.

A U.S. person is any person that, for United States federal income tax purposes, is or is treated as any of the following:

•an individual who is a citizen or resident of the United States;

•a corporation, or an entity treated as a corporation, created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, or other entity treated as such for United States federal income tax purposes;

•an estate, the income of which is subject to United States federal income tax regardless of its source; or

•a trust that (1) is subject to the primary supervision of a United States court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for United States federal income tax purposes.

Distributions

As described in the section titled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, amounts not treated as dividends for United States federal income tax purposes will constitute a return of capital and will first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in our common stock owned by such Non-U.S. Holder, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “-Sales or Other Taxable Dispositions of Common Stock.”

Subject to the discussion below on effectively connected income, backup withholding and foreign accounts, dividends paid to a Non-U.S. Holder of our common stock will be subject to United States federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder timely furnishes a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate of United States withholding tax, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the United States federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must timely furnish to the applicable withholding agent a valid IRS Form W-8ECI (or applicable successor form), certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to United States federal income tax on a net income basis at regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sales or Other Taxable Dispositions of Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a Non-U.S. Holder generally will not be subject to United States federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•our common stock constitutes a United States real property interest, or USRPI, by reason of our status as a United States real property holding corporation, or USRPHC, for United States federal income tax purposes.

Gain described in the first bullet point above generally will be subject to United States federal income tax on a net income basis at regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to United States federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by certain United States source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed United States federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-United States real property interests and our other business assets, there can be no assurance that we currently are not a USRPHC or will not become a USRPHC in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to United States federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition thereof or the Non-U.S. Holder’s holding period.

NON-U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING ANY POTENTIALLY APPLICABLE INCOME TAX TREATIES THAT MAY PROVIDE FOR DIFFERENT RULES.

Information Reporting and Backup Withholding

Payments of distributions on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-United States status, such as by furnishing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld.

In addition, proceeds of the sale or other taxable disposition of our common stock within the United States, or conducted through certain United States-related brokers, generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-United States office of a non-United States broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting. Non-U.S. Holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-United States financial institutions and certain other non-United States entities. Specifically, a 30% withholding tax may be imposed on distributions on our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the United States Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of distributions on our common stock. While withholding under FATCA also would have applied to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of such gross proceeds. In its preamble to these proposed Treasury Regulations, the U.S. Treasury Department stated that taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE POTENTIAL APPLICATION OF WITHHOLDING UNDER FATCA TO THEIR INVESTMENT IN OUR COMMON STOCK.

UNDERWRITING

We intend to enter into an underwriting agreement with Spartan Capital Securities, LLC, as the representative of the underwriters and the lead book-running manager of this Offering. Subject to the terms and conditions of the underwriting agreement, each underwriter will agree to purchase from us the number of Shares set forth opposite its name below.

Underwriter	Number of Shares
Spartan Capital Securities, LLC	1,543,210
Total	1,543,210

We have been advised by the underwriters that they propose to offer the Shares directly to the public at the public offering price set forth on the cover page of this prospectus. Any Shares sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $0.00 per share. The underwriters may allow, and these selected dealers may re-allow, a concession of not more than $0.00 per share to other brokers and dealers.

We intend for the underwriting agreement to provide that the underwriters’ obligation to purchase the Shares that we are offering will be subject to the terms and conditions described therein.

Over-Allotment Option

We intend to grant to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 231,481 additional shares of Common Stock from us at the initial offering price set forth on the cover page of this prospectus, less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the Offering of the Shares offered by this prospectus.

Underwriting Discount and Expenses

The following table shows the assumed public offering price, underwriting discount of 8%, and proceeds before expenses to us. The information assumes either no exercise or full exercise of the option we granted to the underwriters to purchase additional shares of Common Stock.

		Total
	Per share of Common Stock	No exercise of Over-Allotment Option	Full exercise of Over-Allotment Option
Initial public offering price	$6.48	$10,000,000	$11,500,000
Underwriting discounts	$0.52	$800,000	$920,000
Proceeds, before expenses, to us	$5.96	$9,200,000	$10,580,000

We estimate expenses payable by us in connection with this Offering, other than the underwriting discounts referred to above, will be approximately $280,000. We have agreed to reimburse the underwriters for all reasonable travel and other out-of-pocket expenses, including fees and disbursements related to its legal counsel, in an amount not to exceed $200,000 in the aggregate.

Determination of Public Offering Price

The public offering price of the Shares will be determined by negotiations between us and the underwriters. Among the factors considered in determining the public offering price of the shares of Common Stock will be our historical stock price, the history and prospects of other companies in the industry in which we compete; our financial information; an assessment of our management and their experience; an assessment of our business potential and earning prospects; the prevailing securities markets at the time of this Offering; the recent market prices of, and the demand for, publicly traded shares of generally comparable companies; and other factors deemed relevant. Neither we nor the underwriters can assure that the shares of Common Stock will trade in the public market at or above the public offering price for such shares.

Underwriters’ Warrants

In addition, we intend to agree to issue to the underwriters the Underwriters’ Warrants, exercisable for up to 88,735 shares of Common Stock, which is equal to 5% of the total number of Shares sold in this Offering (including any such shares of Common Stock sold to cover over-allotments, if any) at an exercise price equal to $7.128 per share (110% of the public offering price of $6.48 per share of Common Stock). The Underwriters’ Warrants may be purchased in cash or via cashless exercise and will be exercisable at any time after the closing of this Offering of the Shares until the fifth anniversary of the date of commencement of sales of such shares of Common Stock. The Underwriters’ Warrants and the shares of Common Stock underlying the Underwriters’ Warrants will be deemed compensation by FINRA, and therefore will be subject to FINRA Rule 5110. In accordance with FINRA Rule 5110, neither the Underwriters’ Warrants nor any of our shares of Common Stock issued upon exercise of the Underwriters’ Warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days beginning on the date of commencement of sales of the Shares, subject to certain exceptions set forth in FINRA Rule 5110(e)(2).

Stabilization

In connection with this Offering of the Shares, the underwriters may engage in stabilizing transactions and syndicate covering transactions and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase shares of Common Stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the Common Stock while the Offering of the Shares is in progress.

Syndicate covering transactions involve purchases of Common Stock in the open market after the distribution has been completed in order to cover syndicate short positions. Since there is no over-allotment option, if the underwriters would have a naked short position, it can be closed out only by buying shares of Common Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares of Common Stock in the open market that could adversely affect investors who purchase shares of Common Stock in this Offering.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the security originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of our Common Stock. As a result, the price of our Common Stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our Common Stock. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Indemnification

We intend to agree, pursuant to the underwriting agreement, to indemnify the underwriters and selected dealers against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the underwriters or selected dealers may be required to make for these liabilities.

Listing on the Nasdaq Capital Market

We have applied to list our Common Stock on Nasdaq.

Electronic Distribution

A prospectus in electronic format may be made available on websites maintained by the underwriters, or selling group members, if any, participating in this Offering. The underwriters may agree to allocate a number of shares of our Common Stock for sale to its online brokerage account holders.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The underwriters and their respective affiliates may in the future perform various financial advisory, investment banking, and other services for us, for which they may receive customary fees and commissions. In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may effect transactions for their own account or the accounts of customers, and hold on behalf of themselves or their customers long or short positions in our debt or equity securities or loans, and may do so in the future. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to their customers that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

No action has been taken by us or the underwriters that would permit a public offering of the shares of Common Stock in any jurisdiction where action for that purpose is required. None of our shares of Common Stock included in this Offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the shares of Common Stock offered hereby be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this Offering of shares of Common Stock and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the shares of Common Stock in any jurisdiction where that would not be permitted or legal.

LEGAL MATTERS

The validity of the securities offered by this prospectus have been passed upon for us by Clyde Snow & Sessions, PC, Salt Lake City, Utah. The underwriters of this offering are being represented by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The audited financial statements of Healthy Extracts Inc., Hyperion, L.L.C., and Online Publishing & Marketing LLC as of December 31, 2022 and 2021 appearing in this prospectus which is part of a registration statement have been so included in reliance on the reports of BF Borgers CPA PC, given on the authority of such firm as experts in accounting and auditing.

INTEREST OF NAMED EXPERTS AND COUNSEL

Clyde Snow & Sessions, PC serves as our legal counsel in connection with this offering. Brian A. Lebrecht, a shareholder at Clyde Snow & Sessions, owns 4,167 shares of our common stock and Restricted Stock Units to acquire 4,167 shares of Common Stock at $1.20 per share.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, together with all amendments and exhibits thereto, under the Securities Act of 1933 with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. You should refer to the registration statement and its exhibits and schedules for further information. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

Copies of documents we file with the Commission, including this prospectus, the registration of which it is a part and the related exhibits, may be read and copies at the Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the Commission are also available through the Commission’s website at the following address: http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and, in accordance therewith, file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We also furnish our shareholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.healthyextractsinc. You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports, filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act with the Commission free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the Commission. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

INCORPORATION BY REFERENCE

We “incorporate by reference” information from other documents that we file with the SEC into this prospectus, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus except for any information that is superseded by information included directly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. Any statement contained in this prospectus or any prospectus supplement or a document incorporated by reference in this prospectus or in any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or superseded the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is current as of the date other than the date on the cover page of this prospectus.

We are incorporating by reference into this prospectus any additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the effective date of the registration statement and prior to the termination of the offering.

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

Healthy Extracts Inc.

7375 Commercial Way, Suite 125

Henderson, NV 89011

(702) 463-1004

Attn: Kevin “Duke” Pitts

INDEX TO FINANCIAL STATEMENTS

Healthy Extracts Inc.:

Hyperion, L.L.C.:

Online Publishing & Marketing, LLC:

Pro Forma:

HEALTHY EXTRACTS, INC.
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2023 AND DECEMBER 31, 2022
(Unaudited)

	JUNE 30	DECEMBER 31,
	2023	2022
ASSETS

CURRENT ASSETS
Cash	$92,501	$65,651
Accounts receivable	114,900	105,794
Inventory, net	1,464,625	1,819,128
Prepaid acquisition costs	118,632	53,015
Right of use asset, net	100,623	-
Notes receivable	34,500	-
Total current assets	1,925,780	2,043,587

Fixed assets	4,403	5,501
Patents/Trademarks	521,881	521,881
Deposit	16,890	16,890
Goodwill	193,260	193,260
Total other assets	736,434	737,531

TOTAL ASSETS	$2,662,214	$2,781,118

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Accounts payable	$112,326	$91,316
Accrued liabilities	28,672	94,554
Lease liabilities - current	56,139	-
Lease liabilities - long-term	47,409	-
Notes payable	427,359	275,370
Notes payable - related party	866	866
Convertible debt, net of discount	595,638	317,284
Accrued interest payable	39,942	21,387
Derivative liabilities	173,069	102,011
Total current and total liabilities	1,481,418	902,788

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 75,000,000 shares authorized, none and none shares issued and outstanding, respectively	-	-
Common stock, $0.001 par value, 2,500,000,000 shares authorized, 345,492,442 shares issued and outstanding as of June 30, 2023, and 345,172,442 shares issued and outstanding as of December 31, 2022, respectively	345,492	345,172
Additional paid-in capital	18,608,436	17,459,899
Accumulated deficit	(17,773,134)	(15,926,742)
Total stockholders' equity	1,180,795	1,878,330

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,662,214	$2,781,118

The accompanying notes are an integral part of these unaudited consolidated financial statements.

HEALTHY EXTRACTS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDING JUNE 30, 2023 AND 2022
(Unaudited)

	FOR THE 3 MONTHS ENDING		FOR THE 6 MONTHS ENDING
	JUNE 30		JUNE 30
	2023	2022	2023	2022

REVENUE
Revenue	$588,484	$469,812	$1,203,427	$933,198
Net revenue	588,484	469,812	1,203,427	933,198

COST OF REVENUE
Cost of goods sold	303,415	195,556	640,517	334,238
Total cost of revenue	303,415	195,556	640,517	334,238

GROSS PROFIT	285,069	274,255	562,911	598,960

OPERATING EXPENSES
General and administrative	1,540,942	888,401	2,223,972	1,258,758
Total operating expenses	1,540,942	888,401	2,223,972	1,258,758

OTHER INCOME (EXPENSE)
Interest expense, net of interest income	(25,212)	(24,365)	(114,272)	(57,322)
Change in fair value on derivative	13,850	(220,817)	(71,058)	(141,839)
Gain on sale of asset	-	-	-	2,643

Total other income (expense)	(11,362)	(245,181)	(185,331)	(196,517)

Net income/(loss) before income tax provision	(1,267,235)	(859,326)	(1,846,392)	(856,315)

NET INCOME/(LOSS)	$(1,267,235)	$(859,326)	$(1,846,392)	$(856,315)

Income/(Loss) per share - basic and diluted	$(0.00)	$(0.00)	$(0.01)	$(0.00)

Weighted average number of shares outstanding - basic and diluted	345,377,525	339,980,360	345,435,456	342,254,631

The accompanying notes are an integral part of these unaudited consolidated financial statements.

HEALTHY EXTRACTS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE SIX MONTHS ENDING JUNE 30, 2023 AND 2022
(Unaudited)

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance - December 31, 2021	338,384,171	$338,384	17,075,974	$(14,943,620)	$2,470,738

Cancelation of common stock for debt	(800,267)	(800)	(53,013)	-	(53,813)

Issuance of common stock for cash	507,917	508	24,888	-	25,396

Issuance of common stock for services	6,400,000	6,400	378,700	-	385,100

Net (loss) for the period	-	-	-	(856,315)	(856,315)

Balance - June 30, 2022	344,491,821	$344,492	17,426,549	$(15,799,935)	$1,971,105

Issuance of common stock for services	320,000	320	15,680	-	16,000

Fair value of restricted stock units	-	-	521,047	-	521,047

Fair value of options and warrants issued	-	-	611,810	-	611,810

Net (loss) for the period	-	-	-	(1,846,392)	(1,846,392)

Balance - June 30, 2023	345,492,442	345,492	18,608,436	(17,773,134)	1,180,795

The accompanying notes are an integral part of these  financial statements.

HEALTHY EXTRACTS, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	FOR THE SIX MONTHS
	ENDING
	JUNE 30
	2023	2022
Cash Flows from Operating Activities:
Net Income/(Loss)	$(1,846,392)	$(856,315)

Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	1,098	(219)
Warrants issued for services	1,148,857	422,300
Change in fair value on derivative liability	71,058	141,839
Changes in operating assets and liabilities:
Accounts receivable	(9,106)
Inventory	354,503	33,148
Cost in acquisition of Hyperion/OP&M	(65,617)	88,877
Right of use asset, net	(100,623)	-
Deposits	-	(16,890)
Notes receivable	(34,500)	-
Accounts payable	21,011	76,874
Accrued liabilities	(65,883)	-
Accrued interest payable	18,555	(51,479)
Accrued interest payable - related party	-	1,633
Lease liability - current	56,139	2,913
Lease liability - long-term	47,409	-
Net Cash used in Operating Activities	(403,493)	(157,319)

Cash Flows from Investing Activities:

Purchase of fixed assets	-	(7,987)
Gain on sale of asset	-	2,643
Cash flows provided by (used in) Investing Activities:	-	(5,344)

Cash Flows from Financing Activities:

Proceeds from issuance of common stock	-	(65,617)
Proceeds from issuance of convertible debt,	350,000	539,000
Payments for repayment of convertible debt	(110,535)	(203,413)
Proceeds from issuance of noted payable	431,000	-
Payments for repayment of notes payable	(309,011)	-
Payments for repayment of noted payable - related party	-	(170,000)
Loan origination fees	68,888	-
Net Cash provided by Financing Activities	430,342	99,970

Increase (decrease) in cash	26,850	(62,693)
Cash at beginning of period	65,651	222,098
Cash at end of period	$92,501	$159,405

The accompanying notes are an integral part of these unaudited consolidated financial statements.

HEALTHY EXTRACTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Healthy Extracts Inc. (the “Company”) was incorporated in the State of Nevada on December 19, 2014 as Grey Cloak Tech Inc. On October 23, 2020, we changed our name from Grey Cloak Tech Inc. to Healthy Extracts Inc. to more accurately reflect our business. The Company has acquired BergaMet NA, LLC and Ultimate Brain Nutrients, LLC which market and sell health supplemental products.

On January 13, 2023 the Company entered into definitive agreement to acquire nutraceutical manufacturer, Hyperion, and its digital marketing affiliate, Online Publishing and Marketing. The total purchase price for the acquisitions will be $1,750,000 in cash, $1,300,000 in the form of secured promissory notes, which will be due in twelve months once the purchase has occurred, and $1,250,000 worth of our common stock.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the instructions to Form 10-Q and Article 8 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of the Company’s management, the accompanying unaudited consolidated financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of June 30, 2023 and the results of operations and cash flows for the periods presented. The results of operations for the months ended June 30, 2023 are not necessarily indicative of the operating results for the full fiscal year or any future period. These unaudited consolidated financial statements should be read in conjunction with the financial statements and related notes thereto included in the Company’s form 10-K for the year ended December 31, 2022 filed with the SEC on June 30, 2023.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

In regards to inventory write-offs and allowances, our Company determines the net realizable value by using the various factors as following: excess or slow-moving inventories (12 months or more of inventory on hand), expiration dates (within 12 months of the current reporting period), current and future product demand, production planning, and market conditions. If any of these factors are found in the reporting period, management will review each item and determine if any additional allowances or write-offs need to be made. A change in any of these variable’s factors could result in an adjustment to inventory. Management has provided for any risks in the current inventory allowance booked.

As for revenue adjustments for discounts, allowances and refunds, we treat each of these items differently. When it comes to revenue discounts, we will create the invoice for the product sold which will include any discounts given. These discounts usually happen for a short period of time for sales that we will offer around holidays. Due to the revenue being recognized once the order has shipped, less any applicable discount, we book this transaction at the net order transaction amount. In regards to allowances and refunds for revenue adjustments, due to our refund percentage is less than 1% we decided the need for an estimated adjustment for allowances and refunds was not material. If we do receive any returned orders, we will directly book those orders as refunds the day we receive the call from the customer requesting the refund. We will book the credit memo at the full value of the customer original order.

Cash

Cash includes cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Accounts Receivables

Accounts receivables are recorded at the invoice amount and do not bear interest.

Inventory

Inventories consist of health supplements held for sale in the ordinary course of business. The Company uses the weighted average cost method to value its inventories at the lower of cost and net realizable value. In pursuant to ASC 330-10-50-6, the components of inventory cost include raw materials, labor, and overhead. Additionally, the weighted average cost per unit is used as a basis to determine the cost amounts removed from inventory as the aggregate number of units expected to be delivered under each order. Finally, the net realizable value is determined by using the various factors as following: excess or slow-moving inventories (12 months or more of inventory on hand), expiration dates (within 12 months of the current reporting period), current and future product demand, production planning, and market conditions. If any of these factors are found in the reporting period, management will review each item and determine if any additional allowances or write-offs need to be made. A change in any of these variable’s factors could result in an adjustment to inventory.

An allowance for inventory was established in 2018 and is evaluated each quarter to determine if all items are still sellable due to the factors listed above. As of June 30, 2023 and 2022, the total of inventory allowance was $1,914,891 and $1,914,891. The following are the classes held in inventory as of June 30, 2023 and 2022:

	JUNE 30,	DECEMBER 31,
	2023	2022
Inventory

Inventory Classes:
Raw Materials	$3,087,777	$3,398,655
Finished Goods	285,993	310,600
Work in process	5,816	24,764
Total inventory	3,379,516	3,734,019
Inventory allowance	(1,914,891)	(1,914,891)
Total inventory, net	1,464,625	1,819,128

Property and Equipment

The Company’s property and equipment are recorded at cost and depreciated using the straight-line method over the useful lives of the assets, generally from three to seven years. Upon sale or disposal of property and equipment, the related asset cost and accumulated depreciation or amortization are removed from the respective accounts and any gain or loss is reflected in current operations.

Indefinite-Lived Intangible Assets

Indefinite-lived intangible assets established in connection with business combinations consist of patents, trademarks, and trade names. The impairment test for identifiable indefinite-lived intangible assets consists of a comparison of the estimated fair value of the intangible asset with its carrying value. If the carrying value exceeds its fair value, an impairment loss is recognized in an amount equal to that excess. With the acquisition of Ultimate Brain Nutrients on April 3, 2020 the Company added a purchasing value of $315,604 in patents to its balance sheet.

As of June 30, 2023, the Company believes that based upon qualitative factors, no impairment of indefinite-lived intangible assets is necessary.

Goodwill

In accordance with Goodwill and Other Intangible Assets, goodwill is defined as the excess of the purchase price over the fair value assigned to individual assets acquired and liabilities assumed and is tested for impairment at the reporting unit level on an annual basis in the Company's fourth fiscal quarter or more frequently if indicators of impairment exist. The performance of the test involves a two-step process. The first step of the impairment test involves comparing the fair value of the Company's reporting units with each respective reporting unit's carrying amount, including goodwill. The fair value of reporting units is generally determined using the income approach. If the carrying amount of a reporting unit exceeds the reporting unit's fair value, the second step of the goodwill impairment test is performed to determine the amount of any impairment loss. The second step of the goodwill impairment test involves comparing the implied fair value of the reporting unit's goodwill with the carrying amount of that goodwill. No goodwill impairment indicators were present, for the goodwill listed on the books as of June 30, 2023, after working through our analysis of goodwill during the months ended June 30, 2023.

The Company has determined that the method applied represents the fair value of the asset group principally because the valuation of the intangibles with the asset group is based on the anticipated cash flows related to the revenue stream from its customers. The asset group excludes goodwill, long term non-operational assets and liabilities and cash. As such, the principal value from the asset group relates to the cash inflows from its customers and the cash outflows required to service these customers. The fair value for the asset group consists of the following:

•Fair value of net revenues: computed using the income approach. The key input to these computations is the anticipated cash inflows from customers. These valuations include 100% of the cash inflows related to the customer base, and taking cash outflows into consideration.

•Fair value of working capital (including accounts receivable, inventory, accrued expenses, and accounts payables). Due to the short-term nature of the working capital, book value has been determined to be fair value. These accounts represent either avoided future outflows (inventory, prepaids) or future cash flows (accrued expense, AP and AR) related to customer sales.

•Fair value of five years of revenue (2022 to 2026): we discounted our cash flows to the anticipated cash projected to be received. We also projected the anticipated cash outflows required to service these customers. If the asset group was to be valued as a whole, we would expect an income approach based on the revenues being generated from the customers and expenses required to service those customers, appropriately adjusted for the working capital position. The sum of these values reasonably approximates this approach.

The Company’s revenue streams align directly with the intangibles, which were recorded as a result of the BergaMet acquisition in fiscal 2019. For purposes of the Step 2 recoverability test under ASC 360 subsection 2.3., the net revenues from BergaMet customers base were used. The revenue stream fairly reflects anticipated future cash flows; accordingly, the intangibles associated with these revenue streams have been tested with the expected cash flows.

Due to the purchase of Ultimate Brian Nutrients, LLC being a related party transaction and the new division recording no revenue as of June 30, 2020, the Company found the goodwill to be impaired. Due to the impairment the Company expensed the goodwill related to the purchase as of June 30, 2020.

Revenue Recognition

The Company applies Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) topic 606, Revenue from Contracts with Customers (ASC 606). ASC 606 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes all of the existing revenue recognition guidance. This standard requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASC 606 requires us to identify distinct performance obligations. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer. When distinct performance obligations exist, the Company allocates the contract transaction price to each distinct performance obligation. The standalone selling price is used to allocate the transaction price to the separate performance obligations. The Company recognizes revenue when, or as, the performance obligation is satisfied.

Mostly, revenues are recognized at the time of shipment to the customer with the price being fixed and determinable and collectability assured, provided title and risk of loss is transferred to the customer. Most of our shipping and handling costs are built into the transaction price, but if the customer asks for express shipping, the costs charged to customers are classified as sales, and the shipping and handling costs incurred are included in cost of sales.

The Company’s subsidiary, BergaMet N.A., LLC, recognizes revenue from our main source – e-commerce revenue. Here is a list of all the sales channels which include the Company’s subsidiary website channel or any other selling channel like Amazon, doctors’ offices, and walk-in sales. All of our customer sales for Healthy Extracts, Inc. and Ultimate Brain Nutrients, LLC are recognized as revenue under the subsidiary of BergaMet N.A., LLC. All three divisions of the Company sell plant-based nutraceuticals to our end using customers.

The Company evaluates the criteria pursuant to ASC 606-10-55. Some of the different considerations that we use because of their significance are as follows: Collectability - payment has to be made prior to shipment unless the customer has agreed upon terms. Guaranties – we offer a money back to customers if they are unhappy with our products. Principal versus Agent Considerations - currently we are the principal and have not engaged an agents at this time and we have not recognized any revenues under the agent considerations.

Revenue is recognized when, or as, control of a promised merchandise or service is shipped to the customer, in an amount that reflects the consideration to which the Company expects to be entitled in exchange for transferring title of those products or services and are recorded net of and discounts or allowances. Shipping costs paid by the customer are included in revenue. Merchandise sales are fulfilled with inventory held in our warehouse in Henderson, NV. Therefore, the Company’s contracts have a single performance obligation (shipment of product).

If the Company receives a request for refund on a customer obligation, the Company will refund the full cost of the obligation due to our money back guarantee. Historically, we have done a valuation of our sales allowance account (customer returns). In 2022 our return percentage was 0.009% of sales and 2021 was 0.01% of sales. Due to the low refund percentage management decided there was not a need for an estimated adjustment for allowances and refunds due to materiality.

Revenue recognition is evaluated through the following five-step process:

1.identification of the contract with a customer;

2.identification off the performance obligations in the contract;

3.determination of the transaction price;

4.allocation of the transaction price to the performance obligations in the contract; and

5.recognition of revenue when or as a performance obligation is satisfied.

These steps are met when an order is received, a price agreed and the product shipped or delivered to that customer.

Concentration

There is no concentration of revenue for the months ended June 30, 2022 and for the months ended June 30, 2023 because the revenue was earned from multiple customers.

Income Taxes

The Company uses the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the accounting bases and the tax bases of the Company’s assets and liabilities. The deferred tax assets and liabilities are computed using enacted tax rates in effect for the year in which the temporary differences are expected to reverse.

The Company's deferred income taxes include certain future tax benefits. The Company records a valuation allowance against any portion of those deferred income tax assets when it believes, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized.

The Company has adopted ASC guidance regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the consolidated financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the consolidated financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. At June 30, 2023 and 2022, there were no uncertain tax positions that required accrual.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The derivative liability in connection with the conversion feature of the convertible debt, classified as a Level 3 liability, is the only financial liability measure at fair value on a recurring basis. If the convertible debt is viewed as short-term, management chooses to expense the full debt discount in the period incurred is recorded as a gain or loss in the consolidated statement of operations.

The Company measures and reports certain financial instruments as liabilities at fair value on a recurring basis. The fair value of these instruments as of June 30, 2023 and December 31, 2022 was as follows:

	Fair Value	Level 1	Level 2	Level 3
Fair Value at December 31, 2021	$92,527	-	-	$92,527
Derivative liability	102,011	-	-	102,011
Fair Value at December 31, 2022	$102,011	-	-	$102,011
Derivative liability	173,069	-	-	173,069
Fair Value at June 30, 2023	$173,069	-	-	$173,069

June 30, 2023

	Level 1	Level 2	Level 3	Total
Derivative liability	-	-	173,069	$173,069

December 31, 2022

	Level 1	Level 2	Level 3	Total
Derivative liability	-	-	102,011	$102,011

The details of derivative liability transactions for the period ended June 30, 2023 and December 31, 2022 are as follows:

The change in Level 3 financial instrument fair value is as follows:

Balance, December 31, 2021	$ 92,527
Issued during the months ended December 31, 2022	264,952
Derivative liabilities debt premium	(43,269)
Change in fair value recognized in operations	(212,199)
Converted during the months ended December 31, 2022	(0)
Balance, December 31, 2022	$ 102,011
Issued during the months ended June 30, 2023	145,067
Derivative liabilities debt discount	29,167
Change in fair value recognized in operations	(35,837)
Converted during the months ended June 30, 2023	(38,172)
Balance, June 30, 2023	$ 173,069

The Company did not transfer any assets or liabilities measured at fair value on a recurring basis between levels during the period ending June 30, 2023 and December 31, 2022.

The Company determines the fair value of the derivative liability based on Level 3 inputs using the Black-Scholes option pricing model. The significant unobservable input assumptions that can significantly change the fair value includes common share price; amount of principal and accrued interest convertible into shares as of the conversion date, and the number of shares issuable upon conversion; expected exercise price; expected term; volatility; and risk-free interest rate.

Convertible Instruments

Convertible debt – derivative treatment

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815 “Derivatives and Hedging Activities”. Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

When the Company issues debt with a conversion feature, we must first assess whether the conversion feature meets the requirements to be treated as a derivative, as follows: (a) one or more underlyings, typically the price of our common stock; (b) one or more notional amounts or payment provisions or both, generally the number of shares upon conversion; (c) no initial net investment, which typically excludes the amount borrowed; and (d) net settlement provisions, which in the case of convertible debt generally means the stock received upon conversion can be readily sold for cash. An embedded equity-linked component that meets the definition of a derivative does not have to be separated from the host instrument if the component qualifies for the scope exception for certain contracts involving an issuer’s own equity. The scope exception applies if the contract is both (a) indexed to its own stock; and (b) classified in stockholders’ equity in its balance sheet.

If the conversion feature within convertible debt meets the requirements to be treated as a derivative, we estimate the fair value of the convertible debt derivative using the Black-Sholes option pricing model upon the date of issuance. If the fair value of the convertible debt derivative is higher than the face value of the convertible debt, the excess is immediately recognized as interest expense. Otherwise, the fair value of the convertible debt derivative is recorded as a liability with an offsetting amount recorded as a debt discount, which offsets the carrying amount of the debt. The derivative is revalued at the end of each reporting period and any change in fair value is recorded as a gain or loss in the statement of operations. If the convertible debt is viewed as short-term, management chooses to expense the full debt discount in the period incurred is recorded as a gain or loss in the consolidated statement of operations.  If the convertible debt is viewed as long-term, the debt discount is amortized through interest expense over the life of the debt using the straight-line method.

Convertible debt – beneficial conversion feature

The Company accounts for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records when necessary, any discounts, if applicable, to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts, if applicable, under these arrangements are amortized over the term of the related debt to their stated date of redemption.

Debt modifications and extinguishments

The Company accounts for the conversion of convertible debt when a conversion option has been bifurcated using the general extinguishment standards. The debt and equity linked derivatives are removed at their carrying amounts and the shares issued are measured at their then-current fair value, with any difference recorded under change in fair value on derivative, in the consolidated operation statements, as a gain or loss on extinguishment of the two separate liabilities. During the months ended June 30, 2023, the Company issued $388,888 of convertible debt.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 amends the guidance for revenue recognition to replace numerous, industry specific requirements and converges areas under this topic with those of the International Financial Reporting Standards. The ASU implements of five–step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. The amendment also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts with customers. Other major provisions include the capitalization and amortization of certain contract cost, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. The amendments in this ASU are effective for reporting period beginning after December 15, 2016, and early adoption is prohibited. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption.

The Company’s revenues are recognized when control of the promised goods or services is transferred to our clients (upon shipment of goods) in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods and services. To achieve this core principle, we apply the following five steps: (1) Identify the contract with a client; (2) Identify the performance obligations in the contract; (3) Determine the transaction price; (4) Allocate the transaction price to performance obligations in the contract; and (5) Recognize revenues when or as the Company satisfies a performance obligation.

We adopted ASC 2014-09 on January 1, 2019. Although the new revenue standard is expected to have an immaterial impact, if any, on our ongoing net income, we did implement changes to our processes related to revenue recognition and the control activities with them.

The Company leases its office and warehouse space under non-cancellable capital leases. The Company accounts for this lease in accordance with ASC 842. Right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the expected lease term. Right-of-use assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Since our lease arrangements do not provide an implicit rate, we use our estimated incremental borrowing rate for the expected remaining lease term at commencement date in determining the present value of future lease payments.

The lease agreements do not contain any material residual value guarantees or material restrictive covenants.

Capital lease expense is recognized on a straight-line basis over the lease term. Variable lease payments are not included in the lease payments to measure the lease liability and are expensed as incurred.

Finance lease expense is comprised of both interest expense, which is recognized using the effective interest method, and amortization of the right-of-use assets. These expenses are presented consistently with the presentation of other interest expense and amortization or depreciation of similar assets.

Common area maintenance fees (or CAMs) and other charges related to leases are expensed as incurred. See Note 5 — Right-of-Use Assets and Lease Liabilities for further discussion of the Company’s lease activities.

Common Stock Purchase Warrants

The Company classifies as equity any contracts that require physical settlement or net-share settlement or provide a choice of net-cash settlement or settlement in the Company’s own shares (physical settlement or net-share settlement) provided that such contracts are indexed to our own stock as defined in ASC 815-40 (“Contracts in Entity's Own Equity”). The Company classifies as assets or liabilities any contracts that require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside our control) or give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of common stock purchase warrants and other free-standing derivatives at each reporting date to determine whether a change in classification is required.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has generated minimal revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring startup costs and expenses. As a result, the Company incurred accumulated net losses from Inception (December 19, 2014) through the period ended June 30, 2023 of $17,725,470. Due to our negative cash flow, the Company has substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued. In addition, the Company’s development activities since inception have been financially sustained through equity financing. Management plans to keep seeking funding through debt and equity financing which are intended to mitigate the conditions that have raise substantial doubt about the entity’s ability to continue as a going concern.

NOTE 4 – RELATED PARTY

For the months ended June 30, 2023 and 2022, the Company had expenses totaling $0 and $1,000 respectively, to an officer and director for salaries, which is included in general and administrative expenses on the accompanying consolidated statement of operations.

Unsecured debt A: On March 2, 2020, the Company received an unsecured loan of $200 from a shareholder. Additionally, during in March and June 2019, the Company received an additional loan of $666 from another shareholder. Both of these notes are unsecured and do not have a payment due date at an interest rate of 0.00%.

Note	Issuance Date	Maturity Date	Interest Rate	Original Principal Amount	Balance at June 30, 2023	Balance at December 31, 2022
Unsecured debt A	March 2019, March and June 2020	No due date	0%	$ 866	$ 866	$ 866
Total notes payable				$ 866	$ 866	$ 866
Debt discount and deferred financing costs				-	-	-
Total notes payable, net				$ 866	$ 866	$ 866

NOTE 5 – RIGHT-OF-USE ASSETS AND LEASE LIABILITIES

In February 2022, the Company entered into a lease agreement for our warehouse facilities located at 7375 Commercial Way Suite 125, Henderson, Nevada 89011 with a term of 35 month 25 days and will expire in 2025. Prior to February 4, 2022 the company was leasing a warehouse facility on a month-to-month lease. The average monthly base rent for the first 12 months is approximately $5,333. For the next 24 months of the lease, the average monthly base rent will be approximately $5,694. As part of the agreement the Company will be responsible to share any property operating expenses estimated as $1,017 per month. Pursuant to ASC 842, the  estimated operating expenses was included with the base rent and was included in the calculations of the right of use assets. The Company recorded operating lease right-of-use of $175,765 and lease liabilities for operating lease of $175,765.

Supplemental statements of operations information related to leases are as follows:

Months Ended
June 30, 2023
Lease Cost
Cash paid for amounts included in the measurement of lease liabilities for the first quarter 2022	$-
Weighted average remaining lease term – operating leases (in years)	1.58
Average discount rate – operating leases	9.8%

June 30, 2023
Operating leases
Right-of-use assets, net of amortization of $75,142	$100,623

Short-term operating lease liabilities	$(56,139)
Long-term operating lease liabilities	(47,409)
Total operating lease liabilities	$(103,547)

The following table summarizes the future undiscounted cash payments reconciled to the lease liability:

Year Ending	Operating Leases
2022 (remaining eleven months)	$-
2023	33,449
2024	69,635
2025	5,822
2026 and thereafter	-
Total lease payments	$108,906
Less: Imputed interest/present value discount	$ (5,359)
Present value of lease liabilities	$103,547

NOTE 6 – NOTES PAYABLE

As of June 30, 2023, the Company had the following:

Note	Issuance Date	Maturity Date	Interest Rate	Original Principal Amount	Balance at June 30, 2023	Balance at December 31, 2022
Unsecured debt B	February 22, 2022	February 15, 2023	10%	$200,000	$-	$75,370
Secured debt C	October 7, 2022	October 7, 2023	12.99%	200,000	-	200,000
Unsecured debt D	March 20, 2023	August 17, 2024	10%	330,000	306,641	-
Secured debt E	May 19, 2023	May 18, 2024	12.99%	131,000	120,718	-
Total notes payable				$861,000	$427,359	$ 275,370
Debt discount and deferred financing costs				-	-	-
Total notes payable, net				$861,000	$427,359	$ 275,370

Unsecured debt B: On February 22, 2022, the Company received an unsecured loan in the principal of $200,000 with a loan origination fee in the amount of $20,000, which was fully expensed as interest expense in this period. The net proceeds from this loan were $180,000. The loan is unsecured and the initial payment of $17,804 was due on April 22, 2022. There will be ten monthly payments due on the 22nd day of each following month, beginning on May 22, 2022 through Feb 15, 2023. During fourth quarter of 2022, the note holder agreed to forgo two months of payments and add them to the back end of the note, which extended the due date of the note to April 25, 2023. Interest will accrue at an interest rate of 10% per annum on any unpaid principal amount. If the Company defaults on the loan, the default interest will increase to 16% per annum. During 2022, the Company made a total in principal payments of $124,630 towards unsecured debt B. During 2023, the Company has made additional principal payments towards unsecured debt B totaling $75,370 which settled the entire principal balance in full. As of June 30, 2023, the principal balance of the note was paid off.

Secured debt C: On October 7, 2022, the Company agreed to a secured loan by any consigned inventory held at fulfillment centers and any rights, title or interest in their account. The principal loan amount was $200,000 and will have a loan term of twelve months with an annual interest rate of 12.99%, with a default rate of 14.99%. The first three months of payment will be interest only payments of $2,165 and the remaining nine payments will be principal and interest payments of $23,442. Interest payments will begin November 8, 2022 and Installment payments, including principal and interest, will begin February 8, 2023. During 2023, the Company has made principal payments totaling $200,000 towards the secured debt C which settled the entire principal balance in full. As of June 30, 2023 the principal balance of secured debt C was paid off.

Unsecured debt D: On March 20, 2023, the Company received an unsecured loan in the principal of $330,000 with a loan origination fee in the amount of $30,000, which was fully expensed as interest expense in this period. The net proceeds from this loan were $300,000. The loan is unsecured and the initial payment of $23,359 will be due on June

17, 2023. There will be fourteen monthly payments due on the 17th day of each following month, beginning on July 17, 2023 through August 17, 2024. Interest will accrue at an interest rate of 10% per annum on any unpaid principal amount. If the Company defaults on the loan, the default interest will increase to 16% per annum. During 2023, the Company made a total in principal payments of $23,359 towards the unsecured debt D. As of June 30, 2023, the outstanding principal balance of unsecured debt D totaled $306,641.

Secured debt E: On May 19, 2023, the Company agreed to a secured loan by any consigned inventory held at fulfillment centers and any rights, title or interest in their account. The principal loan amount was $131,000 and will have a loan term of twelve months with an annual interest rate of 12.99%, with a default rate of 14.99%. The first payment of principal and interest will be $11,700 and will be due June 19, 2023 with an additional eleven payments due each 19th of the month. During 2023, the Company has made principal payments totaling $10,282 towards the secured debt E. As of June 30, 2023 the principal balance of secured debt E was 120,718.

Total interest expense for notes payable to was $12,886 and $4,944 for the three months ended June 30, 2023 and 2022, respectively. The Company paid $3,583 and $0 in interest for the three months ended June 30, 2023 and 2022, respectively.

Consolidated Statements of Operations – Interest expense, net of interest income

	June	June
	30, 2023	30, 2022
Interest Income	$(7,549)	$(5,007)
Interest Expense	52,933	42,329
Origination Fees	68,888	20,000
Total of Interest Expense	$114,272	$57,322

NOTE 7 – CONVERTIBLE DEBT

As of June 30, 2023, the Company had the following convertible debt outstanding:

Note	Issuance Date	Maturity Date	Interest Rate	Original Principal Amount	Balance at June 30, 2023	Balance at December 31, 2022
Convertible promissory note #1	July 28, 2016	January 19, 2017	8%	$15,000	$6,750	$6,750
Convertible promissory note #2	May 25, 2022	August 5, 2023	10%	154,000	-	110,535
Convertible promissory note #3	May 12, 2022	May 1, 2023	12%	200,000	200,000	200,000
Convertible promissory note #4	January 24, 2023	October 24, 2023	0%	388,888	388,888	-
Total notes payable				$757,888	$595,638	$317,285
Debt discount and deferred financing costs				-	-	-
Total notes payable, net				$757,888	$595,638	$317,285

Convertible promissory note #1:

On July 28, 2016, the Company executed the convertible promissory note #1 in the principal amount of $15,000, which is in default but management has not been able to make contact with this party, due to them living out of the country. The due date for this note was January 19, 2017 at an interest rate of 8%, with a default interest rate of 18%. We have calculated the derivative liability as if it is in default (but the note’s default interest rate stays the same at 8%) and will still accrue appropriate interest until the note is fully satisfied or converted into the Company’s common stock. The conversion option for this note coverts at a 54% discount to the market price based on the lowest trading prices in the last 20 days trading period. The outstanding balance on convertible promissory note #1 as of June 30, 2023 was $6,750.

The fair value of the derivative as of June 30, 2023 was determined to be $9,952 using the Black-Scholes option pricing model based on the following assumptions: common share price of $0.0519 per share; expected exercise price of $0.0256 per share; volatility of 129%; expected dividend yield of zero; and annual risk-free interest rate of 5.18%. The derivatives are classified as liabilities as they represent an obligation to deliver a variable number of shares of common stock in the future and are therefore required to be initially and subsequently measured at fair value each reporting period. The Company originally recorded a derivative liability in the amount of $9,649. The fair value of the derivative liability is remeasured each reporting period using the Black-Scholes option pricing model, and the change in fair value is recorded as an adjustment to the derivative liabilities account with the unrealized gains or losses reflect in other income – change in fair value on derivative.

Convertible promissory note #2:

On May 25, 2022, the Company executed the convertible promissory note #2 in the principal amount of $154,000 with a loan origination fee in the amount of $15,400, which was fully expensed as interest expense in this period. The net proceeds from this note were $138,600. The loan is unsecured and the initial repayment of $14,488 was due on October 5, 2022. There will be ten additional monthly payments due on the 5th day of each following month, beginning on November 5, 2022 through August 5, 2023. Interest will accrual at an interest rate of 10% per annum on any unpaid principal amount. If the Company defaults on the loan, the default interest will increase to 16% per annum. During 2022, the Company has made principal payments totaling $43,465 towards the outstanding balance on convertible promissory note #2. During 2023, the Company has made additional principal payments towards convertible promissory note #2 totaling $110,535 which settled the entire principal balance in full. As of June 30, 2023, the principal balance of the note was paid off the principal balance of the note was paid off.

The fair value of the derivative was determined to be $0, due to being paid off, using the Black-Scholes option pricing model based, prior to the note being paid off, on the following assumptions: common share price of $0.0519 per share; expected exercise price of $0.05 per share; volatility of 129%; expected dividend yield of zero; and annual risk-free interest rate of 5.18%. The derivatives are classified as liabilities as they represent an obligation to deliver a variable number of shares of common stock in the future and are therefore required to be initially and subsequently measured at fair value each reporting period. The Company originally recorded a derivative liability in the amount of $89,895. The fair value of the derivative liability is remeasured each reporting period using the Black-Scholes option pricing model, and the change in fair value is recorded as an adjustment to the derivative liabilities account with the unrealized gains or losses reflect in other income – change in fair value on derivative.

Convertible promissory note #3:

On May 12, 2022, the Company executed the convertible promissory note #3 in the principal amount of $200,000. The loan is unsecured and the principal and any unpaid accrued interest shall be due and payable on May 12, 2023. Interest shall accrue at the rate of 12% per annum. The outstanding balance on convertible promissory note #3 as of June 30, 2023 was $200,000. At any time on or after July 24, 2023, the holder shall have the right, at his option, to convert the principal amount of the note, or any portion of such principal amount, plus accrued but unpaid interest into shares of the Company’s common stock. The Company has been advised the holder of convertible promissory note #3 will be converting the full value of the outstanding principal and interest in the near future. The conversion price shall be $0.05 per share.

The fair value of the derivative was determined to be $72,983 using the Black-Scholes option pricing model based on the following assumptions: common share price of $0.0519 per share; expected exercise price of $0.05 per share; volatility of 129%; expected dividend yield of zero; and annual risk-free interest rate of 5.18%. The derivatives are classified as liabilities as they represent an obligation to deliver a variable number of shares of common stock in the future and are therefore required to be initially and subsequently measured at fair value each reporting period. The Company originally recorded a derivative liability in the amount of $184,011. The fair value of the derivative liability is remeasured each reporting period using the Black-Scholes option pricing model, and the change in fair value is recorded as an adjustment to the derivative liabilities account with the unrealized gains or losses reflect in other income – change in fair value on derivative.

Convertible promissory note #4:

On January 24, 2023, the Company executed the convertible promissory note #4 in the principal amount of $388,888 with a loan origination fee in the amount of $38,888, which was fully expensed as interest expense in this period, additionally there were $12,500 of legal costs and $31,500 of agent fees in which were also fully expenses in this period. The net proceeds from this loan were $306,000. The loan is unsecured and the principal and any unpaid accrued interest shall be due and payable on October 24, 2023 with an interest rate of 0%. Any unpaid balance at that time will start to accrue interest at a default rate of 20% per annum. The outstanding balance on convertible promissory note #4 as of June 30, 2023 was $388,888. The holder shall have the right, at his option, to convert the principal amount of the note, or any portion of such principal amount, plus accrued but unpaid interest into shares of the Company’s common stock. The conversion price means ninety percent (90%) of the lowest VWAP of our common stock for the five (5) consecutive Trading Days immediately preceding the date of the issuance of a Conversion Election.

The fair value of the derivative was determined to be $1133,820 using the Black-Scholes option pricing model based on the following assumptions: common share price of $0.0519 per share; expected exercise price of $0.0444per share; volatility of 129%; expected dividend yield of zero; and annual risk-free interest rate of 5.18%. The derivatives are classified as liabilities as they represent an obligation to deliver a variable number of shares of common stock in the future and are therefore required to be initially and subsequently measured at fair value each reporting period. The Company originally recorded a derivative liability in the amount of $174,234. The fair value of the derivative liability is remeasured each reporting period using the Black-Scholes option pricing model, and the change in fair value is recorded as an adjustment to the derivative liabilities account with the unrealized gains or losses reflect in other income – change in fair value on derivative.

Total interest expense for notes payable to was $6,070 and $24,424 for the three months ended June 30, 2023 and 2022, respectively. The Company paid $0 and $0 in interest for the three months ended June 30, 2023 and 2022, respectively.

NOTE 8 – DERIVATIVE LIABILITY

The Company evaluated the notes under the requirements of ASC 480 “Distinguishing Liabilities From Equity” (ASC 480) and concluded that the notes do not fall within the scope of ASC 480. The Company next evaluated the notes under the requirements of ASC 815 “Derivatives and Hedging Activities” and determined that the scope exception to ASC 815’s derivative accounting provisions does not apply. The Company then evaluated the embedded derivative criteria in ASC 815, and concluded that the conversion features meet all the embedded derivative criteria in ASC 815, and therefore, the conversion features meet the definition of an embedded derivative that should be separated from the notes and accounted for as a derivative liability.

The derivative liabilities were valued using a Black-Scholes option pricing model with the following average assumptions:

	June 30, 2023	Upon Issuance 2023	December 31, 2022	Upon Issuance 2022
Stock Price	$ 0.052	$ 0.048	$ 0.04	$ 0.043 - 0.066
Exercise Price	$0.026 - 0.05	$ 0.045	$0.0224 - 0.05	$0.0224 - 0.05
Expected Life	0 - 0.32	0.75	0 - 0.59	1.0 - 1.2
Volatility	129%	145%	168%	194.52 - 197.12%
Dividend Yield	0%	0%	0%	0%
Risk-Free Interest Rate	5.18%	4.57%	4.02%	0.53 - 0.61%
Convertible Notes	626,516	388,888	317,285	356,000
Total Fair Value	$ 173,069	$ 174,234	$ 102,011	$ 273,906

The expected life of the note was based on the remaining contractual term of the instruments. The Company uses the historical volatility of its Common Stock to estimate the future volatility for its Common Stock. The expected dividend yield was based on the fact that the Company has not paid dividends in the past and does not expect to pay dividends in the future. The risk-free interest rate was based on rates established by the Federal Reserve Bank.

Consolidated Statement of Operations – Change in fair value on derivative

During the year ended December 31, 2022, , the following transactions were recorded in the account “change in fair value on derivative”: (i)  as a result of the issuance of convertible notes, the Company recorded derivative liabilities of $(264,952); (ii) the Company viewed the convertible debt derivatives as short term and thus chose to record as other income the debt premium associated with the derivative liabilities incurred during this period in the amount of $43,269; and (iii) the change in the fair value of these derivative liabilities for the year ended December 31, 2022 resulted in a gain of $212,199.

During the period ended June 30, 2023, the following transactions were recorded in the account “change in fair value on derivative”: (i) as a result of the issuance of convertible notes, the Company recorded derivative liabilities of $(145,067); (ii) the Company viewed the convertible debt derivatives as short term and thus chose to expense the debt discounts associated with the derivative liabilities incurred during this period in the amount of $(29,167); (iii) the changes in the fair value of these derivative liabilities for the period ended June 30, 2023 resulted in a gain of $35,837; and (iv) the Company  recorded a gain on debt extinguishment of $38,172 to account for the extinguishment of derivative liabilities associated with the settlement or the conversion of the convertible debt accounted for as a derivative liability.

The details of derivative liability transactions for the period ended June 30, 2023 and December 31, 2022 are as follows:

The change in Level 3 financial instrument fair value is as follows:

Balance, December 31, 2021	$ 92,527
Issued during the months ended December 31, 2022	264,952
Derivative liabilities debt premium	(43,269)
Change in fair value recognized in operations	(212,199)
Converted during the months ended December 31, 2022	(0)
Balance, December 31, 2022	$ 102,011
Issued during the months ended June 30, 2023	145,067
Derivative liabilities debt discount	29,167
Change in fair value recognized in operations	(35,837)
Converted during the months ended June 30, 2023	(38,172)
Balance, June 30, 2023	$ 173,069

NOTE 9 – INCOME TAXES

The effective income tax rate for the years ended June 30, 2023 and 2022 differs from the U.S. Federal statutory rate due to the following:

	June 2023	June 2022
Federal statutory income tax rate	$ 508,880	$ (179,826)
Change in valuation allowance	(508,880)	179,826
	$ -	$ -

The components of the deferred tax assets and liabilities at June 30, 2023 and 2022 are as follows:

	June 2023	June 2022
Long-term deferred tax assets:
Federal net operating loss carryforwards	$ 508,880	$ 179,826
Valuation allowance	(508,880)	(179,826)
Net long-term deferred tax assets	$ -	$ -

NOTE 10 – STOCKHOLDERS’ EQUITY

Authorized Stock

The Company originally authorized 75,000,000 common shares with a par value of $0.001 per share. Each common share entitles the holder to one vote on any matter on which action of the stockholders of the corporation is sought. During February 2017, the Company increased the authorized number of shares to 500,000,000. Also, the Company increased the authorized preferred stock to 75,000,000 shares and designated 25,000,000 shares of preferred stock to Series A Convertible Preferred Stock. During January 2018, the Company increased its authorized number of common shares to 1,000,000,000. During April 2018, the Company increased its authorized number of common shares to 2,500,000,000. The Board of Directors, in the future, has the authority to increase the authorized capital up to 4,000,000,000 shares based on shareholder approval.

The Company effectuated a reverse stock split of 1-for-250 as of July 23, 2018.

On October 16, 2017, the Company filed an Amended and Restated Certificate of Designation of the Rights, Preferences, Privileges and Restrictions of the Series A Convertible Preferred Stock (the “Amended Certificate”) with the Secretary of State of the State of Nevada. The Amended Certificate reduces the number of preferred shares designated as Series A Preferred Stock from 25,000,000 shares to 1,333,334 shares. The Amended Certificate also changes the conversion and voting rights of the Series A Preferred Stock. The Series A Preferred Stock is now convertible into the number of shares of our common stock equal to 0.00006% of our outstanding common stock upon conversion. The voting rights of the Series A Preferred Stock are now equal to the number of shares of common stock into which the Series A Preferred Stock may convert.

As of June 30, 2023, there are no outstanding shares of preferred stock. All the preferred stock was converted in common stock on February 4, 2019.

Common Share Issuances

During the three months ended March 31, 2023, the Company issued 320,000 shares of common stock for consulting fees. During the three months ended June 30, 2023, the Company did not issue any shares of common stock.

There were no shares issued during the fourth quarter 2022. During the third quarter 2022, the Company issued 340,000 shares of common stock for consulting fees along with issuing 340,621 shares of common stock to convert an outstanding note payable to a shareholder. On May 19, 2022, the Company issued 4,400,000 shares of common stock for broker and consulting fees. On April 22 and 25, 2022, the Company issued 2,000,000 shares of common stock for broker and funding fees. On February 4, 2022, the Company issued 507,917 shares of common stock in a direct security purchase agreement. On January 10, 2022, the Company cancelled 200,267 shares of common stock. Further, on March 4, 2022, the Company cancelled 600,000 shares of common stock.

Warrant Issuances

During the month ending March 31, 2022, the Company issued 7,421,544 warrants to 2 unrelated parties at a per share price of $0.04716. On February 2, 2022, the Company issued 2,000,000 warrants to an individual at a per share price of $0.05. As of June 30, 2023, there were 23,421,544 warrants outstanding, of which 16,000,000 warrants are fully vested.

			Weighted-
		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Warrants	Price	Life (Years)	Value

Outstanding at December 31, 2022	16,000,000	$ 0.06	2.64	-
Granted	7,421,544	0.05	4.56	-
Forfeited	-	-	-	-
Exercised	-	-	-	-
Outstanding at June 30, 2023	23,421,544	$ 0.06	2.59	$ 35,178

Vested and expected to vest at June 30, 2023	23,421,544	$ 0.06		$ 35,178

Exercisable at June 30, 2023	23,421,544	$ 0.06		$ 35,178

At June 30, 2023, the intrinsic value of these stock warrants was $0 as the exercise price of these stock warrants were greater than the market price.

Stock Issued for Services

On March 6, 2023, the Company issued 320,000 shares of common stock for consulting fees at a per share price of $0.05.

On September 13, 2022, the Company issued 340,000 shares of common stock for consulting fees at a per share price of $0.05. During the period ending June 30, 2022, the Company issued 6,400,000 shares of common stock for broker, consulting, and funding fees at a per share price of $0.05.

Share Conversion Agreements

All of the holders of the Company’s Series A Convertible Preferred Stock (the “Preferred Holders”) entered into a Preferred Stock Conversion Agreement. Pursuant to the Conversion Agreements, the Preferred Holders converted their shares of preferred stock into common stock, effective as of the Exchange. As a result, no shares of the Company’s Series A Convertible Preferred Stock are outstanding. An aggregate of 15,592,986 shares of common stock were issued to the Preferred Holders. The Preferred Holders agreed to convert each share of Series A Convertible Preferred Stock into eighteen (18) shares of common stock and agreed to retire a total of 467,057 shares of Series A Convertible Preferred Stock. The Company cancelled the retired shares.

Omnibus Stock Grant and Option Plan

On December 31, 2021, the Company approved stock option agreements in the amount of 7,500,000 shares with a strike price of $0.05 to twenty-one individuals. These options are immediately vest and will expire in five years.

The following summary of options activity for the three months ended June 30, 2023 is presented below:

			Weighted-
		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Options	Price	Life (Years)	Value

Outstanding at December 31, 2022	4,600,000	$ 0.05	2.84	8,740
Granted	-	-	-	-
Forfeited	-	-	-	-
Exercised	-	-	-	-
Outstanding at June 30, 2023	4,600,000	$ 0.05	2.84	$ 8,740

Vested and expected to vest at June 30, 2023	4,600,000	$ 0.05		$ 8,740
Exercisable at June 30, 2023	4,600,000	$ 0.05		$ 8,740

At June 30, 2023, the intrinsic value of these stock options was $8,740 as the exercise price of these stock options were less than the market price.

On December 26, 2022, the Company canceled 12,150,000 stock options with a strike price of $0.05.

The following summary of restricted stock units activity for the three months ended June 30, 2023 is presented below:

		Weighted-
		Weighted-
		Average
		Grant Date
	Shares	Fair Value

Non-vested at December 31, 2022	-	-
Granted	15,975,000	0.05
Vested	(8,900,000)	0.05
Forfeited	-	-
Non-vested at June 30, 2023	7,075,000	0.05

The total fair value of restricted stock units vested during the three months ended June 30, 2023 was $445,000 and is included in selling, general and administrative expenses in the accompanying consolidation statements of operations. As of June 30, 2023, the amount of unvested compensation related to issuances of restricted stock units fair value was $298,153 and $76,047 has been expensed and is included in selling, general and administrative expenses in the accompanying consolidation statements of operations.

The fair value of share options, units, and warrants are estimated using the Black-Scholes option pricing method based on the following weighted-average assumptions:

	Three Months Ended June 30,
	2023	2022
Risk-free interest rate	5.18%	2.75%
Average expected term (years)	4.7 years	4.75 years
Expected volatility	129.0%	194.8%
Expected dividend yield	-	-

Offering Circular

During the first part of the 2021, the Company filed a Regulation A Offering Circular with the U.S. Securities and Exchange Commission. The Offering Circular was qualified during August 2021.

NOTE 11 – BUSINESS SEGMENT INFORMATION

As of June 30, 2023, the Company operated in two reportable segments (Corporate and Health Supplements) supported by a corporate group which conducts activities that are non-segment specific. The following table presents selected financial information about the Company’s reportable segments for the quarter June 30, 2023.

	CONSOLIDATED	HEALTH SUPPLEMENTS		CORPORATE
		BergaMet	UBN
Revenue	1,203,427	1,203,427	-	-
Cost of Revenue	640,517	640,517	-	-
Long-lived Assets	732,030	229,304	502,727	-
Gain (Loss) Before Income Tax	(1,846,392)	(366,435)	(4,113)	(1,475,843)
Identifiable Assets	1,654,206	1,654,206	-	-
Depreciation and Amortization	1,098	1,098	-	-

As of June 30, 2022, the Company operated in two reportable segments (Corporate and Health Supplements) supported by a corporate group which conducts activities that are non-segment specific. The following table presents selected financial information about the Company’s reportable segments for the quarter ended June 30, 2022.

	CONSOLIDATED	HEALTH SUPPLEMENTS		CORPORATE
		BergaMet	UBN
Revenue	933,198	933,198	-	-
Cost of Revenue	495,178	495,178	-	-
Long-lived Assets	732,030	193,260	538,771	-
Gain (Loss) Before Income Tax	(856,315)	(124,830)	(663)	(730,812)
Identifiable Assets	1,975,879	1,975,879	-	-
Depreciation and Amortization	219	219	-	-

Currently, all of our customers are located in the United States of American and Canada. Our revenues to our customers are not material to our overall total sales. Our largest customers, Natural Grocers and Emerson Ecologics, LLC, account for less than 1% of our total sales in the months ending 2023 and 2022.

NOTE 12 – SUBSEQUENT EVENTS

The key terms for the 15,975,000 RSU are as follows: the effective grant date for all RSU’s is April 28, 2023. Each of the RSU’s will have a purchase price of $0.01 (prior to the reverse split). 8,900,000 of the RSU’s had an expiration date of June 30, 2023 and are all immediately vested once granted.  All of the 8,900,000 shares of common stock were issued on July 5, 2023.  7,075,000 of the RSU’s will have an expiration date of March 31, 2024 and will vest on January 1, 2024. Any of the RSU will be forfeited without any payment or consideration by the holder. The RSU’s comply with Section 409A.

The Company evaluated its June 30, 2023 financial statements for subsequent events through August 11, 2023, the date the financial statements were available to be issued.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Healthy Extracts Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Healthy Extracts Inc. as of December 31, 2022 and 2021, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

/S/ BF Borgers CPA PC (PCOAB ID 5041)

We have served as the Company's auditor since 2020

Lakewood, CO

March 31, 2023

HEALTHY EXTRACTS, INC.
CONSOLIDATED BALANCE SHEETS
(Audited)

	DECEMBER 31,	DECEMBER 31,
	2022	2021
ASSETS

CURRENT ASSETS
Cash	$65,651	$222,098
Accounts receivable	105,794	133,340
Inventory, net	1,819,128	1,957,966
Prepaid acquisition costs	53,015	-
Total current assets	2,043,587	2,313,404

Fixed assets	5,501	1,035
Patents/Trademarks	521,881	521,881
Deposit	16,890	-
Goodwill	193,260	193,260
Total other assets	737,531	716,175

TOTAL ASSETS	$2,781,118	$3,029,579

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Accounts payable	$91,316	$37,267
Accrued liabilities	94,554	59,264
Notes payable	275,370	-
Notes payable - related party	866	170,866
Convertible debt, net of discount	317,284	171,750
Accrued interest payable	21,387	13,050
Accrued interest payable - related party	-	14,118
Derivative liabilities	102,011	92,527
Total current and total liabilities	902,788	558,841

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 75,000,000 shares authorized, none and none shares issued and outstanding, respectively	-	-
Common stock, $0.001 par value, 2,500,000,000 shares authorized, 345,172,442 and 338,384,171 shares issued and outstanding, respectively	345,172	338,384
Additional paid-in capital	17,459,899	17,075,974
Accumulated deficit	(15,926,742)	(14,943,620)
Total stockholders' equity	1,878,330	2,470,738

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,781,118	$3,029,579

The accompanying notes are an integral part of these audited consolidated financial statements.

HEALTHY EXTRACTS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDING DECEMBER 31,

(Audited)

	FOR THE YEAR ENDING
	DECEMBER 31,
	2022	2021

REVENUE
Revenue	$2,251,469	$1,676,598
Net revenue	2,251,469	1,676,598

COST OF REVENUE
Cost of goods sold	783,141	556,972
Written off inventory	96,811	424,548
Total cost of revenue	879,951	981,520

GROSS PROFIT	1,371,517	695,078

OPERATING EXPENSES
General and administrative	2,283,107	2,584,256
Total operating expenses	2,283,107	2,584,256

OTHER INCOME (EXPENSE)
Interest expense, net of interest income	(64,690)	(52,453)
Change in fair value on derivative	(9,484)	(85,325)
SBA loan forgiveness	-	39,833
Gain on sale of asset	2,643	-

Total other income (expense)	(71,531)	(97,945)

Net income/(loss) before income tax provision	(983,121)	(1,987,122)

NET INCOME/(LOSS)	$(983,121)	$(1,987,122)

Income/(Loss) per share - basic and diluted	$(0.00)	$(0.01)

Weighted average number of shares outstanding - basic and diluted	342,514,810	319,209,932

The accompanying notes are an integral part of these audited consolidated financial statements.

HEALTHY EXTRACTS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDING DECEMBER 31, 2022 AND 2021
(Audited)

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance - December 31, 2020	308,887,410	$308,887	15,501,436	$(12,956,498)	$2,853,826

Issuance of common stock for cash	900,000	900	44,100	-	45,000

Issuance of common stock for cash	300,000	300	14,700	-	15,000

Issuance of common stock for cash	3,300,000	3,300	161,700	-	165,000

Issuance of common stock for cash	-	-	-	-	-

Issuance of common stock for debt	1,200,000	1,200	85,200	-	86,400

Issuance of common stock for services	715,000	715	50,765	-	51,480

Issuance of common stock for services	2,000,000	2,000	142,000	-	144,000

Issuance of common stock for services	1,000,000	1,000	59,000	-	60,000

Issuance of common stock for services	1,177,778	1,178	90,778	-	91,956

Issuance of common stock for debt	1,200,000	1,200	58,800	-	60,000

Issuance of common stock for services	3,500,000	3,500	171,500	-	175,000

Issuance of common stock for cash	2,000,000	2,000	98,000	-	100,000

Issuance of common stock for debt	12,203,983	12,204	597,995	-	610,199

Net (loss) gain	-	-	-	(1,987,122)	(1,987,122)

Balance - December 31, 2021	338,384,171	$338,384	17,075,974	$(14,943,620)	$2,470,738

Cancelation of common stock for debt	(200,267)	(200)	(9,813)	-	(10,013)

Issuance of common stock for cash	507,917	508	24,888	-	25,396

Cancelation of common stock for debt	(600,000)	(600)	(43,200)	-	(43,800)

Issuance of common stock for services	1,000,000	1,000	63,000	-	64,000

Issuance of common stock for services	1,000,000	1,000	56,100	-	57,100

Issuance of common stock for services	4,400,000	4,400	259,600	-	264,000

Issuance of common stock-Note Conversion	340,621	341	16,690	-	17,031

Issuance of common stock for services	340,000	340	16,660	-	17,000

Net (loss) gain	-	-	-	(983,121)	(983,121)

Balance - December 31, 2022	345,172,442	$345,172	17,459,899	$(15,926,742)	$1,878,330

The accompanying notes are an integral part of these financial statements.

HEALTHY EXTRACTS, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Audited)

	FOR THE YEAR
	ENDING
	DECEMBER 31,
	2022	2021
Cash Flows from Operating Activities:
Net Gain/(Loss)	$(983,121)	$(1,987,122)

Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	878	5,100
Warrants issued for services	402,100	608,836
Change in fair value on derivative liability	9,484	85,325
Loan origination fees	35,400	-
Changes in operating assets and liabilities:
Accounts receivable	27,547	(120,066)
Inventory	138,838	459,717
Cost in acquisition of Hyperion/OP&M	(53,015)	-
Deposits	(16,890)	-
Gain on sale of asset	2,643	-
Accounts payable	54,048	(27,569)
Accrued liabilities	35,291	50,210
Accrued interest payable	8,337	10,671
Accrued interest payable - related party	(14,118)	13,600
Net Cash used in Operating Activities	(352,578)	(901,298)

Cash Flows from Investing Activities:

Purchase of fixed assets	(7,987)	-
Trademarks	-	(96,004)
Cash flows provided by (used in) Investing Activities:	(7,987)	(96,004)

Cash Flows from Financing Activities:

Proceeds from issuance of common stock	(11,386)	995,199
Proceeds from issuance of convertible debt,	323,600	165,000
Payments for repayment of convertible debt	(193,465)	-
Proceeds from issuance of noted payable	380,000	-
Payments for repayment of notes payable	(124,630)	-
Payments for repayment of notes payable - related party	(170,000)	-
Net Cash provided by Financing Activities	204,119	1,160,199

Increase (decrease) in cash	(156,447)	162,897
Cash at beginning of period	222,098	59,201
Cash at end of period	$65,651	$222,098
Non-cash Financing Activities:
Supplemental disclosures of non-cash investing and financing Activities:
Fair value of derivative and warrant liabilities from issuance of convertible note	$102,011	$92,527

The accompanying notes are an integral part of these audited consolidated financial statements.

HEALTHY EXTRACTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022 and 2021

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Healthy Extracts Inc. (the “Company”) was incorporated in the State of Nevada on December 19, 2014 as Grey Cloak Tech Inc. On October 23, 2020, we changed our name from Grey Cloak Tech Inc. to Healthy Extracts Inc. to more accurately reflect our business. The Company has acquired BergaMet NA, LLC and Ultimate Brain Nutrients, LLC which market and sell health supplemental products.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying audited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the instructions to Form 10-Q and Article 8 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of the Company’s management, the accompanying audited consolidated financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of December 31, 2022 and the results of operations and cash flows for the periods presented. The results of operations for the months ending December 31, 2022 are not necessarily indicative of the operating results for the full fiscal year or any future period. These audited consolidated financial statements should be read in conjunction with the financial statements and related notes thereto included in the Company’s form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

In regards to inventory write-offs and allowances, our Company determines the net realizable value by using the various factors as following:  excess or slow-moving inventories (12 months or more of inventory on hand), expiration dates (within 12 months of the current reporting period), current and future product demand, production planning, and market conditions.  If any of these factors are found in the reporting period, management will review each item and determine if any additional allowances or write-offs need to be made.  A change in any of these variable’s factors could result in an adjustment to inventory. Management has provided for any risks in the current inventory allowance booked.

As for revenue adjustments for discounts, allowances and refunds, we treat each of these items differently.  When it comes to revenue discounts, we will create the invoice for the product sold which will include any discounts given.  These discounts usually happen for a short period of time for sales that we will offer around holidays.  Due to the revenue being recognized once the order has shipped, less any applicable discount, we book this transaction at the net order transaction amount.  In regards to allowances and refunds for revenue adjustments, due to our refund percentage is less than 1% we decided the need for an estimated adjustment for allowances and refunds was not material.  If we do receive any returned orders, we will directly book those orders as refunds the day we receive the call from the customer requesting the refund.  We will book the credit memo at the full value of the customer original order.

Cash

Cash includes cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Accounts Receivables

Accounts receivables are recorded at the invoice amount and do not bear interest.

Inventory

Inventories consist of health supplements held for sale in the ordinary course of business. The Company uses the weighted average cost method to value its inventories at the lower of cost and net realizable value. In pursuant to ASC 330-10-50-6, the components of inventory cost include raw materials, labor, and overhead. Additionally, the weighted average cost per unit is used as a basis to determine the cost amounts removed from inventory as the aggregate number of units expected to be delivered under each order. Finally, the net realizable value is determined by using the various factors as following: excess or slow-moving inventories (12 months or more of inventory on hand), expiration dates (within 12 months of the current reporting period), current and future product demand, production planning, and market conditions. If any of these factors are found in the reporting period, management will review each item and determine if any additional allowances or write-offs need to be made. A change in any of these variable’s factors could result in an adjustment to inventory.

An allowance for inventory was established in 2018 and is evaluated each quarter to determine if all items are still sellable due to the factors listed above. As of December 31, 2022 and 2021, the total of inventory allowance was $1,914,891 and $1,914,891.  In 2022, the Company directly wrote-off $96,811 related to inventory shrinkage with no impact to our inventory allowance. For the year-ending 2021, the allowance for inventory was increased by $22,883 due to some expiring inventory.  The following are the classes held in inventory as of December 31, 2022 and 2021:

	DECEMBER 31,	DECEMBER 31,
	2022	2021
Inventory

Inventory Classes:
Raw Materials	$3,398,655	$3,672,699
Finished Goods	310,600	194,490
Work in process	24,764	5,668
Total inventory	3,734,019	3,872,857
Inventory allowance	(1,914,891)	(1,914,891)
Total inventory, net	1,819,128	1,957,966

Property and Equipment

The Company’s property and equipment are recorded at cost and depreciated using the straight-line method over the useful lives of the assets, generally from three to seven years. Upon sale or disposal of property and equipment, the related asset cost and accumulated depreciation or amortization are removed from the respective accounts and any gain or loss is reflected in current operations.

Indefinite-Lived Intangible Assets

Indefinite-lived intangible assets established in connection with business combinations consist of patents, trademarks, and trade names. The impairment test for identifiable indefinite-lived intangible assets consists of a comparison of the estimated fair value of the intangible asset with its carrying value. If the carrying value exceeds its fair value, an impairment loss is recognized in an amount equal to that excess. With the acquisition of Ultimate Brain Nutrients on April 3, 2020 the Company added a purchasing value of $315,604 in patents to its balance sheet.

As of December 31, 2022, the Company believes that based upon qualitative factors, no impairment of indefinite-lived intangible assets is necessary.

Goodwill

In accordance with Goodwill and Other Intangible Assets, goodwill is defined as the excess of the purchase price over the fair value assigned to individual assets acquired and liabilities assumed and is tested for impairment at the reporting unit level on an annual basis in the Company's fourth fiscal quarter or more frequently if indicators of impairment exist. The performance of the test involves a two-step process. The first step of the impairment test involves comparing the fair value of the Company's reporting units with each respective reporting unit's carrying amount, including goodwill. The fair value of reporting units is generally determined using the income approach. If the carrying amount of a reporting unit exceeds the reporting unit's fair value, the second step of the goodwill impairment test is performed to determine the amount of any impairment loss. The second step of the goodwill impairment test involves comparing the implied fair value of the reporting unit's goodwill with the carrying amount of that goodwill. No goodwill impairment indicators were present, for the goodwill listed on the books as of December 31, 2022, after working through our analysis of goodwill during the months ending December 31, 2022.

The Company has determined that the method applied represents the fair value of the asset group principally because the valuation of the intangibles with the asset group is based on the anticipated cash flows related to the revenue stream from its customers. The asset group excludes goodwill, long term non-operational assets and liabilities and cash. As such, the principal value from the asset group relates to the cash inflows from its customers and the cash outflows required to service these customers. The fair value for the asset group consists of the following:

•Fair value of net revenues: computed using the income approach. The key input to these computations is the anticipated cash inflows from customers. These valuations include 100% of the cash inflows related to the customer base, and taking cash outflows into consideration.

•Fair value of working capital (including accounts receivable, inventory, accrued expenses, and accounts payables). Due to the short-term nature of the working capital, book value has been determined to be fair value. These accounts represent either avoided future outflows (inventory, prepaids) or future cash flows (accrued expense, AP and AR) related to customer sales.

•Fair value of five years of revenue (2022 to 2026):  we discounted our cash flows to the anticipated cash projected to be received. We also projected the anticipated cash outflows required to service these customers. If the asset group was to be valued as a whole, we would expect an income approach based on the revenues being generated from the customers and expenses required to service those customers, appropriately adjusted for the working capital position. The sum of these values reasonably approximates this approach.

The Company’s revenue streams align directly with the intangibles, which were recorded as a result of the BergaMet acquisition in fiscal 2019. For purposes of the Step 2 recoverability test under ASC 360 subsection 2.3., the net revenues from BergaMet customers base were used. The revenue stream fairly reflects anticipated future cash flows; accordingly, the intangibles associated with these revenue streams have been tested with the expected cash flows.

Due to the purchase of Ultimate Brian Nutrients, LLC being a related party transaction and the new division recording no revenue as of June 30, 2020, the Company found the goodwill to be impaired. Due to the impairment the Company expensed the goodwill related to the purchase as of June 30, 2020.

Revenue Recognition

The Company applies Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) topic 606, Revenue from Contracts with Customers (ASC 606).  ASC 606 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes all of the existing revenue recognition guidance.  This standard requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASC 606 requires us to identify distinct performance obligations.  A performance obligation is a promise in a contract to transfer a distinct good or service to the customer.  When distinct performance obligations exist, the Company allocates the contract transaction price to each distinct performance obligation.  The standalone selling price is used to allocate the transaction price to the separate performance obligations. The Company recognizes revenue when, or as, the performance obligation is satisfied.

Most, revenues are recognized at the time of shipment to the customer with the price being fixed and determinable and collectability assured, provided title and risk of loss is transferred to the customer.  Most of our shipping and handling costs are built into the transaction price, but if the customer asks for express shipping, the costs charged to customers are classified as sales, and the shipping, handling costs, and selling fees incurred are included in cost of sales.

The Company’s subsidiary, BergaMet N.A., LLC, recognizes revenue from our main source – e-commerce revenue.  Here is a list of all the sales channels which include the Company’s subsidiary website channel or any other selling channel like Amazon, doctors’ offices, and walk-in sales.  All of our customer sales for Healthy Extracts, Inc. and Ultimate Brain Nutrients, LLC are recognized as revenue under the subsidiary of BergaMet N.A., LLC.  All three divisions of the Company sell plant-based nutraceuticals to our end using customers.

The Company evaluates the criteria pursuant to ASC 606-10-55. Some of the different considerations that we use because of their significance are as follows:  Collectability - payment has to be made prior to shipment unless the customer has agreed upon terms. Guaranties – we offer a money back to customers if they are unhappy with our products.  Principal versus Agent Considerations - currently we are the principal and have not engaged an agents at this time and we have not recognized any revenues under the agent considerations.

Revenue is recognized when, or as, control of a promised merchandise or service is shipped to the customer, in an amount that reflects the consideration to which the Company expects to be entitled in exchange for transferring title of those products or services and are recorded net of and discounts or allowances.  Shipping costs paid by the customer are included in revenue.  Merchandise sales are fulfilled with inventory held in our warehouse in Henderson, NV.  Therefore, the Company’s contracts have a single performance obligation (shipment of product).

If the Company receives a request for refund on a customer obligation, the Company will refund the full cost of the obligation due to our money back guarantee.  Historically, we have done a valuation of our sales allowance  accounts (customer returns).  In 2022 our return percentage was 0.009% of sales and 2021 was 0.01% of sales.  Due to the low refund percentage management decided there was not a need for an estimated adjustment for allowances and refunds due to materiality.

Revenue recognition is evaluated through the following five-step process:

1.identification of the contract with a customer;

2.identification off the performance obligations in the contract;

3.determination of the transaction price;

4.allocation of the transaction price to the performance obligations in the contract; and

5.recognition of revenue when or as a performance obligation is satisfied.

These steps are met when an order is received, a price agreed and the product shipped or delivered to that customer.

Concentration

There is no concentration of revenue for the months ended December 31, 2021 and for the months ended December 31, 2022 because the revenue was earned from multiple customers.

Income Taxes

The Company uses the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the accounting bases and the tax bases of the Company’s assets and liabilities. The deferred tax assets and liabilities are computed using enacted tax rates in effect for the year in which the temporary differences are expected to reverse.

The Company's deferred income taxes include certain future tax benefits.  The Company records a valuation allowance against any portion of those deferred income tax assets when it believes, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized.

The Company has adopted ASC guidance regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the consolidated financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the consolidated financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. At December 31, 2022 and 2021, there were no uncertain tax positions that required accrual.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The derivative liability in connection with the conversion feature of the convertible debt, classified as a Level 3 liability, is the only financial liability measure at fair value on a recurring basis.

The Company measures and reports certain financial instruments as liabilities at fair value on a recurring basis.  The fair value of these instruments as of December 31, 2022 and 2021 was as follows:

	Fair Value	Level 1	Level 2	Level 3
Fair Value at December 31, 2020	$7,202	-	-	$7,202
Derivative liability	$92,527	-	-	$92,527
Fair Value at December 31, 2021	$92,527	-	-	$92,527
Derivative liability	$102,011	-	-	$102,011
Fair Value at December 31, 2022	$102,011	-	-	$102,011

December 31, 2022

	Level 1	Level 2	Level 3	Total
Derivative liability	-	-	102,011	$102,011

December 31, 2021

	Level 1	Level 2	Level 3	Total
Derivative liability	-	-	92,527	$92,527

The Company did not transfer any assets or liabilities measured at fair value on a recurring basis between levels during the years ending December 31, 2022 and 2021.

The Company determines the fair value of the derivative liability based on Level 3 inputs using the Black-Scholes option pricing model.  The significant unobservable input assumptions that can significantly change the fair value includes common share price; amount of principal and accrued interest convertible into shares as of the conversion date, and the number of shares issuable upon conversion; expected exercise price; expected term; volatility; and risk-free interest rate.

The details of derivative liability transactions for the year ended December 31, 2022 and 2021 are as follows:

The change in Level 3 financial instrument is as follows:

Balance, January 1, 2021	$7,202
Issued during the months ended December 31, 2021	1,008,543
Derivative liabilities debt discount	442,764
Change in fair value recognized in operations	(163,781)
Converted during the months ended December 31, 2021	(1,202,201)
Balance, December 31, 2021	92,527
Issued during the months ended December 31, 2022	264,952
Derivative liabilities debt premium	(43,269)
Change in fair value recognized in operations	(212,199)
Converted during the months ended December 31, 2022	(0)
Balance, December 31, 2022	$102,011

Convertible Instruments

Convertible debt – derivative treatment

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815 “Derivatives and Hedging Activities”. Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

When the Company issues debt with a conversion feature, we must first assess whether the conversion feature meets the requirements to be treated as a derivative, as follows: (a) one or more underlyings, typically the price of our common stock; (b) one or more notional amounts or payment provisions or both, generally the number of shares upon conversion; (c) no initial net investment, which typically excludes the amount borrowed; and (d) net settlement provisions, which in the case of convertible debt generally means the stock received upon conversion can be readily sold for cash. An embedded equity-linked component that meets the definition of a derivative does not have to be separated from the host instrument if the component qualifies for the scope exception for certain contracts involving an issuer’s own equity. The scope exception applies if the contract is both (a) indexed to its own stock; and (b) classified in stockholders’ equity in its balance sheet.

If the conversion feature within convertible debt meets the requirements to be treated as a derivative, we estimate the fair value of the convertible debt derivative using the Black-Sholes option pricing model upon the date of issuance. If the fair value of the convertible debt derivative is higher than the face value of the convertible debt, the excess is immediately recognized as interest expense. Otherwise, the fair value of the convertible debt derivative is recorded as a liability with an offsetting amount recorded as a debt discount, which offsets the carrying amount of the debt. The derivative is revalued at the end of each reporting period and any change in fair value is recorded as a gain or loss in the statement of operations. If the convertible debt is viewed as short-term, management chooses to expense the full debt discount in the period incurred is recorded as a gain or loss in the consolidated statement of operations.  If the convertible debt is viewed as long-term, the debt discount is amortized through interest expense over the life of the debt using the straight-line method.

Convertible debt – beneficial conversion feature

The Company accounts for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records when necessary, any discounts, if applicable, to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts, if applicable, under these arrangements are amortized over the term of the related debt to their stated date of redemption.

Debt modifications and extinguishments

The Company accounts for the conversion of convertible debt when a conversion option has been bifurcated using the general extinguishment standards. The debt and equity linked derivatives are removed at their carrying amounts and the shares issued are measured at their then-current fair value, with any difference recorded under change in fair value on derivative, on the consolidated statement of operations, as a gain or loss on extinguishment of the two separate liabilities. During the year ended December 31, 2022, the Company issued $354,000 of convertible debt.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 amends the guidance for revenue recognition to replace numerous, industry specific requirements and converges areas under this topic with those of the International Financial Reporting Standards. The ASU implements of five–step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. The amendment also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts with customers. Other major provisions include the capitalization and amortization of certain contract cost, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. The amendments in this ASU are effective for reporting period beginning after December 15, 2016, and early adoption is prohibited. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption.

The Company’s revenues are recognized when control of the promised goods or services is transferred to our clients (upon shipment of goods) in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods and services. To achieve this core principle, we apply the following five steps: (1) Identify the contract with a client; (2) Identify the performance obligations in the contract; (3) Determine the transaction price; (4) Allocate the transaction price to performance obligations in the contract; and (5) Recognize revenues when or as the Company satisfies a performance obligation.

We adopted ASC 2014-09 on January 1, 2019. Although the new revenue standard is expected to have an immaterial impact, if any, on our ongoing net income, we did implement changes to our processes related to revenue recognition and the control activities with them.

Common Stock Purchase Warrants

The Company classifies as equity any contracts that require physical settlement or net-share settlement or provide a choice of net-cash settlement or settlement in the Company’s own shares (physical settlement or net-share settlement) provided that such contracts are indexed to our own stock as defined in ASC 815-40 (“Contracts in Entity's Own Equity”). The Company classifies as assets or liabilities any contracts that require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside our control) or give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of common stock purchase warrants and other free-standing derivatives at each reporting date to determine whether a change in classification is required.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has generated minimal revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring startup costs and expenses. As a result, the Company incurred accumulated net losses from Inception (December 19, 2014) through the period ended December 31, 2022 of $15,926,742. Due to our negative cash flow, the Company has substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued. In addition, the Company’s development activities since inception have been financially sustained through equity financing. Management plans to keep seeking funding through debt and equity financing which are intended to mitigate the conditions that have raise substantial doubt about the entity’s ability to continue as a going concern.

NOTE 4 – RELATED PARTY

For the months ended December 31, 2022 and 2021, the Company had expenses totaling $1,000 and $65,000 respectively, to an officer and director for salaries, which is included in general and administrative expenses on the accompanying consolidated statement of operations.

As of December 31, 2022 and 2021, the Company had the following:

				Original	Balance at	Balance at
				Principal	December 31,	December 31,
Note	Issuance Date	Maturity Date	Interest Rate	Amount	2022	2021
Unsecured debt A	March 2019, March and June 2020	No due date	0%	$-	$866	$866
Total notes payable				$-	$866	$866
Debt discount and deferred financing costs				-	-	-
Total notes payable, net				$-	$866	$866

Unsecured debt A:  On March 2, 2020, the Company received an unsecured loan of $200 from a shareholder. Additionally, during March 2019 and June 2020, the Company received an additional loan of $666 from another shareholder.  Both of these notes are unsecured and do not have a payment due date at an interest rate of 0.00%.

NOTE 5 – LEASES

The company leases warehouse facilities under an operating lease that expires in 2025.  Prior to February 4, 2022 the company was leasing a warehouse facility on a month-to-month lease.  The aggregate minimum future non-cancelable lease commitments at December 31, 2022 are as follows:

2023	$ 68,042
2024	$ 70,883
2025	$ 5,926
Total	$ 144,851

Total rent expense for the months ended December 31, 2022 and 2021 was $63,745 and $55,440.

NOTE 6 – NOTES PAYABLE

As of December 31, 2022 and 2021, the Company had the following:

				Original	Balance at	Balance at
				Principal	December 31,	December 31,
Note	Issuance Date	Maturity Date	Interest Rate	Amount	2022	2021
Unsecured debt B	February 22, 2022	April 25, 2022	10%	200,000	75,370	-
Secured debt C	October 7, 2022	October 7, 2023	12.99%	200,000	200,000	-
Total notes payable				$400,000	$275,370	$-
Debt discount and deferred financing costs				-	-	-
Total notes payable, net				$400,000	$275,370	$-

Unsecured debt B:  On February 22, 2022, the Company received an unsecured loan in the principal of $200,000 with a loan origination fee in the amount of $20,000, which was fully expensed as interest expense in this period.  The net proceeds from this loan were $180,000.  The loan is unsecured and the initial repayment of $17,804 was due on April 22, 2022.  There will be ten monthly payments due on the 22nd day of each following month, beginning on May 22, 2022 through Feb 15, 2023.  During fourth quarter of 2022, the note holder agreed to forgo two months of payments and add them to the back end of the note, which extended the due date of the note to April 25, 2023.  Interest will accrue at an interest rate of 10% per annum on any unpaid principal amount.  If the Company defaults on the loan, the default interest will increase to 16% per annum.  During 2022, the Company made a total in principal payments of $124,630 towards unsecured debt B.  As of December 31, 2022, the outstanding principal balance of unsecured debt B totaled $75,370.

Secured debt C:  On October 7, 2022, the Company agreed to a secured loan by any consigned inventory held at fulfillment centers and any rights, title or interest in their account, with the net proceeds of $200,000. The principal loan amount was $200,000 and will have a loan term of twelve months with an annual interest rate of 12.99%, with a default rate of 14.99%.  The first three months of payment will be interest only payments of $2,165 and the remaining nine payments will be principal and interest payments of $23,442.  Interest payments will begin November 8, 2022 and Installment payments, including principal and interest, will begin February 8, 2023.  As of December 31, 2022 the outstanding balance of secured debt C was $200,000.

Total interest expense for notes payable to was $49,953 and $0 for the year ended December 31, 2022 and 2021, respectively.  The Company paid  $0 and $0 in interest for the year ended December 31, 2022 and 2021, respectively.

Consolidated Statement of Operations – Interest expense, net of interest income

	December	December
	31, 2022	31, 2021
Interest Income	$(8,672)	$(19,017)
Interest Expense	37,962	51,470
Origination Fees	35,400	20,000
Total of Interest Expense	$64,690	$52,453

NOTE 7 – CONVERTIBLE DEBT

As of December 31, 2022 and 2021, the Company had the following:

				Original	Balance at	Balance at
				Principal	December 31,	December 31,
Note	Issuance Date	Maturity Date	Interest Rate	Amount	2022	2021
Convertible promissory note #1	July 28, 2016	January 19, 2017	8%	$15,000	$6,750	$6,750
Convertible promissory note #2	May 25, 2022	August 5, 2023	10%	154,000	110,535	-
Convertible promissory note #3	May 12, 2022	May 1, 2023	12%	200,000	200,000	-
Total notes payable				$369,000	$317,285	$6,750
Debt discount and deferred financing costs				-	-	-
Total notes payable, net				$369,000	$317,285	$6,750

Convertible promissory note #1:

On July 28, 2016, the Company executed the convertible promissory note #1 in the principal amount of $15,000, which is in default but management has not been able to make contact with this party, due to them living out of the country.  The due date for this note was January 19, 2017 at an interest rate of 8%, with a default interest rate of 18%.  We have calculated the derivative liability as if it is in default (but the note’s default interest rate stays the same at 8%) and will still accrue appropriate interest until the note is fully satisfied or converted into the Company’s common stock.  The conversion option for this note coverts at a 54% discount to the market price based on the lowest trading prices in the last 20 days trading period.  The outstanding balance on convertible promissory note #1 as of December 31, 2022 was $6,750.

The fair value of the derivative was determined to be $8,037 as of December 31, 2022, using the Black-Scholes option pricing model based on the following assumptions:  common share price of $0.04 per share; expected exercise price of $0.0224 per share; volatility of 168%; expected dividend yield of zero; and annual risk-free interest rate of 4.02%.

The derivatives are classified as liabilities as they represent an obligation to deliver a variable number of shares of common stock in the future and are therefore required to be initially and subsequently measured at fair value each reporting period.  The Company recorded a derivative liability in the amount of $8,037.  The fair value of the derivative liability is remeasured each reporting period using the Black-Scholes option pricing model, and the change in fair value is recorded as an adjustment to the derivative liabilities account with the unrealized gains or losses reflect in other income – change in fair value on derivative.

Convertible promissory note #2:

On May 25, 2022, the Company executed the convertible promissory note #2 in the principal amount of $154,000 with a loan origination fee in the amount of $15,400, which was fully expensed as interest expense in this period.  The net proceeds from this note were $138,600.  The loan is unsecured and the initial payment of $14,488 was due on October 5, 2022.  There will be ten additional monthly payments due on the 5th day of each following month, beginning on November 5, 2022 through August 5, 2023.  Interest will accrual at an interest rate of 10% per annum on any unpaid principal amount.  If the Company defaults on the loan, the default interest will increase to 16% per annum.  During 2022, the Company has made principal payments totaling $43,465 towards the outstanding principal balance on convertible promissory note #2.  The holder shall have the right, at his option, to convert the principal amount of the note, or any portion of such principal amount, plus accrued but unpaid interest into shares of the Company’s common stock.  The conversion price shall be $0.05 per share.  As of December 31, 2022, the principal balance of the note was $110,535.

The fair value of the derivative was determined to be $38,172 as of December 31, 2022, using the Black-Scholes option pricing model based on the following assumptions:  common share price of $0.04 per share; expected exercise price of $0.05 per share; volatility of 168%; expected dividend yield of zero; and annual risk-free interest rate of 4.02%.  The derivatives are classified as liabilities as they represent an obligation to deliver a variable number of shares of common stock in the future and are therefore required to be initially and subsequently measured at fair value each reporting period.  The Company recorded a derivative liability in the amount of $38,172.  The fair value of the derivative liability is remeasured each reporting period using the Black-Scholes option pricing model, and the change in fair value is recorded as an adjustment to the derivative liabilities account with the unrealized gains or losses reflect in other income – change in fair value on derivative.

Convertible promissory note #3:

On May 12, 2022, the Company executed the convertible promissory note #3 in the principal amount of $200,000, with the net process of $200,000.  The loan is unsecured and the principal and any unpaid accrued interest shall be due and payable on May 12, 2023.  Interest shall accrue at the rate of 12% per annum.  At any time on or after July 24, 2023, the holder shall have the right, at his option, to convert the principal amount of the note, or any portion of such principal amount, plus accrued but unpaid interest into shares of the Company’s common stock.  The conversion price shall be $0.05 per share.  The outstanding balance on convertible promissory note #3 as of December 31, 2022 was $200,000.

The fair value of the derivative was determined to be 55,802 as of December 31, 2022, using the Black-Scholes option pricing model based on the following assumptions:  common share price of $0.04 per share; expected exercise price of $0.05 per share; volatility of 168%; expected dividend yield of zero; and annual risk-free interest rate of 4.02%.  The derivatives are classified as liabilities as they represent an obligation to deliver a variable number of shares of common stock in the future and are therefore required to be initially and subsequently measured at fair value each reporting period.  The Company recorded a derivative liability in the amount of $55,802.  The fair value of the derivative liability is remeasured each reporting period using the Black-Scholes option pricing model, and the change in fair value is recorded as an adjustment to the derivative liabilities account with the unrealized gains or losses reflect in other income – change in fair value on derivative.

Total interest expense for notes payable to was $19,079 and $71,470 for the year ended December 31, 2022 and 2021, respectively.  The Company paid $27,155 and $9,244 in interest for the year ended December 31, 2022 and 2021, respectively.

NOTE 8 – DERIVATIVE LIABILITY

The Company evaluated the notes under the requirements of ASC 480 “Distinguishing Liabilities From Equity” (ASC 480) and concluded that the notes do not fall within the scope of ASC 480. The Company next evaluated the notes under the requirements of ASC 815 “Derivatives and Hedging Activities” and determined that the scope exception to ASC 815’s derivative accounting provisions does not apply. The Company then evaluated the embedded derivative criteria in ASC 815, and concluded that the conversion features meet all the embedded derivative criteria in ASC 815, and therefore, the conversion features meet the definition of an embedded derivative that should be separated from the notes and accounted for as a derivative liability.

The derivative liabilities were valued using a Black-Scholes option pricing model with the following average assumptions for all of the instruments:

	December	Upon	December	Upon
	31, 2022	Issuance	31, 2021	Issuance
		2022		2021
Stock Price	$0.04	$0.043-0.066	$0.04	$0.066-0.10625
Exercise Price	$0.0224-0.05	$0.0224-0.05	$0.023-0.05	$0.023-0.05
Expected Life	0-0.59	1.0-1.2	0-1.25	0-1.88
Volatility	168%	194.52-197.12%	216%	240.87-273.61%
Dividend Yield	0%	0%	0%	0%
Risk-Free Interest Rate	4.02%	0.53-0.61%	0.06%	0%-0.05%
Convertible Notes	317,285	356,000	171,750	1,772,000
Total Fair Value	$102,011	$273,906	$92,527	$1,446,469

The expected life of the note was based on the remaining contractual term of the instruments. The Company uses the historical volatility of its Common Stock to estimate the future volatility for its Common Stock. The expected dividend yield was based on the fact that the Company has not paid dividends in the past and does not expect to pay dividends in the future. The risk-free interest rate was based on rates established by the Federal Reserve Bank.

Consolidated Statement of Operations – Change in fair value on derivative

During the year ended December 31, 2021, the following transactions were recorded in the account “change in fair value on derivative”: (i) as a result of issuance of convertible notes, the Company recorded derivative liabilities of $(1,008,543); (ii) the Company viewed the convertible debt derivatives as short term and thus chose to expense the debt discounts associated with the derivative liabilities incurred during this period in the amount of $(442,764); (iii) the changes in the fair value of these derivative liabilities for the year ended December 31, 2021resulted in a gain of $163,781; and (iv) the Company recorded a gain on debt extinguishment of $1,202,201 to account for the extinguishment of derivative liabilities associated with the settlement or the conversion of the convertible debt accounted for as a derivative liability.

During the year ended December 31, 2022, , the following transactions were recorded in the account “change in fair value on derivative”: (i)  as a result of the issuance of convertible notes, the Company recorded derivative liabilities of $(264,952); (ii) the Company viewed the convertible debt derivatives as short term and thus chose to record as other income the debt premium associated with the derivative liabilities incurred during this period in the amount of $43,269; and (iii) the change in the fair value of these derivative liabilities for the year ended December 31, 2022 resulted in a gain of $212,199.

NOTE 9 – INCOME TAXES

The effective income tax rate for the years ended December 31, 2022 and 2021 differs from the U.S. Federal statutory rate due to the following:

	2022	2021
Federal statutory income tax rate	$275,274	$416,225
Change in valuation allowance	(275,274)	(416,225)
	$-	$-

The components of the deferred tax assets and liabilities at December 31, 2022 and 2021 are as follows:

	2022	2021
Long-term deferred tax assets:
Federal net operating loss carryforwards	$275,274	$416,225
Long-term deferred tax liabilities:
Valuation allowance	(275,274)	(416,225)
Net long-term deferred tax assets	$-	$-

NOTE 10 – STOCKHOLDERS’ EQUITY

Authorized Stock

The Company has authorized 75,000,000 common shares with a par value of $0.001 per share. Each common share entitles the holder to one vote on any matter on which action of the stockholders of the corporation is sought. During February 2017, the Company increased the authorized number of shares to 500,000,000. Also, the Company increased the authorized preferred stock to 75,000,000 shares and designated 25,000,000 shares of preferred stock to Series A Convertible Preferred Stock. During January 2018, the Company increased its authorized number of common shares to 1,000,000,000. During April 2018, the Company increased its authorized number of common shares to 2,500,000,000. The Board of Directors, in the future, has the authority to increase the authorized capital up to 4,000,000,000 shares based on shareholder approval.

The Company effectuated a reverse stock split of 1-for-250 as of July 23, 2018.

On October 16, 2017, the Company filed an Amended and Restated Certificate of Designation of the Rights, Preferences, Privileges and Restrictions of the Series A Convertible Preferred Stock (the “Amended Certificate”) with the Secretary of State of the State of Nevada. The Amended Certificate reduces the number of preferred shares designated as Series A Preferred Stock from 25,000,000 shares to 1,333,334 shares. The Amended Certificate also changes the conversion and voting rights of the Series A Preferred Stock. The Series A Preferred Stock is now convertible into the number of shares of our common stock equal to 0.00006% of our outstanding common stock upon conversion. The voting rights of the Series A Preferred Stock are now equal to the number of shares of common stock into which the Series A Preferred Stock may convert.

As of December 31, 2022, there are no outstanding shares of preferred stock. All the preferred stock was converted in common stock on February 4, 2019.

Common Share Issuances

During the months ended December 31, 2022, the Company issued 7,588,538 shares of common stock while cancelling a total of 800,267 shares of common stock.

There were no shares issued during the fourth quarter 2022.  During the third quarter 2022, the Company issued 340,000 shares of common stock for consulting fees along with issuing 340,621 shares of common stock to convert an outstanding note payable to a shareholder.  On May 19, 2022, the Company issued 4,400,000 shares of common stock for broker and consulting fees.  On April 22 and 25, 2022, the Company issued 2,000,000 shares of common stock for broker and funding fees.  On February 4, 2022, the Company issued 507,917 shares of common stock in a direct security purchase agreement.  On January 10, 2022, the Company cancelled 200,267 shares of common stock.  Further, on March 4, 2022, the Company cancelled 600,000 shares of common stock.

During the fourth quarter 2021, the Company issued 3,500,000 shares of common stock for consulting fees. Additionally, the Company raised during the year over $900,000 in direct security purchase agreements which were converted into 15,403,983 shares of the Company’s common stock.  During the third quarter 2021, the Company issued 1,177,778 shares of common stock for advertising and broker fees. On March 18, 2021, the Company raised $340,000 note payable agreement which 1,200,000 shares of the Company’s common stock were issued to the note holder. Additionally, 2,000,000 shares of common stock were issued to a company helping secure the note. Furthermore, 715,000 shares of common stock were issued for marketing services while 1,000,000 shares of common stock were issued for advertising services. During January 2021 the company converted 4,500,000 of securities purchase agreement into common stock shares.

Warrant Issuances

During the year ending December 31, 2021, the Company issued 14,000,000 warrants to 25 parties at a per share price between $0.05 and $0.075.  On February 2, 2022, the Company issued 2,000,000 warrants to an individual.  As of December 31, 2022, there were 16,000,000 warrants outstanding, of which 16,000,000 warrants are fully vested.

Stock Issued for Services

On March 18, 2021, the Company issued 715,000 shares of common stock as the compensation for this agreement. Additionally on March 18, 2021, the Company issued 2,000,000 shares of common stock to a company helping secure the note. During the second and third quarters of 2021, the Company entered into several broker agreements to help raise capital for the Company. 1,177,778 shares of common stock were issued in the third quarter as broker fees. And additional 1,000,000 shares of common stock were issued in the second quarter as advertising fees.

On September 13, 2022, the Company issued 340,000 shares of common stock for consulting fees.  During the period ending June 30, 2022, the Company issued 6,400,000 shares of common stock for broker, consulting, and funding fees.

Share Conversion Agreements

All of the holders of the Company’s Series A Convertible Preferred Stock (the “Preferred Holders”) entered into a Preferred Stock Conversion Agreement. Pursuant to the Conversion Agreements, the Preferred Holders converted their shares of preferred stock into common stock, effective as of the Exchange. As a result, no shares of the Company’s Series A Convertible Preferred Stock are outstanding. An aggregate of 15,592,986 shares of common stock were issued to the Preferred Holders. The Preferred Holders agreed to convert each share of Series A Convertible Preferred Stock into eighteen (18) shares of common stock and agreed to retire a total of 467,057 shares of Series A Convertible Preferred Stock. The Company cancelled the retired shares.

Omnibus Stock Grant and Option Plan

On December 31, 2021, the Company approved stock option agreements in the amount of 7,500,000 shares with a strike price of $0.05 to twenty-one individuals.

On December 26, 2022, the Company canceled 12,150,000 stock options with a strike price of $0.05.

The following table summarizes the non-qualified stock option and warrant activity for the years ended December 31, 2022 and 2021:

	December 31, 2022		December 31, 2021
	Number of		Number of
	Options/RSU/	Weighted Average	Options/RSU/	Weighted Average
	RSA/Warrants	Exercise Price	RSA/Warrants	Exercise Price
Outstanding at
beginning of year
Options	3,850,000	$0.050	2,700,000	$0.050
Warrants	14,012,000	$0.115	12,000	$62.500

Granted
Options	750,000	$0.050	1,150,000	$0.050
Warrants	2,000,000	$0.050	14,000,000	$0.080

Exercised
Options	-	$-	-	$-
Warrants	-	$-	-	$-

Cancelled
Options	-	$-	-	$-
Warrants	(12,000)	$-	-	$-

Outstanding at December 31,
Options	-	$-	3,850,000	$0.050
Warrants	-	$-	14,012,000	$0.115

Exercisable at December 31,
Options	4,600,000	$0.050	-	$-
Warrants	16,000,000	$0.060	-	$-

Weighted average
remaining contractual		Aggregate		Aggregate
life	Life	Intrinsic Value	Life	Intrinsic Value
Options	3.34	$-	3.34	$-
Warrants	2.17	$-	2.17	$-

Offering Circular

During the first part of the 2021, the Company filed a Regulation A Offering Circular with the U.S. Securities and Exchange Commission. The Offering Circular was qualified during August 2021.

NOTE 11 – BUSINESS SEGMENT INFORMATION

As of December 31, 2022, the Company operated in two reportable segments (Corporate and Health Supplements) supported by a corporate group which conducts activities that are non-segment specific. The following table presents selected financial information about the Company’s reportable segments for the year ended December 31, 2022.

	CONSOLIDATED	HEALTH SUPPLEMENTS		CORPORATE
		BergaMet	UBN
Revenue	2,251,469	2,251,472	(3)	-
Cost of Revenue	783,141	783,141	-	-
Long-lived Assets	732,030	193,260	538,771	-
Gain (Loss) Before Income Tax	(983,121)	(164,625)	(358)	(818,138)
Identifiable Assets	1,819,128	1,819,128	-	-
Depreciation and Amortization	878	878	-	-

As of December 31, 2021, the Company operated in two reportable segments (Corporate and Health Supplements) supported by a corporate group which conducts activities that are non-segment specific. The following table presents selected financial information about the Company’s reportable segments for the year ended December 31, 2021.

	CONSOLIDATED	HEALTH SUPPLEMENTS		CORPORATE
		BergaMet	UBN
Revenue	1,676,598	1,676,598	-	-
Less Selling Fees	(210,816)	(210,816)
Cost of Revenue	770,704	770,704	-	-
Long-lived Assets	715,140	212,413	502,727	-
Gain (Loss) Before Income Tax	(1,975,971)	(701,833)	(136,308)	(1,137,830)
Identifiable Assets	2,092,341	2,092,341	-	-
Depreciation and Amortization	5,100	5,100	-	-

Currently, all of our customers are located in the United States of American and Canada.  Our revenues to our customers are not material to our overall total sales.  Our largest customers, Natural Grocers and Emerson Ecologics, LLC, account for less than 1% of our total sales in the years ending 2022 and 2021.

NOTE 12 – SUBSEQUENT EVENTS

COVID-19

On December 26, 2022, the Company approved an equity incentive plan.  Under this plan the company approved and set aside a total of 15,975,000 of restricted stock units and 36,000,000 of restricted stock awards with a strike price of $0.00 to $0.01 to sixteen individuals.

The key terms for the 15,975,000 RSU are as follows:  the effective grant date for all RSU’s will be  April 28, 2023.  Each of the RSU’s will have a purchase price of $0.01 (prior to the reverse split).  8,900,000 of the RSU’s will have an expiration date of June 30, 2023, while 7,075,000 will have an expiration date of March 31, 2024.  All of the RSU will be immediately vested once granted.  If the Company does not receive payment or consideration by the holder by the expiration date, the RSU will be forfeited.  The RSU’s comply with Section 409A.

The key terms for the 36,000,000 RSA are as follows:  the effective grant date for all of the RSA’ will be granted based on when the Company uplist occurs.  5,500,000 of the RSA’s are vested once the Company reaches a $30M market cap.    Additionally, 5,500,000 of the RSA’s will  vest once the Company reaches a $35M market cap.  Also, 23,000,000 of the RSA’s will vest once the Company uplist occurs.  Finally, 2,000,000 of the RSA’s will vest once the Company closes the Hyperion/OP&M acquisition.  All of the RSA’s have an expiration date of five years after the date of grant. The grant value of each RSA will be $0.00.

On January 13, 2023 the Company entered into definitive agreement to acquire nutraceutical manufacturer, Hyperion, and its digital marketing affiliate, Online Publishing and Marketing.  The total purchase price for the acquisitions will be $1,750,000 in cash, $1,300,000 in the form of secured promissory notes, and $1,250,000 worth of our common stock.

On January 24, 2023, we entered into a Securities Purchase Agreement for the sale of convertible notes in the aggregate principal amount of $388,888, and warrants to acquire 7,421,544 shares of our common stock at an exercise price of $0.04716 per share, to two investors. The Notes contained an original issue discount of 10%, and thus the proceeds to us were $350,000. The Notes do not bear interest unless we are in default, have a maturity date of October 24, 2023, and all amounts are payable on the maturity date. The Notes are convertible into our common stock at the election of the holder at means ninety percent (90%) of the lowest VWAP of our common stock for the five (5) consecutive Trading Days immediately preceding the date of the issuance of a Conversion Election.

The Company evaluated its December 31, 2022 financial statements for subsequent events through March 7, 2023, the date the financial statements were available to be issued.

HYPERION LLC
BALANCE SHEETS
(Unaudited)

	JUNE 30,	DECEMBER 31,
	2023	2022
ASSETS

CURRENT ASSETS
Cash	$1,073,214	$1,686,245
Accounts receivable	11,958	14,501
Inventory	459,528	552,801
Prepaid expenses	20,464	91,282
Note receivable - Due from related party	87,450	14,068
Total current assets	1,652,614	2,358,897

Fixed assets, net of accumulated depreciation of $34,643 and $61,889, respectively	53,536	54,523
Goodwill	-	-
Total other assets	53,536	54,523

TOTAL ASSETS	$1,706,150	$2,413,420

LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES
Accounts payable	$352,078	$219,900
Accrued liabilities	48,604	36,374
Total current and total liabilities	400,682	256,274

STOCKHOLDERS' EQUITY (DEFICIT)
Accumulated deficit	1,305,468	2,157,146
Total stockholders' equity (deficit)	1,305,468	2,157,146

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,706,150	$2,413,420

The accompanying notes are an integral part of these unaudited consolidated financial statements.

HYPERION LLC
STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDING JUNE 30,
(Unaudited)

	FOR THE THREE MONTHS ENDING		FOR THE SIX MONTHS ENDING
	JUNE 30,		JUNE 30,
	2023	2022	2023	2022

REVENUE
Gross revenue	$2,731,696	$2,761,006	$5,511,222	$5,864,206
Less returns	(272,863)	(309,406)	(572,658)	(634,651)
Net revenue	2,458,833	2,451,600	4,938,564	5,229,555

COST OF REVENUE
Cost of goods sold	938,667	990,357	1,890,065	2,000,351
Total cost of revenue	938,667	990,357	1,890,065	2,000,351

GROSS PROFIT	1,520,166	1,461,243	3,048,499	3,229,204

OPERATING EXPENSES
General and administrative	1,607,340	1,248,195	3,203,910	3,082,287
Total operating expenses	1,607,340	1,248,195	3,203,910	3,082,287

OTHER INCOME (EXPENSE)
Interest expense, net of interest income	1,899	228	3,733	307

Total other income (expense)	1,899	228	3,733	307

Net gain/(loss) before income tax provision	(85,275)	213,276	(151,678)	147,224

NET GAIN/(LOSS)	$(85,275)	$213,276	$(151,678)	$147,224

The accompanying notes are an integral part of these unaudited consolidated financial statements.

HYPERION LLC
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	FOR THE
	MONTHS ENDING
	JUNE 30,
	2023	2022
Cash Flows from Operating Activities:
Net Gain/(Loss)	$(151,678)	$147,224

Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	988	1,154
Gain on sale of asset	-	-
Impairment of goodwill	-	-
Changes in operating assets and liabilities:
Accounts receivable	2,543	(1,994)
Inventory	93,273	3,372
Prepaid expenses	70,818	8,811
Accrued interest receivable	-	-
Deposits	-	-
Accounts payable	132,178	(101,021)
Accounts payable - related party	-	-
Accrued liabilities	12,230	2,619
Accrued interest payable	-	-
Accrued interest payable - related party	-	-
Net Cash used in Operating Activities	160,352	60,165

Cash Flows from Investing Activities:

Purchase of fixed assets	(1)	-
Cash received from sale of asset	-	-
Purchase of note receivable	-	-
Trademarks	-	-
Payments of note receivable	(73,382)	65,595
Cash flows provided by (used in) Investing Activities:	(73,383)	65,595

Cash Flows from Financing Activities:

Proceeds from issuance of common stock	-	-
Proceeds from issuance of convertible debt,	-	-
Payments for repayment of long-term debt	-	-
Proceeds from issuance of noted payable	-	-
Proceeds from issuance of noted payable - related party	-	-
Payments for repayment of notes payable - related party	-	-
Distribution payments	(700,000)	(268,000)
Net Cash provided by Financing Activities	(700,000)	(268,000)

Increase (decrease) in cash	(613,031)	(142,240)
Cash at beginning of period	1,686,245	1,659,500
Cash at end of period	$1,073,214	$1,517,260

The accompanying notes are an integral part of these unaudited consolidated financial statements.

HYPERION, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Hyperion, LLC (the “Company”) was incorporated in the State of Virginia on June 6, 2003 as Hyperion LLC. The owner originally incorporated the business for other purposes but didn’t begin functioning as the current nutritional supplement business until 2012. The Company, in 2014 created the doing business as (DBA) Green Valley Natural Solutions, is an LLC partnership that develops its own line of nutritional supplements and uses contract manufacturers to produce the finished products which are then sold and shipped direct to individual retail customers. Customers purchase the products either through email marketing, from the Company webstore or through direct mail advertising mailed to customers through the postal service.

On January 13, 2023 the Company entered into definitive agreement to sell Hyperion and its digital marketing affiliate, Online Publishing and Marketing.  The total purchase price for the acquisitions will be $1,750,000 in cash, $1,300,000 in the form of secured promissory notes, and $1,250,000 worth of our common stock.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying audited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements.  Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of the Company’s management, the accompanying audited financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of June 30, 2023 and the results of operations and cash flows for the periods presented. The results of operations for the months ending June 30, 2023 and 2022 are not necessarily indicative of the operating results for the full fiscal year or any future period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

In regards to inventory write-offs and allowances, our Company policy is to review all expiration dates for all our products, at a minimum quarterly.  If a product is within twelve months of expiration we will discuss if this amount of product will be sold within those months.  If we have a surplus of product over the twelve month demand, we will write-off the additional amount during the current reporting period.  If we have any damaged or unsellable inventory items, we will automatically write-off those items in the current month report period.  Due to the low amount of inventory write-offs, management determined there was an immaterial amount in this regard and has chosen there is not a need to have an inventory allowance.

As for revenue adjustments for discounts, allowances and refunds, we treat each of these items differently.  When it comes to revenue discounts, we will create the invoice for the product sold which will include any discounts given.  These discounts usually happen for a short period of time for sales that we will offer around holidays.  Due to the revenue being recognized once the order has shipped, less any applicable discount, we book this transaction at the net order transaction amount.  In regards to allowances and refunds for revenue adjustments, if we do receive any returned orders, we will directly book those orders as refunds the day we receive the call from the customer requesting the refund.  We will book the credit memo at the full value of the customer original order.  We recognize the guidance sited under ASC 606 in this matter, but due to the insignificant and not material difference between GAAP and cash, management has chosen to forego any adjustments to our revenue for any discounts, refunds, and allowances.

Cash

Cash includes cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Accounts Receivables

Accounts receivables are recorded at the invoice amount and do not bear interest.

Inventory

Inventories consist of health supplements held for sale in the ordinary course of business. The Company uses the weighted average cost method to value its inventories at the lower of cost and net realizable value. The components of inventory cost include raw materials, labor, and overhead.  Net realizable value is determined using various assumptions with regard to excess or slow-moving inventories, expiration dates, current and future product demand, production planning, and market conditions.  A change in any of these variables could result in an adjustment to inventory.

An allowance has not been created due to most of the Company’s inventory gets sold prior to any expiration date.

	JUNE 30,	JUNE 30,
	2023	2022
Inventory

Inventory Classes:
Raw Materials	$0	$0
Finished Goods	459,528	547,065
Work in process	0	0
Total inventory	$459,528	$547,065

Property and Equipment

The Company’s property and equipment are recorded at cost and depreciated using the straight-line and accelerated methods over the useful lives of the assets, generally from five to seven years. Upon sale or disposal of property and equipment, the related asset cost and accumulated depreciation or amortization are removed from the respective accounts and any gain or loss is reflected in current operations.

Revenue Recognition

The Company applies Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) topic 606, Revenue from Contracts with Customers (ASC 606).  ASC 606 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes all of the existing revenue recognition guidance.  This standard requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  ASC 606 requires us to identify distinct performance obligations.  A performance obligation is a promise in a contract to transfer a distinct good or service to the customer.  When distinct performance obligations exist, the Company allocates the contract transaction price to each distinct performance obligation.  The standalone selling price is used to allocate the transaction price to the separate performance obligations.  The Company recognizes revenue when, or as, the performance obligation is satisfied.

Generally, revenues are recognized at the time of shipment to the customer with the price being fixed and determinable and collectability assured, provided title and risk of loss is transferred to the customer.  Most of our shipping and handling costs are built into the transaction price, but if the customer asks for express shipping, the costs charged to customers are classified as sales, and the shipping and handling costs incurred are included in cost of sales.

The Company recognizes revenue from our main source – e-commerce or from our call center.  Here is a list of all the sales channels which include the Company’s website channel, our email marketing efforts, or direct mail.  The Company sells plant-based nutraceuticals to our end using customers.

The Company evaluates the criteria outlined in ASC 606-10-55, Principal versus Agent Considerations, currently we are the principal and have not engaged an agent at this time.  Currently, we have not recognized any revenues under the agent considerations.

Revenue is recognized when, or as, control of a promised merchandise or service is shipped to the customer, in an amount that reflects the consideration to which the Company expects to be entitled in exchange for transferring title of those products or services and are recorded net of and discounts or allowances.  Shipping costs paid by the customer are included in revenue or may be charge on top of the merchandise price.  Merchandise sales are fulfilled with inventory held in our warehouse in Lexington, VA.  Therefore, the Company’s contracts have a single performance obligation (shipment of product).

If the Company receives a request for refund on a customer obligation, the Company will refund the full cost of the obligation due to our money back guarantee, less shipping costs.

Revenue recognition is evaluated through the following five-step process:

1.identification of the contract with a customer;

2.identification off the performance obligations in the contract;

3.determination of the transaction price;

4.allocation of the transaction price to the performance obligations in the contract; and

5.recognition of revenue when or as a performance obligation is satisfied.

These steps are met when an order is received, a price agreed and the product shipped or delivered to that customer.

Concentration

There is no concentration of revenue for the months ended June 30, 2023 and 2022 because the revenue was earned from multiple customers.  In 2023 and 2022, 97% of our orders were placed in the United States of America, 3% from Canada, and less than 1% the rest of the world.

Income Taxes

The Company is registered as a limited liability company in Virginia and is not subject to income taxes but instead are treated as a pass-through entity for federal income taxes.  The Company approved the ongoing payment of quarterly distributions to stockholders.  Distributions are paid primarily to satisfy the income tax liabilities of the stockholders. For the period ending June 30, 2023 and 2022, the Company paid a total of $700,000 and $268,000, respectively, in distributions were declared for payment to stockholders.

Recent Accounting Pronouncements

In June 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation”. The update removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. In addition, the update adds an example disclosure in Risks and Uncertainties (Topic 275) to illustrate one way that an entity that has not begun planned principal operations could provide information about the risks and uncertainties related to the company’s current activities. Furthermore, the update removes an exception provided to development stage entities in Consolidations (Topic 810) for determining whether an entity is a variable interest entity-which may change the consolidation analysis, consolidation decision, and disclosure requirements for a company that has an interest in a company in the development stage. The update is effective for the annual reporting periods beginning after December 15, 2014, including interim periods therein. Early application with the first annual reporting period or interim period for which the entity’s financial statements have not yet been issued (Public business entities) or made available for issuance (other entities). The Company adopted this pronouncement for the year ended December 31, 2021.

In June 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-12, “Compensation – Stock Compensation (Topic 718); Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period”. The amendments in this ASU apply to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718 as it relates to awards with performance conditions that affect vesting to account for such awards. For all entities, the amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. Entities may apply the amendments in this ASU either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. If retrospective transition is adopted, the cumulative effect of applying this Update as of the beginning of the earliest annual period presented in the financial statements should be recognized as an adjustment to the opening retained earnings balance at that date. Additionally, if retrospective transition is adopted, an entity may use hindsight in measuring and recognizing the compensation cost. This updated guidance is not expected to have a material impact on our results of operations, cash flows or financial condition. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In August 2014, the FASB issued Accounting Standards Update “ASU” 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

All other newly issued accounting pronouncements but not yet effective have been deemed either immaterial or not applicable.

NOTE 3 – ACCOUNTS RECEIVABLE

For the months ended June 30, 2023 and 2022, the Company had a balance of $11,958 and $19,516.

NOTE 4 – INVENTORY

For the months ended June 30, 2023 and 2022, the Company had a balance of $459,528 and $547,065.  All of our inventory is accounted for as finished goods.

NOTE 5 – PREPAID EXPENSES

For the months ended June 30, 2023 and 2022, the Company had a balance of $20,464 and $130,228.  These expenses are made up of pre-paid postage, independent contractors’ retainers, pre-paid advertising, and pre-paid insurance.

NOTE 6 – RELATED PARTY

For the months ended June 30, 2023 and 2022, the Company had a note receivable due from a related party.  The note was non-interest bearing.  As of the months ended June 30, 2023 and 2022, the Company had a balance of $87,450 and $0.

NOTE 7 – PROPERTY AND EQUIPMENT

Depreciation expense for the months ended June 30, 2023 and 2022, was $988 and $1,154.

NOTE 8 – LEASES

The company leases office space and warehouse facilities under an operating lease that expired in 2021.  We are continuing to lease the facilities on a month-to-month obligation.

Total rent expenses for the months ended June 30, 2023 and 2022 was $17,265 and $17,265.

NOTE 9 – ACCOUNTS PAYABLE & ACCRUED LIABILITIES

Accounts payables consists of all overhead and inventory purchases which are due Net 30.  As of the months ended June 30, 2023 and 2022, the Company had a balance of $400,682 and $303,819.

NOTE 9 – SUBSEQUENT EVENTS

The Company evaluated its June 30, 2023 financial statements for subsequent events through August 7, 2023, the date the financial statements were available to be issued.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Hyperion LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Hyperion LLC as of December 31, 2022 and 2021, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company's auditor since 2022

Lakewood, CO

April 11, 2023

HYPERION LLC

BALANCE SHEETS

(Audited)

	DECEMBER 31,	DECEMBER 31,
	2022	2021
ASSETS

CURRENT ASSETS
Cash	$1,686,245	$1,659,500
Accounts receivable	14,501	17,522
Inventory	552,801	550,437
Prepaid expenses	91,282	139,039
Note receivable - Due from related party	14,068	65,595
Total current assets	2,358,897	2,432,093

Fixed assets, net of accumulated depreciation of $33,656 and $60,735, respectively	54,523	56,832
Goodwill	-	-
Total other assets	54,523	56,832

TOTAL ASSETS	$2,413,420	$2,488,925

LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES
Accounts payable	$219,900	$354,145
Accrued liabilities	36,374	48,076
Total current and total liabilities	256,274	402,221

STOCKHOLDERS' EQUITY (DEFICIT)
Accumulated deficit	2,157,146	2,086,704
Total stockholders' equity (deficit)	2,157,146	2,086,704

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$2,413,420	$2,488,925

The accompanying notes are an integral part of these audited consolidated financial statements.

HYPERION LLC

STATEMENT OF OPERATIONS

FOR THE YEAR ENDING DECEMBER 31,

(Audited)

	FOR THE YEAR ENDING
	DECEMBER 31,
	2022	2021

REVENUE
Gross revenue	$11,515,868	$11,402,269
Less returns	(1,233,715)	(1,184,114)
Net revenue	10,282,153	10,218,155

COST OF REVENUE
Cost of goods sold	3,937,084	7,587,776
Total cost of revenue	3,937,084	7,587,776

GROSS PROFIT	6,345,069	2,630,379

OPERATING EXPENSES
General and administrative	5,850,762	1,910,356
Total operating expenses	5,850,762	1,910,356

OTHER INCOME (EXPENSE)
Interest expense, net of interest income	2,135	235
Miscellaneous Income	-	2,500
Loss on extinguishment of debt	-	-
SBA loan forgiveness	-	-
Gain on sale of asset	22,000	7,000

Total other income (expense)	24,135	9,735

Net gain/(loss) before income tax provision	518,442	729,758

NET GAIN/(LOSS)	$518,442	$729,758

The accompanying notes are an integral part of these audited consolidated financial statements.

HYPERION LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

(Audited)

	FOR THE
	YEAR ENDING
	DECEMBER 31,
	2022	2021
Cash Flows from Operating Activities:
Net Gain/(Loss)	$518,442	$729,758

Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	2,309	32,253
Gain on sale of asset	(22,000)	(7,000)
Impairment of goodwill	-	-
Changes in operating assets and liabilities:
Accounts receivable	3,021	(16,149)
Inventory	(2,364)	(83,596)
Prepaid expenses	47,757	(106,425)
Accrued interest receivable	-	-
Deposits	-	-
Accounts payable	(134,245)	72,060
Accounts payable - related party	-	-
Accrued liabilities	(11,702)	1,305
Accrued interest payable	-	-
Accrued interest payable - related party	-	-
Net Cash used in Operating Activities	401,218	622,206

Cash Flows from Investing Activities:

Purchase of fixed assets	22,000	(22,388)
Cash received from sale of asset	-	-
Purchase of note receivable	-	-
Trademarks	-	-
Payments of note receivable	51,527	34,405
Cash flows provided by (used in) Investing Activities:	73,527	12,017

Cash Flows from Financing Activities:

Proceeds from issuance of common stock	-	-
Proceeds from issuance of convertible debt,	-	-
Payments for repayment of long-term debt	-	-
Proceeds from issuance of noted payable	-	-
Proceeds from issuance of noted payable - related party	-	-
Payments for repayment of notes payable - related party	-	-
Distribution payments	(448,000)	(812,000)
Net Cash provided by Financing Activities	(448,000)	(812,000)

Increase (decrease) in cash	26,745	(177,777)
Cash at beginning of period	1,659,500	1,837,277
Cash at end of period	$1,686,245	$1,659,500

The accompanying notes are an integral part of these audited consolidated financial statements.

HYPERION, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022 and 2021

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Hyperion, LLC (the “Company”) was incorporated in the State of Virginia on June 6, 2003 as Hyperion LLC. The owner originally incorporated the business for other purposes but didn’t begin functioning as the current nutritional supplement business until 2012. The Company, in 2014 created the doing business as (DBA) Green Valley Natural Solutions, is an LLC partnership that develops its own line of nutritional supplements and uses contract manufacturers to produce the finished products which are then sold and shipped direct to individual retail customers. Customers purchase the products either through email marketing, from the Company webstore or through direct mail advertising mailed to customers through the postal service.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying audited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements.  Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of the Company’s management, the accompanying audited financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of December 31, 2022 and the results of operations and cash flows for the periods presented. The results of operations for the year ending December 31, 2022 and 2021 are not necessarily indicative of the operating results for the full fiscal year or any future period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

In regards to inventory write-offs and allowances, our Company policy is to review all expiration dates for all our products, at a minimum quarterly.  If a product is within twelve months of expiration we will discuss if this amount of product will be sold within those months.  If we have a surplus of product over the twelve month demand, we will write-off the additional amount during the current reporting period.  If we have any damaged or unsellable inventory items, we will automatically write-off those items in the current month report period. Due to the low amount of inventory write-offs, management determined there was an immaterial amount in this regard and has chosen there is not a need to have an inventory allowance.

As for revenue adjustments for discounts, allowances and refunds, we treat each of these items differently.  When it comes to revenue discounts, we will create the invoice for the product sold which will include any discounts given.  These discounts usually happen for a short period of time for sales that we will offer around holidays.  Due to the revenue being recognized once the order has shipped, less any applicable discount, we book this transaction at the net order transaction amount.  In regards to allowances and refunds for revenue adjustments, if we do receive any returned orders, we will directly book those orders as refunds the day we receive the call from the customer requesting the refund.  We will book the credit memo at the full value of the customer original order. We recognize the guidance sited under ASC 606 in this matter, but due to the insignificant and not material difference between GAAP and cash, management has chosen to forego any adjustments to our revenue for any discounts, refunds, and allowances.

Cash

Cash includes cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Accounts Receivables

Accounts receivables are recorded at the invoice amount and do not bear interest.

Inventory

Inventories consist of health supplements held for sale in the ordinary course of business. The Company uses the weighted average cost method to value its inventories at the lower of cost and net realizable value. The components of inventory cost include raw materials, labor, and overhead.  Net realizable value is determined using various assumptions with regard to excess or slow-moving inventories, expiration dates, current and future product demand, production planning, and market conditions.  A change in any of these variables could result in an adjustment to inventory.

An allowance has not been created due to most of the Company’s inventory gets sold prior to any expiration date.

	DECEMBER 31,	DECEMBER 31,
	2022	2021
Inventory

Inventory Classes:
Raw Materials	$0	$0
Finished Goods	552,801	550,437
Work in process	0	0
Total inventory	552,801	550,437

Property and Equipment

The Company’s property and equipment are recorded at cost and depreciated using the straight-line and accelerated methods over the useful lives of the assets, generally from five to seven years. Upon sale or disposal of property and equipment, the related asset cost and accumulated depreciation or amortization are removed from the respective accounts and any gain or loss is reflected in current operations.

Revenue Recognition

The Company applies Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) topic 606, Revenue from Contracts with Customers (ASC 606).  ASC 606 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes all of the existing revenue recognition guidance.  This standard requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  ASC 606 requires us to identify distinct performance obligations.  A performance obligation is a promise in a contract to transfer a distinct good or service to the customer.  When distinct performance obligations exist, the Company allocates the contract transaction price to each distinct performance obligation.  The standalone selling price is used to allocate the transaction price to the separate performance obligations.  The Company recognizes revenue when, or as, the performance obligation is satisfied.

Generally, revenues are recognized at the time of shipment to the customer with the price being fixed and determinable and collectability assured, provided title and risk of loss is transferred to the customer.  Most of our shipping and handling costs are built into the transaction price, but if the customer asks for express shipping, the costs charged to customers are classified as sales, and the shipping and handling costs incurred are included in cost of sales.

The Company recognizes revenue from our main source – e-commerce or from our call center.  Here is a list of all the sales channels which include the Company’s website channel, our email marketing efforts, or direct mail. The Company sells plant-based nutraceuticals to our end using customers.

The Company evaluates the criteria outlined in ASC 606-10-55, Principal versus Agent Considerations, currently we are the principal and have not engaged an agent at this time.  Currently, we have not recognized any revenues under the agent considerations.

Revenue is recognized when, or as, control of a promised merchandise or service is shipped to the customer, in an amount that reflects the consideration to which the Company expects to be entitled in exchange for transferring title of those products or services and are recorded net of and discounts or allowances.  Shipping costs paid by the customer are included in revenue or may be charge on top of the merchandise price.  Merchandise sales are fulfilled with inventory held in our warehouse in Lexington, VA.  Therefore, the Company’s contracts have a single performance obligation (shipment of product).

If the Company receives a request for refund on a customer obligation, the Company will refund the full cost of the obligation due to our money back guarantee, less shipping costs.

Revenue recognition is evaluated through the following five-step process:

1.identification of the contract with a customer;

2.identification off the performance obligations in the contract;

3.determination of the transaction price;

4.allocation of the transaction price to the performance obligations in the contract; and

5.recognition of revenue when or as a performance obligation is satisfied.

These steps are met when an order is received, a price agreed and the product shipped or delivered to that customer.

Concentration

There is no concentration of revenue for the year ended December 31, 2022 and 2021 because the revenue was earned from multiple customers.  In 2022 and 2021, 97% of our orders were placed in the United States of America, 3% from Canada, and less than 1% the rest of the world.

Income Taxes

The Company is registered as a limited liability company in Virginia and is not subject to income taxes but instead are treated as a pass-through entity for federal income taxes.  The Company approved the ongoing payment of quarterly distributions to stockholders.  Distributions are paid primarily to satisfy the income tax liabilities of the stockholders. For the period ending December 31, 2022 and 2021, the Company paid a total of $448,000 and $812,000, respectively, in distributions were declared for payment to stockholders.

Recent Accounting Pronouncements

In June 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation”. The update removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. In addition, the update adds an example disclosure in Risks and Uncertainties (Topic 275) to illustrate one way that an entity that has not begun planned principal operations could provide information about the risks and uncertainties related to the company’s current activities. Furthermore, the update removes an exception provided to development stage entities in Consolidations (Topic 810) for determining whether an entity is a variable interest entity-which may change the consolidation analysis, consolidation decision, and disclosure requirements for a company that has an interest in a company in the development stage. The update is effective for the annual reporting periods beginning after December 15, 2014, including interim periods therein. Early application with the first annual reporting period or interim period for which the entity’s financial statements have not yet been issued (Public business entities) or made available for issuance (other entities). The Company adopted this pronouncement for the year ended December 31, 2014.

In June 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-12, “Compensation – Stock Compensation ( Topic 718 ); Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period”. The amendments in this ASU apply to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718 as it relates to awards with performance conditions that affect vesting to account for such awards. For all entities, the amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. Entities may apply the amendments in this ASU either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. If retrospective transition is adopted, the cumulative effect of applying this Update as of the beginning of the earliest annual period presented in the financial statements should be recognized as an adjustment to the opening retained earnings balance at that date. Additionally, if retrospective transition is adopted, an entity may use hindsight in measuring and recognizing the compensation cost. This updated guidance is not expected to have a material impact on our results of operations, cash flows or financial condition. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In August 2014, the FASB issued Accounting Standards Update “ASU” 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

All other newly issued accounting pronouncements but not yet effective have been deemed either immaterial or not applicable.

NOTE 3 – ACCOUNTS RECEIVABLE

For the year ended December 31, 2022 and 2021, the Company had a balance of $14,501 and $17,522.

NOTE 4 – INVENTORY

For the year ended December 31, 2022 and 2021, the Company had a balance of $558,801 and $550,437.  All of our inventory is accounted for as finished goods.

NOTE 5 – PREPAID EXPENSES

For the year ended December 31, 2022 and 2021, the Company had a balance of $91,282 and $139,039.  These expenses are made up of pre-paid postage, independent contractors’ retainers, pre-paid advertising, and pre-paid insurance.

NOTE 6 – RELATED PARTY

For the year ended December 31, 2022 and 2021, the Company had a note receivable due from a related party.  The note was non-interest bearing.  As of the year ended December 31, 2022 and 2021, the Company had a balance of $14,068 and $65,595.

NOTE 7 – PROPERTY AND EQUIPMENT

Depreciation expense for the years ended December 31, 2022 and 2021, was $2,309 and $32,253.

NOTE 8 – LEASES

The company leases office space and warehouse facilities under an operating lease that expired in 2021.  We are continuing to lease the facilities on a month-to-month obligation.

Total rent expenses for the months ended December 31, 2022 and 2021 was $34,530 and $34,530.

NOTE 9 – ACCOUNTS PAYABLE & ACCRUED LIABILITIES

Accounts payables consists of all overhead and inventory purchases which are due Net 30.  As of the year ended December 31, 2022 and 2021, the Company had a balance of $256,274 and $402,221.

NOTE 9 – SUBSEQUENT EVENTS

COVID-19

On March 11, 2020, the World Health Organization declared the novel strain of coronavirus (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. The Company is monitoring this closely, and although operations have not been materially affected by the coronavirus outbreak to date, the ultimate severity of the outbreak is uncertain. Further the uncertain nature of its spread globally may impact our business operations resulting from quarantines of employees, customers, and third-party service providers. At this time, the Company is unable to estimate the impact of this event on its operations.

On January 13, 2023 the Company entered into definitive agreement to sell Hyperion and its digital marketing affiliate, Online Publishing and Marketing.  The total purchase price for the acquisitions will be $1,750,000 in cash, $1,300,000 in the form of secured promissory notes, and $1,250,000 worth of our common stock.

The Company evaluated its December 31, 2022 financial statements for subsequent events through January 24, 2023, the date the financial statements were available to be issued.

ONLINE PUBLISHING & MARKETING LLC
BALANCE SHEETS
(Unaudited)

	JUNE 30,	DECEMBER 31,
	2023	2022
ASSETS

CURRENT ASSETS
Cash	$27,742	$111,095
Accounts receivable	50,518	40,059
Inventory	210,043	217,379
Prepaid expenses	1,125	1,125
Note receivable - Due from related party	-	-
Total current assets	289,428	369,658

Fixed assets, net of accumulated depreciation of $35,342 and $35,286, respectively	11,223	11,224
Other assets	166,261	166,261
Goodwill	38,520	56,077
Total other assets	216,004	233,562

TOTAL ASSETS	$505,432	$603,220

LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES
Accounts payable	$15,673	$108,069
Accrued liabilities	14	180
Notes payable - Due from related party	87,450	14,068
Total current and total liabilities	103,137	122,317

STOCKHOLDERS' EQUITY (DEFICIT)
Accumulated deficit	402,295	480,903
Total stockholders' equity (deficit)	402,295	480,903

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$505,432	$603,220

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ONLINE PUBLISHING & MARKETING LLC
STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDING JUNE 30,
(Unaudited)

	FOR THE THREE MONTHS ENDING		FOR THE SIX MONTHS ENDING
	JUNE 30,		JUNE 30,
	2023	2022	2023	2022

REVENUE
Gross revenue	$125,178	$87,493	$258,577	$239,867
Less selling fees	$(2,042)	(707)	(6,787)	(3,113)
Net revenue	123,136	86,786	251,790	236,754

COST OF REVENUE
Cost of goods sold	26,047	58,677	53,752	116,086
Total cost of revenue	26,047	58,677	53,752	116,086

GROSS PROFIT	97,089	28,109	198,038	120,668

OPERATING EXPENSES
General and administrative	140,758	183,025	277,896	352,858
Total operating expenses	140,758	183,025	277,896	352,858

OTHER INCOME (EXPENSE)
Interest expense, net of interest income	-	-	-	-
Rent Income	500	-	1,250	-

Total other income (expense)	500	-	1,250	-

Net gain/(loss) before income tax provision	(43,169)	(154,916)	(78,608)	(232,190)

NET GAIN/(LOSS)	$(43,169)	$(154,916)	$(78,608)	$(232,190)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ONLINE PUBLISHING & MARKETING LLC
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	FOR THE SIX MONTHS
	ENDING
	JUNE 30,
	2023	2022
Cash Flows from Operating Activities:
Net Gain/(Loss)	$ (78,608)	$ (232,190)

Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	26,335	26,335
Gain on sale of asset	-	-
Impairment of goodwill	-	-
Changes in operating assets and liabilities:
Accounts receivable	(10,459)	18,146
Inventory	7,336	14,873
Prepaid expenses	-	(72,810)
Accrued interest receivable	-	-
Deposits	-	-
Accounts payable	(92,396)	(6,654)
Accounts payable - related party	-	-
Accrued liabilities	(166)	(143)
Accrued interest payable	-	-
Accrued interest payable - related party	-	-
Net Cash used in Operating Activities	(147,958)	(252,443)

Cash Flows from Investing Activities:

Purchase of fixed assets	(8,777)	(8,777)
Cash received from sale of asset	-	-
Purchase of note receivable	-	-
Other assets	-	-
Payments of note receivable	-	-
Cash flows provided by (used in) Investing Activities:	(8,777)	(8,777)

Cash Flows from Financing Activities:

Payments for repayment of notes payable - related party	73,382	(65,595)
Distribution payments	-	-
Net Cash provided by Financing Activities	73,382	(65,595)

Increase (decrease) in cash	(83,353)	(326,815)
Cash at beginning of period	111,095	577,986
Cash at end of period	$ 27,742	$ 251,171

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ONLINE PUBLISHING & MARKING, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Online Publishing & Marketing, LLC (the “Company”) was incorporated in the State of Virginia in 2005 as Online Publishing & Marketing, LLC. The Company is a book/video publishing business specializing in alternative health subjects involving cancer treatments, Alzheimer’s and general health. Sales mainly involve the sale of books on Amazon and several video series dealing with the prevention and treatment of dementia sold online through periodical video launch events.

On January 13, 2023 the Company entered into definitive agreement to sell Online Publishing and Marketing and its nutraceutical manufacturer affiliate, Hyperion.  The total purchase price for the acquisitions will be $1,750,000 in cash, $1,300,000 in the form of secured promissory notes, and $1,250,000 worth of our common stock.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying audited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements.  Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of the Company’s management, the accompanying audited financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of June 30, 2023 and the results of operations and cash flows for the periods presented. The results of operations for the months ending June 30, 2023 and 2022 are not necessarily indicative of the operating results for the full fiscal year or any future period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

In regards to inventory write-offs and allowances, our Company policy is to review all expiration dates for all our products, at a minimum quarterly.  If a product is within twelve months of expiration we will discuss if this amount of product will be sold within those months.  If we have a surplus of product over the twelve month demand, we will write-off the additional amount during the current reporting period.  If we have any damaged or unsellable inventory items, we will automatically write-off those items in the current month report period.

As for revenue adjustments for discounts, allowances and refunds, we treat each of these items differently.  When it comes to revenue discounts, we will create the invoice for the product sold which will include any discounts given. These discounts usually happen for a short period of time for sales that we will offer around holidays.  Due to the revenue being recognized once the order has shipped, less any applicable discount, we book this transaction at the net order transaction amount.  In regards to allowances and refunds for revenue adjustments, if we do receive any returned orders, we will directly book those orders as refunds the day we receive the call from the customer requesting the refund.  We will book the credit memo at the full value of the customer original order.

Cash

Cash includes cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Accounts Receivables

Accounts receivables are recorded at the invoice amount and do not bear interest.

Inventory

Inventories consist of alternative health educational materials held for sale in the ordinary course of business. The Company uses the weighted average cost method to value its inventories at the lower of cost and net realizable value. The components of inventory cost include raw materials, labor, and overhead.  Net realizable value is determined using various assumptions with regard to excess or slow-moving inventories, expiration dates, current and future product demand, production planning, and market conditions.  A change in any of these variables could result in an adjustment to inventory.

An allowance has not been created due to most of the Company’s inventory gets sold prior to any expiration date.

	June 30,	June 30,
	2023	2022
Inventory

Inventory Classes:
Raw Materials	$0	$0
Finished Goods	210,043	163,945
Work in process	0	0
Total inventory	210,043	163,945

Property and Equipment

The Company’s property and equipment are recorded at cost and depreciated using the straight-line and accelerated methods over the useful lives of the assets, generally from five to seven years. Upon sale or disposal of property and equipment, the related asset cost and accumulated depreciation or amortization are removed from the respective accounts and any gain or loss is reflected in current operations.

Revenue Recognition

The Company applies Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) topic 606, Revenue from Contracts with Customers (ASC 606).  ASC 606 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes all of the existing revenue recognition guidance.  This standard requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  ASC 606 requires us to identify distinct performance obligations.  A performance obligation is a promise in a contract to transfer a distinct good or service to the customer.  When distinct performance obligations exist, the Company allocates the contract transaction price to each distinct performance obligation.  The standalone selling price is used to allocate the transaction price to the separate performance obligations.  The Company recognizes revenue when, or as, the performance obligation is satisfied.

Generally, revenues are recognized at the time of shipment to the customer with the price being fixed and determinable and collectability assured, provided title and risk of loss is transferred to the customer.  Most of our shipping and handling costs are built into the transaction price, but if the customer asks for express shipping, the costs charged to customers are classified as sales, and the shipping and handling costs incurred are included in cost of sales.

The Company recognizes revenue from our main source – e-commerce.  Here is a list of all the sales channels which include email marketing efforts or Amazon.  The Company sell alternative health educational materials to our end using customers.

The Company evaluates the criteria outlined in ASC 606-10-55, Principal versus Agent Considerations, currently we are the principal and have not engaged an agent at this time.  Currently, we have not recognized any revenues under the agent considerations.

Revenue is recognized when, or as, control of a promised merchandise or service is shipped to the customer, in an amount that reflects the consideration to which the Company expects to be entitled in exchange for transferring title of those products or services and are recorded net of and discounts or allowances.  Shipping costs paid by the customer are included in revenue or may be charge on top of the merchandise price.  Merchandise sales are fulfilled with inventory held in our warehouse in Lexington, VA.  Therefore, the Company’s contracts have a single performance obligation (shipment of product).

If the Company receives a request for refund on a customer obligation, the Company will refund the full cost of the obligation due to our money back guarantee, less shipping costs.

Revenue recognition is evaluated through the following five-step process:

1.identification of the contract with a customer;

2.identification off the performance obligations in the contract;

3.determination of the transaction price;

4.allocation of the transaction price to the performance obligations in the contract; and

5.recognition of revenue when or as a performance obligation is satisfied.

These steps are met when an order is received, a price agreed and the product shipped or delivered to that customer.

Concentration

There is no concentration of revenue for the months ended June 30, 2023 and 2022 because the revenue was earned from multiple customers.  In 2023, 75% of our orders were placed in the United States of America, 5% from Canada, 4% from Australia, and 16% from other nations.  In 2022, 78% of our orders were placed in the United States of America, 8% from Canada, 4% Australia and 10% from the rest of the world.

Income Taxes

The Company is registered as a limited liability company in Virginia and is not subject to income taxes but instead are treated as a pass-through entity for federal income taxes.  The Company approved the ongoing payment of quarterly distributions to stockholders, as needed.  Distributions are paid primarily to satisfy the income tax liabilities of the stockholders.  For the period ending June 30, 2023 and 2022, the Company did not pay out any distributions as payment to stockholders.

Recent Accounting Pronouncements

In June 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation”. The update removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. In addition, the update adds an example disclosure in Risks and Uncertainties (Topic 275) to illustrate one way that an entity that has not begun planned principal operations could provide information about the risks and uncertainties related to the company’s current activities. Furthermore, the update removes an exception provided to development stage entities in Consolidations (Topic 810) for determining whether an entity is a variable interest entity-which may change the consolidation analysis, consolidation decision, and disclosure requirements for a company that has an interest in a company in the development stage. The update is effective for the annual reporting periods beginning after December 15, 2014, including interim periods therein. Early application with the first annual reporting period or interim period for which the entity’s financial statements have not yet been issued (Public business entities)

or made available for issuance (other entities). The Company adopted this pronouncement for the year ended December 31, 2021.

In June 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-12, “Compensation – Stock Compensation ( Topic 718 ); Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period”. The amendments in this ASU apply to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718 as it relates to awards with performance conditions that affect vesting to account for such awards. For all entities, the amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. Entities may apply the amendments in this ASU either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. If retrospective transition is adopted, the cumulative effect of applying this Update as of the beginning of the earliest annual period presented in the financial statements should be recognized as an adjustment to the opening retained earnings balance at that date. Additionally, if retrospective transition is adopted, an entity may use hindsight in measuring and recognizing the compensation cost. This updated guidance is not expected to have a material impact on our results of operations, cash flows or financial condition. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In August 2014, the FASB issued Accounting Standards Update “ASU” 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

All other newly issued accounting pronouncements but not yet effective have been deemed either immaterial or not applicable.

NOTE 3 – ACCOUNTS RECEIVABLE

For the months ended June 30, 2023 and 2022, the Company had a balance of $50,518 and $29,525.

NOTE 4 – INVENTORY

For the months ended June 30, 2023 and 2022, the Company had a balance of $210,043 and $163,945.  All inventory is accounted for as finished goods.

NOTE 5 – PREPAID EXPENSES

For the months ended June 30, 2023 and 2022, the Company had a balance of $1,125 and $132,319.  These expenses are made up of pre-paid postage, independent contractor retainers, pre-paid advertising, and pre-paid insurance.

NOTE 6 – PROPERTY AND EQUIPMENT

Depreciation expense for the months ended June 30, 2023 and 2022, was $0 and $0.

NOTE 7 – INTANGIBLES

The Company has been carrying goodwill in the amount of $526,697 since 2009 and is being amortized over a period of 15 years. Amortization expense for the months ended June 30, 2023 and 2022, was $17,557 and $17,557.

NOTE 8 – RELATED PARTY

For the months ended June 30, 2023 and 2022, the Company had a note payable due to a related party.  The note was non-interest bearing.  As of the months ended June 30, 2023 and 2022, the Company had a balance of $87,450 and $0.

NOTE 9 – LEASES

The company leases office space and warehouse facilities under an operating lease that expired in 2021.  We are continuing to lease the facilities on a month-to-month obligation.

Total rent expenses for the months ended June 30, 2023 and 2022 was $13,903 and $12,765.

NOTE 10 – OTHER CURRENT LIABILITIES

Accounts payables consists of all overhead and inventory purchases which are due Net 30.  As of the months ended June 30, 2023 and 2022, the Company had a balance of $15,687 and $16,604.

NOTE 10 – SUBSEQUENT EVENTS

The Company evaluated its June 30, 2023 financial statements for subsequent events through August 7, 2023, the date the financial statements were available to be issued.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Online Publishing & Marketing LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Online Publishing & Marketing LLC as of December 31, 2022 and 2021, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company's auditor since 2022

Lakewood, CO

April 11, 2023

ONLINE PUBLISHING & MARKETING LLC

BALANCE SHEETS

(Audited)

	DECEMBER 31,	DECEMBER 31,
	2022	2021
ASSETS

CURRENT ASSETS
Cash	$111,095	$577,986
Accounts receivable	40,059	47,671
Inventory	217,379	178,818
Prepaid expenses	1,125	59,509
Note receivable - Due from related party	-	-
Total current assets	369,658	863,984

Fixed assets, net of accumulated depreciation of $35,342 and $35,286, respectively	11,224	11,224
Other assets	166,261	-
Goodwill	56,077	91,190
Total other assets	233,562	102,414

TOTAL ASSETS	$603,220	$966,398

LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES
Accounts payable	$108,069	$23,248
Accrued liabilities	180	153
Notes payable - Due from related party	14,068	65,595
Total current and total liabilities	122,317	88,996

STOCKHOLDERS' EQUITY (DEFICIT)
Accumulated deficit	480,903	877,402
Total stockholders' equity (deficit)	480,903	877,402

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$603,220	$966,398

The accompanying notes are an integral part of these audited consolidated financial statements.

ONLINE PUBLISHING & MARKETING LLC

STATEMENT OF OPERATIONS

FOR THE YEAR ENDING DECEMBER 31,

(Audited)

	FOR THE YEAR ENDING
	DECEMBER 31,
	2022	2021

REVENUE
Gross revenue	$528,381	$1,174,094
Less selling fees	(3,254)	(20,935)
Net revenue	525,127	1,153,159

COST OF REVENUE
Cost of goods sold	249,219	37,222
Total cost of revenue	249,219	37,222

GROSS PROFIT	275,908	1,115,937

OPERATING EXPENSES
General and administrative	672,407	1,186,717
Total operating expenses	672,407	1,186,717

OTHER INCOME (EXPENSE)
Interest expense, net of interest income	-	-

Total other income (expense)	-	-

Net gain/(loss) before income tax provision	(396,499)	(70,780)

NET GAIN/(LOSS)	$(396,499)	$(70,780)

The accompanying notes are an integral part of these audited consolidated financial statements.

ONLINE PUBLISHING & MARKETING LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

(Audited)

	FOR THE YEAR
	ENDING
	DECEMBER 31,
	2022	2021
Cash Flows from Operating Activities:
Net Gain/(Loss)	$(396,499)	$(70,780)

Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	26,335	35,189
Gain on sale of asset	-	-
Impairment of goodwill	-	-
Changes in operating assets and liabilities:
Accounts receivable	7,612	2,301
Inventory	(38,561)	31,429
Prepaid expenses	58,384	(57,634)
Accrued interest receivable	-	-
Deposits	-	-
Accounts payable	84,821	(35,557)
Accounts payable - related party	-	-
Accrued liabilities	27	(70)
Accrued interest payable	-	-
Accrued interest payable - related party	-	-
Net Cash used in Operating Activities	(257,881)	(95,122)

Cash Flows from Investing Activities:

Purchase of fixed assets	8,778	(1)
Cash received from sale of asset	-	-
Purchase of note receivable	-	-
Other assets	(166,261)	-
Payments of note receivable	-	-
Cash flows provided by (used in) Investing Activities:	(157,483)	(1)

Cash Flows from Financing Activities:

Proceeds from issuance of common stock	-	-
Proceeds from issuance of convertible debt,	-	-
Payments for repayment of convertible debt	-	-
Proceeds from issuance of noted payable	-	-
Proceeds from issuance of noted payable - related party	-	(34,405)
Payments for repayment of notes payable - related party	(51,527)	-
Distribution payments	-	-
Net Cash provided by Financing Activities	(51,527)	(34,405)

Increase (decrease) in cash	(466,891)	(129,528)
Cash at beginning of period	577,986	707,514
Cash at end of period	$111,095	$577,986

The accompanying notes are an integral part of these audited consolidated financial statements.

ONLINE PUBLISHING & MARKING, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022 and 2021

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Online Publishing & Marketing, LLC (the “Company”) was incorporated in the State of Virginia in 2005 as Online Publishing & Marketing, LLC. The Company is a book/video publishing business specializing in alternative health subjects involving cancer treatments, Alzheimer’s and general health. Sales mainly involve the sale of books on Amazon and several video series dealing with the prevention and treatment of dementia sold online through periodical video launch events.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying audited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements.  Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of the Company’s management, the accompanying audited financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of December 31, 2022 and the results of operations and cash flows for the periods presented. The results of operations for the year ending December 31, 2022 and 2021 are not necessarily indicative of the operating results for the full fiscal year or any future period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

In regards to inventory write-offs and allowances, our Company policy is to review all expiration dates for all our products, at a minimum quarterly.  If a product is within twelve months of expiration we will discuss if this amount of product will be sold within those months.  If we have a surplus of product over the twelve month demand, we will write-off the additional amount during the current reporting period.  If we have any damaged or unsellable inventory items, we will automatically write-off those items in the current month report period.

As for revenue adjustments for discounts, allowances and refunds, we treat each of these items differently.  When it comes to revenue discounts, we will create the invoice for the product sold which will include any discounts given.  These discounts usually happen for a short period of time for sales that we will offer around holidays.  Due to the revenue being recognized once the order has shipped, less any applicable discount, we book this transaction at the net order transaction amount.  In regards to allowances and refunds for revenue adjustments, if we do receive any returned orders, we will directly book those orders as refunds the day we receive the call from the customer requesting the refund.  We will book the credit memo at the full value of the customer original order.

Cash

Cash includes cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Accounts Receivables

Accounts receivables are recorded at the invoice amount and do not bear interest.

Inventory

Inventories consist of alternative health educational materials held for sale in the ordinary course of business. The Company uses the weighted average cost method to value its inventories at the lower of cost and net realizable value. The components of inventory cost include raw materials, labor, and overhead.  Net realizable value is determined using various assumptions with regard to excess or slow-moving inventories, expiration dates, current and future product demand, production planning, and market conditions.  A change in any of these variables could result in an adjustment to inventory.

An allowance has not been created due to most of the Company’s inventory gets sold prior to any expiration date.

	DECEMBER 31,	DECEMBER 31,
	2022	2021
Inventory

Inventory Classes:
Raw Materials	$0	$0
Finished Goods	217,379	178,818
Work in process	0	0
Total inventory	217,379	178,818

Property and Equipment

The Company’s property and equipment are recorded at cost and depreciated using the straight-line and accelerated methods over the useful lives of the assets, generally from five to seven years. Upon sale or disposal of property and equipment, the related asset cost and accumulated depreciation or amortization are removed from the respective accounts and any gain or loss is reflected in current operations.

Revenue Recognition

The Company applies Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) topic 606, Revenue from Contracts with Customers (ASC 606).  ASC 606 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes all of the existing revenue recognition guidance.  This standard requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  ASC 606 requires us to identify distinct performance obligations.  A performance obligation is a promise in a contract to transfer a distinct good or service to the customer.  When distinct performance obligations exist, the Company allocates the contract transaction price to each distinct performance obligation.  The standalone selling price is used to allocate the transaction price to the separate performance obligations.  The Company recognizes revenue when, or as, the performance obligation is satisfied.

Generally, revenues are recognized at the time of shipment to the customer with the price being fixed and determinable and collectability assured, provided title and risk of loss is transferred to the customer.  Most of our shipping and handling costs are built into the transaction price, but if the customer asks for express shipping, the costs charged to customers are classified as sales, and the shipping and handling costs incurred are included in cost of sales.

The Company recognizes revenue from our main source – e-commerce.  Here is a list of all the sales channels which include email marketing efforts or Amazon..  The Company sell alternative health educational materials to our end using customers.

The Company evaluates the criteria outlined in ASC 606-10-55, Principal versus Agent Considerations, currently we are the principal and have not engaged an agent at this time.  Currently, we have not recognized any revenues under the agent considerations.

Revenue is recognized when, or as, control of a promised merchandise or service is shipped to the customer, in an amount that reflects the consideration to which the Company expects to be entitled in exchange for transferring title of those products or services and are recorded net of and discounts or allowances.  Shipping costs paid by the customer are included in revenue or may be charge on top of the merchandise price.  Merchandise sales are fulfilled with inventory held in our warehouse in Lexington, VA.  Therefore, the Company’s contracts have a single performance obligation (shipment of product).

If the Company receives a request for refund on a customer obligation, the Company will refund the full cost of the obligation due to our money back guarantee, less shipping costs.

Revenue recognition is evaluated through the following five-step process:

1.identification of the contract with a customer;

2.identification off the performance obligations in the contract;

3.determination of the transaction price;

4.allocation of the transaction price to the performance obligations in the contract; and

5.recognition of revenue when or as a performance obligation is satisfied.

These steps are met when an order is received, a price agreed and the product shipped or delivered to that customer.

Concentration

There is no concentration of revenue for the year ended December 31, 2022 and 2021 because the revenue was earned from multiple customers.  In 2022, 78% of our orders were placed in the United States of America, 8% from Canada, 4% from Australia, and 10% from other nations.  In 2021, 92 % of our orders were placed in the United States of America, 3% from Canada, and 5% from the rest of the world.

Income Taxes

The Company is registered as a limited liability company in Virginia and is not subject to income taxes but instead are treated as a pass-through entity for federal income taxes.  The Company approved the ongoing payment of quarterly distributions to stockholders, as needed.  Distributions are paid primarily to satisfy the income tax liabilities of the stockholders.  For the period ending December 31, 2022 and 2021, the Company did not pay out any distributions as payment to stockholders.

Recent Accounting Pronouncements

In June 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation”. The update removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. In addition, the update adds an example disclosure in Risks and Uncertainties (Topic 275) to illustrate one way that an entity that has not begun planned principal operations could provide information about the risks and uncertainties related to the company’s current activities. Furthermore, the update removes an exception provided to development stage entities in Consolidations (Topic 810) for determining whether an entity is a variable interest entity-which may change the consolidation analysis, consolidation decision, and disclosure requirements for a company that has an interest in a company in the development stage. The update is effective for the annual reporting periods beginning after December 15, 2014, including interim periods therein. Early application with the first annual reporting period or interim period for which the entity’s financial statements have not yet been issued (Public business entities) or made available for issuance (other entities). The Company adopted this pronouncement for the year ended December 31, 2014.

In June 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-12, “Compensation – Stock Compensation ( Topic 718 ); Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period”. The amendments in this ASU apply to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718 as it relates to awards with performance conditions that affect vesting to account for such awards. For all entities, the amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. Entities may apply the amendments in this ASU either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. If retrospective transition is adopted, the cumulative effect of applying this Update as of the beginning of the earliest annual period presented in the financial statements should be recognized as an adjustment to the opening retained earnings balance at that date. Additionally, if retrospective transition is adopted, an entity may use hindsight in measuring and recognizing the compensation cost. This updated guidance is not expected to have a material impact on our results of operations, cash flows or financial condition. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In August 2014, the FASB issued Accounting Standards Update “ASU” 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

All other newly issued accounting pronouncements but not yet effective have been deemed either immaterial or not applicable.

NOTE 3 – ACCOUNTS RECEIVABLE

For the year ended December 31, 2022 and 2021, the Company had a balance of $40,059 and $47,671.

NOTE 4 – INVENTORY

For the year ended December 31, 2022 and 2021, the Company had a balance of $217,379 and $178,818.  All inventory is accounted for as finished goods.

NOTE 5 – PREPAID EXPENSES

For the year ended December 31, 2022 and 2021, the Company had a balance of $1,125 and $59,509.  These expenses are made up of pre-paid postage, independent contractor retainers, pre-paid advertising, and pre-paid insurance.

NOTE 6 – PROPERTY AND EQUIPMENT

Depreciation expense for the year ended December 31, 2022 and 2021, was $0 and $57.

NOTE 7 – INTANGIBLES

The Company has been carrying goodwill in the amount of $526,697 since 2009 and is being amortized over a period of 15 years. Amortization expense for the year ended December 31, 2022 and 2021, was $35,113 and $35,132.

NOTE 8 – RELATED PARTY

For the year ended December 31, 2022 and 2021, the Company had a note payable due to a related party.  The note was non-interest bearing.  As of the year ended December 31, 2022 and 2021, the Company had a balance of $14,068 and $65,595.

NOTE 9 – LEASES

The company leases office space and warehouse facilities under an operating lease that expired in 2021.  We are continuing to lease the facilities on a month-to-month obligation.

Total rent expenses for the months ended December 31, 2022 and 2021 was $25,530 and $25,530.

NOTE 10 – OTHER CURRENT LIABILITIES

Accounts payables consists of all overhead and inventory purchases which are due Net 30.  As of the year ended December 31, 2022 and 2021, the Company had a balance of $108,249 and $23,401.

NOTE 10 – SUBSEQUENT EVENTS

COVID-19

On March 11, 2020, the World Health Organization declared the novel strain of coronavirus (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. The Company is monitoring this closely, and although operations have not been materially affected by the coronavirus outbreak to date, the ultimate severity of the outbreak is uncertain. Further the uncertain nature of its spread globally may impact our business operations resulting from quarantines of employees, customers, and third-party service providers. At this time, the Company is unable to estimate the impact of this event on its operations.

On January 13, 2023 the Company entered into definitive agreement to sell Online Publishing and Marketing and its nutraceutical manufacturer affiliate, Hyperion.  The total purchase price for the acquisitions will be $1,750,000 in cash, $1,300,000 in the form of secured promissory notes, and $1,250,000 worth of our common stock.

The Company evaluated its December 31, 2022 financial statements for subsequent events through January 24, 2023, the date the financial statements were available to be issued.

Unaudited Pro Forma Condensed Combined Financial Statements

Pursuant to a Reorganization and Acquisition Agreement (“Exchange Agreement”) dated January 6, 2023, Health Extracts, Incorporated (“HYEX”) has come into an agreement to acquire 100% ownership interest in Hyperion, LLC (“HYP”), a Virginia limited liability company and Online Publishing and Marketing, LLC (“OPM”), a Virginia limited liability company, in exchange for $3,050,000 in cash and the issuance of $1,250,000 in shares of Health Extracts’ common stock (approximately 192,901 shares valued at $6.48), to the former owner of HYP and OPM, resulting in HYP and OPM becoming a wholly-owned subsidiary of the Company.  Once the funding for the acquisition has been obtained, the Company will move forward with the agreed upon purchase.

For financial accounting purposes, the acquisition of HYP and OPM by HYEX (referred to as the “Merger”) was valued under the purchase price method. Accordingly, financial statements presented following the Merger will be viewed as being fairly valued as of January 1, 2022, and represent the operations of HYEX prior to the Merger. The Company’s will continue to operating under the names Green Valley Natural Solutions and Online Publishing and Marketing, LLC.

Prior to the Merger, all the companies involved had fiscal year ends of December 31, respectively. All of the accompanying unaudited pro forma condensed combined financial statements will be prepared based on a December 31 year end, while the period ending of June 30, 2023 has been prepared as unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet as of June 30, 2023 combines the historical consolidated balance sheets of HYP, OPM and HYEX, giving effect to the Merger as if it had been consummated on Juen 30, 2023. The unaudited pro forma condensed combined statement of operations for the period ended June 30, 2023 and December 31, 2022 combines the historical consolidated statements of income of HYP, OMP, and HYEX, giving effect to the Merger as if it had occurred on January 1, 2022. The unaudited pro forma combined financial data should be read in connection with the notes to these unaudited pro forma condensed combined financial statements and the following:

•HYEX’s separate historical unaudited consolidated financial statements and the related notes months ended June 30, 2023;

•HYEX’s separate historical consolidated financial statements and the related notes months ended December 31, 2022;

•Hyperion’s separate historical unaudited consolidated financial statements and related notes as of and for the months ended June 30, 2023.

•Hyperion’s separate historical consolidated financial statements and related notes as of and for the months ended December 31, 2022.

•OP&M’s separate historical unaudited consolidated financial statements and the related notes for the months ended June 30, 2023;

•OP&M’s separate historical consolidated financial statements and the related notes for the months ended December 31, 2022;

The unaudited pro forma condensed combined financial statements included herein have been prepared for informational purposes only and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) have been condensed or omitted pursuant to such rules and regulations.  The pro forma financial statements reflect all transaction accounting adjustments required by Rule 11-02(a)(6)(i); however, management believes that the disclosures are adequate to make the information presented not misleading.

The unaudited pro forma adjustments represent management’s estimates based on information available at this time. The unaudited pro forma combined financial statements are not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated. In addition, the unaudited pro forma combined financial statements do not purport to project the future financial position or operating results of the consolidated company. The unaudited pro forma combined financial statements do not give consideration to the impact of possible revenue enhancements, expense efficiencies, future underwriting decisions or changes in the book of business that may result from the acquisition.

PRO FORMA CONDENSED
COMBINED BALANCE SHEETS
(Unaudited)
AS OF JUNE 30, 2023

	HISTORICAL			PRO FORMA
	HYEX	HYPERION	OP&M	ADJUSTMENTS	COMBINED
ASSETS

CURRENT ASSETS
Cash	$92,501	$1,073,214	$27,742	$5,042,164	$6,235,621	(a), (b), (c),(d), (o),(p)
Accounts receivable	114,900	11,958	50,518	-	177,376
Inventory	1,464,625	459,528	210,043	-	2,134,196
Prepaid expenses	-	20,464	1,125	-	21,589
Right of use asset, net	100,623	-	-	-	100,623
Note receivable	34,500	87,450	-	(87,450)	34,500	(l)
Total current assets	1,807,149	1,652,614	289,428	4,954,714	8,703,905

Property and equipment, net	4,403	53,536	11,223	-	69,162
Patents/Trademarks	521,881	-	-	-	521,881
Prepaid Acquisition Costs	118,632	-	-	-	-
Other assets	16,890	-	166,261	-	183,151
Goodwill, net	193,260	-	38,520	3,493,193	3,724,973	(f)
Total other assets	855,065	53,536	216,004	3,493,193	4,460,646

TOTAL ASSETS	$2,662,214	$1,706,150	$505,432	$8,447,907	$13,321,703

LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES
Accounts payable	$112,326	$352,078	$15,673	$-	$480,077
Accrued liabilities	28,672	48,604	14	-	77,290
Lease liabilities - current	56,139	-	-	-	56,139
Lease liabilities - long-term	47,409	-	-	-	47,409
Notes payable	427,359	-	-	-	427,359
Notes payable - related party	866	-	87,450	(87,450)	866	(l)
Convertible debt	595,638	-	-	-	595,638
Accrued interest payable	39,942	-	-	-	39,942
Derivative liabilities	173,069	-	-	-	173,069
Total current and total liabilities	1,481,418	400,682	103,137	(87,450)	1,897,787

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock	-	-	-	-	-
Common stock	345,492	-	-	1,736	347,229	(d), (g)
Additional paid-in capital	18,608,436	-	-	10,241,384	28,849,820	(d), (g), (o), (p)
Accumulated deficit	(17,773,134)	1,305,468	402,295	(1,707,763)	(17,773,134)	(h)
Total stockholders' equity (deficit)	1,180,795	1,305,468	402,295	8,535,357	11,423,915

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$2,662,214	$1,706,150	$505,432	$8,447,907	$13,321,703

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Please see the attached adjustment schedule for more details on the adjustments made to the pro forma statements.

PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS
(Unaudited)
FOR THE SIX MONTH ENDING JUNE 30, 2023

	HISTORICAL				PRO FORMA
	HYEX		HYPERION	OP&M	ADJUSTMENTS	COMBINED

REVENUE
Gross revenue, net	$614,943		$4,938,564	$251,790	$(73,383)	$5,731,915	(k)
Net revenue	614,943		4,938,564	251,790	(73,383)	5,731,915

COST OF REVENUE
Cost of goods sold	320,724		1,890,065	53,752	-	2,264,541
Written off inventory	16,378		-	-	-	16,378
Total cost of revenue	337,102		1,890,065	53,752	-	2,280,919

GROSS PROFIT	277,841		3,048,499	198,038	(73,383)	3,450,995

OPERATING EXPENSES
General and administrative	683,029		3,203,910	277,896	(73,383)	4,091,453	(k)
Impairment of assets	-		-	-	-	-
Total operating expenses	683,029		3,203,910	277,896	101,897	4,266,733

OTHER INCOME (EXPENSE)
Interest expense, net of interest income	(89,060)		3,733	-	-	(85,327)
Change in fair value on derivative	(84,908)		-	-	-	(84,908)
Miscellaneous Income	-		-	1,250	-	1,250

Total other income (expense)	(173,968)		3,733	1,250	-	(168,985)

Net gain/(loss) before income tax provision	(579,157)		(151,678)	(78,608)	-	(809,443)

NET GAIN/(LOSS)	$(579,157)		$(151,678)	$(78,608)	$-	$(809,443)

Loss per share - basic and diluted	$(0.201)					$(0.175)

Weighted average number of shares outstanding
Basic and diluted	2,879,104	*				4,614,257	*

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Please see the attached adjustment schedule for more details on the adjustments made to the pro forma statements.

PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS
(Unaudited)
FOR THE YEAR ENDED DECEMBER 31, 2022

	HISTORICAL				PRO FORMA
	HYEX		HYPERION	OP&M	ADJUSTMENTS	COMBINED

REVENUE
Gross revenue, net	$2,251,469		$10,282,153	$525,127	$(145,795)	$12,912,954	(i)
Net revenue	2,251,469		10,282,153	525,127	(145,795)	12,912,954

COST OF REVENUE
Cost of goods sold	783,141		3,937,084	249,219		4,969,444
Written off inventory	96,811		-	-		96,811
Total cost of revenue	879,951		3,937,084	249,219	-	5,066,254

GROSS PROFIT	1,371,517		6,345,069	275,908	(145,795)	7,846,699

OPERATING EXPENSES
General and administrative	2,283,107		5,850,762	672,407	(145,795)	8,660,481	(i),
Impairment of assets	-		-	-		-
Total operating expenses	2,283,107		5,850,762	672,407	(145,795)	8,660,481

OTHER INCOME (EXPENSE)
Interest expense, net of interest income	(64,690)		2,135	-		(62,555)
Change in fair value on derivative	(9,484)		-	-		(9,484)
Miscellaneous Income	-		-	-		-
SBA loan forgiveness	-		-	-		-
Gain on sale of asset	2,643		22,000	-		24,643

Total other income (expense)	(71,531)		24,135	-	-	(47,396)

Net gain/(loss) before income tax provision	(983,121)		518,442	(396,499)	-	(861,178)

NET GAIN/(LOSS)	$(983,121)		$518,442	$(396,499)	$-	$(861,178)

Loss per share - basic and diluted	$(0.344)					$(0.19)

Weighted average number of shares outstanding
Basic and diluted	2,854,290	*				4,543,153	*

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Please see the attached adjustment schedule for more details on the adjustments made to the pro forma statements.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

Pursuant to a Reorganization and Acquisition Agreement (“Exchange Agreement”) dated January 6, 2023, Health Extracts, Incorporated (“HYEX”) has come into an agreement to acquire 100% ownership interest in Hyperion, LLC (“HYP”), a Virginia limited liability company and Online Publishing and Marketing, LLC (“OPM”), a Virginia limited liability company, in exchange for $3,050,000 in cash and the issuance of $1,250,000 in shares of Health Extracts’ common stock (approximately 192,901 shares valued at $6.48), to the former owner of HYP and OPM, resulting in HYP and OPM becoming a wholly-owned subsidiary of the Company.  Once the funding for the acquisition has been obtained, the Company will move forward with the agreed upon purchase.

For financial accounting purposes, the acquisition of HYP and OPM by HYEX (referred to as the “Merger”) was valued under the purchase price method. Accordingly, financial statements presented following the Merger will be viewed as being fairly valued as of January 1, 2022, and represent the operations of HYEX prior to the Merger. The Company’s will continue to operating under the names Green Valley Natural Solutions and Online Publishing and Marketing, LLC.  See Note 2 for further discussion.

The unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and operations of the combined company based upon the historical financial statements of HYP, OPM, and HYEX, after giving effect to the Merger and adjustments described in the following footnotes, and are intended to reflect the impact of the Merger on a pro forma basis. The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only.

The accompanying unaudited pro forma condensed combined balance sheet at June 30, 2023 combines the historical consolidated balance sheets of HYP, OPM, and HYEX, giving effect to the Merger as if it had been consummated on June 30, 2023. The unaudited pro forma condensed combined statement of operations for the period ended June 30, 2023 combines the historical consolidated statements of operations of HYP, OPM, and HYEX, giving effect to the Merger as if it had occurred on January 1, 2022. Prior to the Merger, HYP, OPM, and HYEX, had fiscal year ends of December 31, respectively. As of the Merger date, the Company kept December 31 as its fiscal year end.

Note 2 - Merger

HYEX, will be acquiring 100% ownership interest in HYP and OPM in exchange for $3,050,000 in cash and the issuance of $1,250,000 in shares of Health Extracts’ common stock (approximately 192,901 shares valued at $6.48), to the former owner of HYP and OPM, resulting in HYP and OPM becoming a wholly-owned subsidiary of the Company.

The preliminary purchase price for the Acquired Businesses have been allocated to the assets acquired and liabilities assumed for purposes of this pro forma financial information based on their estimated relative fair values. The purchase price allocations herein are preliminary. The final purchase price allocations for the Acquired Businesses will be determined after completion of a thorough analysis to determine the fair value of all assets acquired and liabilities assumed but in No event later than one year following completion of the Acquisitions. Accordingly, the final acquisition accounting adjustments could differ materially from the accounting adjustments included in the pro forma financial statements presented herein. Any increase or decrease in the fair value of the assets acquired and liabilities assumed, as compared to the information shown herein, could also change the portion of purchase price allocable to goodwill and could impact the operating results of the Company following the acquisition due to differences in purchase price allocation, depreciation and amortization related to some of these assets and liabilities.

HYP and OPM Preliminary Purchase Price Allocation

The acquisition of HYP and OPM is being accounted for as a business combination under Financial Accounting Standards Board Accounting Standards Codification (ASC) 805.  The following information summarizes the provisional purchase consideration and preliminary allocation of the fair values assigned to the assets at the purchase date:

Preliminary Purchase Price Allocation Based On Estimated Fair Values Of The Net Assets Acquired
June 30, 2023
Purchase consideration
Cash consideration paid	$ 1,750,000
Cash placed in escrow for purchase of the company’s	1,300,000
Common stock shares issued	1,250,000
Total Purchase Consideration	$ 4,300,000

Purchase price allocation
Cash	$ 200,000
Accounts receivables	62,476
Inventory	669,571
Prepaid expenses	21,589
Property and equipment, net	64,759
Other assets	166,261
Goodwill - $38,520 – to be written-off once purchased	38,520
Accounts payable	(367,751)
Accrued Liabilities	(48,618)
Goodwill	(3,493,193)
Net assets acquired	$ 4,300,000

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the accompanying pro forma balance sheets and statements of operations. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of long-lived assets, (2) changes in the allocation of purchase consideration in excess of fair value to separately identifiable intangible assets and (3) other changes to assets and liabilities.

Note 3 - Pro Forma Adjustments

Pro forma adjustments are necessary to reflect events that are transaction accounting adjustments. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

For the six months ended June 30, 2023
Cash:
(a)	This adjustment reflects the cash withdrawn - per the purchase agreement. Total of 1,100,956 of cash withdrawn	(1,100,956)
(b)	This adjustment reflects the cash deposited - per the purchase agreement. Total of 200,000 of cash deposited	200,000
(c)	This adjustment reflects the cash paid to the sellers of $1,750,000, along with the $1,300,000 that will be placed in escrow with a 3rd party - due to the sellers in 12 months once the purchase is finalized.	(3,050,000)
(d)	This adjustment reflects the $10,000,000 in proceeds received from selling 1,543,210 shares of common stock at $6.48 per share.	10,000,000
(o)	Offering estimated costs – paid with cash.	(800,000)
(p)	Estimated offering costs - legal, accounting, consulting and other advisory fees. - Paid with cash	(206,880)
		$ 5,042,164

For the six months ended June 30, 2023
Goodwill:
(f) This adjustment reflects the total fair value paid for Hyperion and OP&M less the agreed purchase price, per the purchase agreement.	3,493,193
Total of adjustments to goodwill:	$ 3,493,193

For the six months ended June 30, 2023
Common Stock & APIC:
(g)	This adjustment reflects the 192,901 shares of common stock at $6.48 per share at a par value of $0.001 given to the sellers of Hyperion and OP&M to satisfy the $1,250,000 value in common stock per the purchase agreement. Common stock of $193 and APIC of $1,249,807.	1,250,000
(d)	This adjustment reflects the 1,543,210 shares of common stock sold to receive the $10,000,000 in proceeds at $6.48 per share at a par value of $0.001. Common stock of $1,543.00 and APIC of $9,998,457.	10,000,000
(o)	Offering costs (8% of proceeds raised)	(800,000)
(p)	Anticipated closing costs - legal, accounting, consulting and other advisory fees. - Paid with cash	(206,880)
	Total of adjustments to common stock & APIC:	$ 10,243,120

For the six months ended June 30, 2023
Accumulated deficit:
(h)	This adjustment reflects the removal of Hyperion accumulated deficit of $1,305,468.	(1,305,468)
(h)	This adjustment reflects the removal of OP&M's accumulated deficit of $402,295.	(402,295)

	Total of adjustments to accumulated deficit:	$ (1,707,763)

For the year ended December 31, 2022
Removal of intercompany transactions:
(i) This adjustment reflects the removal of the revenue and expense for marketing revenue/costs related to intercompany transactions - no profit generated between the two companies.	(145,795)
Total of adjustments to intercompany transactions:	$ (145,795)

For the six months ended June 30, 2023
Removal of intercompany transactions:
(l) This adjustment reflects the removal of the note receivable between Hyperion and OP&M.	87,450
Total of adjustments to intercompany transactions:	$ 87,450

For the six months ended June 30, 2023
General and administrative:
(k) This adjustment reflects the removal of the revenue and expense for marketing revenue/costs related to intercompany transactions - no profit generated between the two companies.	(73,383)
Total of adjustments of general and administrative expense:	$ (73,383)

Note 4 –Loss per Share

Basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.  The shares issued totaling 1,543,210 and 192,901 are viewed as outstanding as of January 1, 2022 and the weighted-average number of common shares outstanding are reflected on the Statement of Operations.

The combined entity’s financial statements are prepared as if the transaction had been completed at the beginning of the period. The net loss and shares used in computing the net income loss per share for the period ended June 30, 2023 is based on weighted average common shares outstanding during the period. The effect of the additional shares of common stock issued as part of the Merger has been included for purposes of presenting pro forma net loss per share.

You may rely on the information contained in this prospectus.  Neither we have not the underwriters authorized anyone to provide information different from that contained in this prospectus.  Neither the delivery of this prospectus nor sale of common stock means that information contained in this prospectus is correct after the date of this prospectus.  This prospectus is not an offer to sell or a solicitation of an offer to buy these shares of the common stock in any circumstances under which the offer or solicitation is unlawful.

Through and including [•], 2023 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

HEALTHY EXTRACTS INC.

1,543,210 SHARES

COMMON STOCK

————————-

PROSPECTUS

————————-

[•], 2023

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than the underwriting discounts, payable by the registrant in connection with the sale of our securities being registered. The estimated expenses of issuance and distribution are set forth below:

Registration Fees	Approximately	$1,350
FINRA filing fee	Approximately	5,000
Nasdaq listing fee	Approximately	50,000
Transfer Agent Fees	Approximately	1,500
Costs of Printing and Engraving	Approximately	5,000
Legal Fees	Approximately	30,000
Accounting and Audit Fees	Approximately	30,000
Total		$122,850

ITEM 14.INDEMNIFICATION OF DIRECTORS AND OFFICERS

Each of our officers and directors is a party to an Indemnification Agreement with the Company that provides for indemnification to the fullest extent permitted under applicable law.

Section 78.751 of the General Corporation Law of the State of Nevada states that the articles of incorporation of a Nevada corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition. It further states that indemnification does not exclude any other rights that an officer or director may have pursuant to the articles, bylaws, shareholders agreement or otherwise, and that it continues for a person who has ceased to be a director, officer, or employee of the company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15.RECENT SALES OF UNREGISTERED SECURITIES

The following is a list of unregistered sales of equity securities issued by the Company from January 1, 2020 through the date hereof. All share amounts reflect the anticipated 1-for-120 reverse stock split of our outstanding shares of Common Stock.

Note Conversion Agreements and Advance Conversion Agreements

Effective April 13, 2020, we entered into a total of eighteen (18) agreements (16 Note Conversion Agreements and 2 Advance Conversion Agreements) whereby an aggregate of $1,508,407.84 in outstanding principal and accrued interest was converted into an aggregate of 327,074 shares of our common stock. The conversion price was either $3.60 per share or $6.00 per share, depending on the individual agreement. The conversions included notes and advances held by our officers and directors and our largest shareholder, as follows:

Name	Aggregate Principal and Interest	Aggregate Shares
Jay W. Decker	$1,282,231.11	278,484
William Bossung	$65,677.84	18,243
First Capital Properties LLC	$16,180.00	4,494
Shelton S. Decker	$33,717.78	6,518
Logan B. Decker	$33,717.78	6,518
Kevin Pitts	$51,255.56	8,543
Innovation Group Holdings, LLC	$25,627.78	4,271

The shares of common stock issued pursuant to the Note Conversion Agreements and the Advance Conversion Agreements were offered and sold in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The investors have acquired the securities for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The securities were not issued through any general solicitation or advertisement.

Securities Purchase Agreements

On October 15, 2020, we entered into four (4) Securities Purchase Agreements to document transactions prior to September 30, 2020 whereby we sold and issued 49,167 shares of our common stock at $6.00 per share for aggregate consideration of $295,000. The purchasers included our officers and directors and our largest shareholder, as follows:

Name	Aggregate Principal and Interest	Aggregate Shares
Jay W. Decker	$100,000	16,667
Shelton S. Decker	$50,000	8,334
Logan B. Decker	$50,000	8,334
Dr. Gerald Haase	$95,000	15,834
Total	$295,000	49,167

The shares of common stock issued pursuant to the Securities Purchase Agreements were offered and sold in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The investors have acquired the securities for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The securities were not issued through any general solicitation or advertisement.

Note Conversion Agreements

Effective September 2, 2020, we entered into five (5) Note Conversion Agreements whereby an aggregate of $1,791,382.56 in outstanding principal and accrued interest was converted into an aggregate of 298,564 shares of our common stock. The conversion price was $6.00 per share. The conversions included a note held by our largest shareholder, as follows:

Name:	No. of Shares
Jay W. Decker	256,125
Genuine Partners	14,105
Dan Bishop	18,334
James Knox	8,334
Matthew Dee Grabau	1,667
Total	298,564

The shares of common stock issued pursuant to the Note Conversion Agreements were offered and sold in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The investors have acquired the securities for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The securities were not issued through any general solicitation or advertisement.

Note and Warrants

On March 18, 2021, we entered into a Securities Purchase Agreement whereby we issued a Promissory Note in the principal amount of $340,000. The Note has an original issue discount of $20,000, a maturity date of one year, and bears interest at the rate of ten percent (10%) per annum. We received a net amount of $320,000, minus expenses, upon issuance of the Note. We can prepay the Note at any time without penalty. If we have not previously prepaid the Note, after 180 days the holder may convert the Note, in whole or in part, into our common stock at a conversion price of $6.00 per share. As additional consideration, we issued an aggregate of 10,000 shares of our common stock to the note holder. If we prepay the Note in 180 days or less, 5,000 of the shares will be returned to us without additional consideration.

On March 18, 2021, we issued 22,625 shares of common stock, restricted in accordance with Rule 144, to two (2) shareholders for services rendered.

The note, warrants, and common stock were offered and sold in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The investors have acquired the securities for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The securities were not issued through any general solicitation or advertisement.

Notes and Warrants

From May through September 2021, we issued convertible promissory notes with an aggregate face value of $625,000, plus warrants to acquire an aggregate of 52,083 shares of our common stock, to a total of twenty (20) investors. The notes are convertible into our common stock at the election of the holder at $6.00 per share. The warrants are exercisable for a period of five (5) years at $9.00 per share. In connection with the sale of the notes and warrants to U.S. investors, HP Securities, Inc. or its affiliates was paid ten percent (10%) of the offering proceeds from investors introduced by them in cash, and issued 8,334 shares of our common stock and warrants to acquire 834 shares of our common stock at an exercise price of $6.00 per share; Carter Terry & Co was issued 1,481 shares of our common stock.

The note, warrants, and common stock were offered and sold in reliance on an exemption from registration pursuant to Rule 506(b) of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. The investors have acquired the securities for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The securities were not issued through any general solicitation or advertisement.

Note

On May 25, 2022, we entered into a Securities Purchase Agreement with a single purchaser, whereby we sold to the purchaser a Convertible Promissory Note in the principal amount of $154,000. The Note contained an original issue discount of 10%, and thus the proceeds to us were $138,600. The Note bears interest at a rate of ten percent (10%) per annum, has a maturity date of August 5, 2023, and is payable in equal monthly installments of $14,488.49 per month beginning on October 5, 2022. The Note is convertible into our common stock at the election of the holder at $6.00 per share.

The proceeds from the sale of the Note were used to satisfy all but $17,000 of our obligations to Jay Decker pursuant to a previously issued promissory note to benefit from terms that our management believes are more favorable to the Company.

Common Stock

On April 22, 2022, April 25, 2022, and May 19, 2022, we issued an aggregate of 53,334 shares of our common stock to four parties in exchange for services. The issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, there was no solicitation involved in the offerings, and the parties were all accredited.

Note Conversion

On June 24, 2022, we entered into a Note Conversion Agreement with Jay Decker whereby Decker converted $17,000 in principal and $31.07 in interest on an outstanding convertible note into 2,838 shares of our common stock at a conversion price of $6.00 per share.

Common Stock

On September 13, 2022, we issued an aggregate of 2,834 shares of our common stock to two parties in exchange for services. The issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, there was no solicitation involved in the offerings, and the parties were either sophisticated or accredited.

Restricted Stock Units and Restricted Stock Awards

On December 26, 2022, we approved the Healthy Extracts Inc. 2022 Equity Incentive Plan and set aside 4,334 shares of our common stock for issuance thereunder.  On December 26, 2022, we approved the grant of a total of 133,125 Restricted Stock Units on April 28, 2023 at $1.20 per share, and the grant of 300,000 Restricted Stock Awards upon our uplisting with a strike price of $0.00 to $1.20 to a total of sixteen (16) individuals.

The issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, there was no solicitation involved in the offerings, and the parties were either sophisticated or accredited.

Convertible Notes and Warrants

On January 24, 2023, we entered into a Securities Purchase Agreement for the sale of convertible notes in the aggregate principal amount of $388,888, and warrants to acquire 61,847 shares of our common stock at an exercise price of $5.64 per share, to two investors. The Notes contained an original issue discount of 10%, and thus the proceeds to us was $350,000. The Notes do not bear interest unless we are in default, have a maturity date of October 24, 2023, and all amounts are payable on the maturity date. The Notes are convertible into our common stock at the election of the holder at means ninety percent (90%) of the lowest VWAP of our common stock for the five (5) consecutive Trading Days immediately preceding the date of the issuance of a Conversion Election.

The issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, there was no solicitation involved in the offerings, and the parties were either sophisticated or accredited.

ITEM 16.EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)The exhibits listed on the Exhibit Index at the end of this Registration Statement are incorporated herein and filed as part of this registration statement.

(b)Financial Statement Schedules.

No financial statement schedules have been provided because the information is not required or is shown either in the financial statements or the notes thereto.

ITEM 17.UNDERTAKINGS

A.Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-K) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(i)The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that:

(i)For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 6 to the registrant’s registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of Nevada.

Healthy Extracts Inc.

Dated: October 6, 2023	/s/ Kevin “Duke” Pitts
By:Kevin “Duke” Pitts
Its:President

Dated: October 6, 2023	/s/ Robert Madden
By:Robert Madden
Its:Chief Financial Officer, Secretary, and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: October 6, 2023	/s/ Kevin “Duke” Pitts
Name:Kevin “Duke” Pitts Title:President and Director

Dated: October 6, 2023	/s/ Kevin “Duke” Pitts, Attorney in Fact
Name:William Bossung Title:Director

Dated: October 6, 2023	/s/ Kevin “Duke” Pitts, Attorney in Fact
Name:Bill Croyle Title:Director

EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Underwriting Agreement

3.1 (11)	Articles of Incorporation of Grey Cloak Tech Inc.

3.2 (11)	Certificate of Amendment of Articles of Incorporation

3.3 (1)	Bylaws of Grey Cloak Tech Inc.

5.1**	Opinion of Clyde Snow & Sessions, PC

10.1 (11)	Supply Agreement with H&AD S.r.L. dated January 1, 2019, as amended

10.2 (3)	Share Exchange Agreement dated February 4, 2019 by and among Grey Cloak Tech Inc., BergaMet NA, LLC, and the Members of BergaMet

10.3 (4)	Independent Contractor Agreement by and between the Company and Kevin “Duke” Pitts, dated October 1, 2019

10.4 (5)	Share Exchange Agreement with Ultimate Brain Nutrients, LLC and its members

10.5 (6)	Securities Purchase Agreement dated March 18, 2021

10.6 (6)	Promissory Note dated March 18, 2021

10.7 (11)	Licensing Agreement with Gelteq Ptd Ltd.

10.8 (12)	Private Label Agreement with Whitney Johns, Inc. dated October 11, 2021

10.9 (11)	Lease Agreement for warehouse and distribution facility dated January 20, 2022

10.10 (7)	Common Stock Purchase Warrant dated February 10, 2022

10.11 (7)	Promissory Note dated February 22, 2022

10.12 (8)	Securities Purchase Agreement dated May 25, 2022

10.13 (8)	Convertible Promissory Note dated May 25, 2022

10.14 (11)	Consulting Agreement with Robert Madden

10.15 (9)	Loan Agreement with Amazon Capital Services, Inc. entered into on October 7, 2022

10.16 (10)	Acquisition Agreement with Hyperion, L.L.C. and Online Publishing & Marketing, LLC dated January 13, 2023

10.17 (10)	Securities Purchase Agreement dated January 24, 2023

10.18 (10)	10% OID Promissory Note dated January 24, 2023

10.19 (10)	Common Stock Purchase Warrant dated January 24, 2023

10.20**	Form of Underwriter’s Warrant

14.1 (11)	Code of Ethics

23.1*	Consent of BF Borgers CPA PC, independent registered public accounting firm

23.2**	Consent of Clyde Snow & Sessions, PC (included in Exhibit 5.1)

24.1 (11)	Power of Attorney (included on the signature page of the initial filing of this Registration Statement)

101.INS	XBRL Instance Document

101.SCH	XBRL Schema Document

101.CAL	XBRL Calculation Linkbase Document

101.DEF	XBRL Definition Linkbase Document

101.LAB	XBRL Labels Linkbase Document

101.PRE	XBRL Presentation Linkbase Document

107*	Filing Fee Table

* Filed herewith

**To be filed by amendment

(1)	Incorporated by reference from our Registration Statement on Form S-1 dated and filed with the Commission on March 6, 2015.

(2)	Incorporated by reference from our Annual Report on Form 10-K dated and filed with the Commission on February 19, 2021.

(3)	Incorporated by reference from our Quarterly Report on Form 10-Q dated and filed with the Commission on May 28, 2020.

(4)	Incorporated by reference from our Regulation A Offering Statement on Form 1-A dated and filed with the Commission on May 7, 2021.

(5)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on April 8, 2020

(6)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on March 19, 2021

(7)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on March 2, 2022.

(8)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on June 7, 2022.

(9)	Incorporated by reference from our Quarterly Report on Form 10-Q dated and filed with the Commission on November 8, 2022.

(10)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on January 26, 2023.

(11)	Previously filed.

(12)	Incorporated by reference from our Annual Report on Form 10-K filed with the Commission on March 31, 2023.